As filed with the U.S. Securities and Exchange Commission on July 23, 2021

Registration No. 333-257300

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to
FORM S-1
Registration Statement under the Securities Act of 1933

MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	3829	14-1462255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Washington Avenue Extension
Albany, NY 12205
(518) 218-2550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Toporek
Chief Executive Officer
Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, NY 12206
(518) 218-2550

(Name, address, including zip code, and telephone number, including area code, of agent service)

Copy to:

David E. Danovitch, Esq. Angela Gomes, Esq. Scott Miller, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 212-660-3000	Lou Taubman, Esq. Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2210

Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	$17,940,000	$1,957.25
Total	$17,940,000	$1,957.25

(1)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on an estimate of the proposed maximum aggregate offering price of all securities being registered. Includes shares of Series A Preferred Stock that may be sold upon exercise of the underwriters’ option to purchase additional shares, if any.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of Series A Preferred Stock, issued to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be received for such additional number of shares of Series A Preferred Stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(3)	$1,881.98 of the registration fee was previously paid.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this registration statement will become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 23, 2021

PRELIMINARY PROSPECTUS

MECHANICAL TECHNOLOGY, INCORPORATED

600,000 Shares of 9.0% Series A Cumulative Perpetual Preferred Stock
Liquidation Preference $25.00 per Share

This is a firm commitment public offering (this “Offering”) by Mechanical Technology, Incorporated (the “Company”, “MTI”, “we”, “us” or “our”) of 600,000 shares of our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Series A Preferred Stock”), pursuant to this prospectus, based upon an assumed public offering price of $25.00 per share, which is the midpoint of the range at which we anticipate each share of Series A Preferred Stock will be offered, or a range of $24.00 and $26.00. A description of the determination of the public offering price is included in “Underwriting—Pricing of the Offering.”

Dividends on the Series A Preferred Stock, when, as and if declared by our board of directors (the “Board”) or any duly authorized committee of the Board, will be payable on the liquidation preference amount, on a cumulative basis, monthly in arrears on the final day of each month, beginning on , 2021, each of which we refer to as a “dividend payment date”; provided that if any dividend payment date is not a business day, as defined in the certificate of designation with respect to the Series A Preferred Stock, then such date will nevertheless be a dividend payment date but the dividend which would otherwise have been payable on that dividend payment date, when, as and if declared, will be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. The first dividend on the Series A Preferred Stock, when, as and if declared, will be paid on    , 2021, which will be for less than a full month after the initial issuance of the Series A Preferred Stock and will cover the period from the first date we issue and sell the Series A Preferred Stock through, but not including, , 2021. Subject to the preferential rights, if any, of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock as to the dividends (of which none exist at this time), holders of Series A Preferred Stock will be entitled to receive, when and as declared by the Board or any duly authorized committee of the Board, only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year).

The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not redeemable prior to , 2026, except under the circumstances described under “Description of the Series A Preferred Stock—Special Optional Redemption.” On or after , 2026, the Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below. “Description of the Series A Preferred Stock—Optional Redemption.”

Upon the occurrence of a Delisting Event or a Change of Control (each defined below), as applicable, each holder of Series A Preferred Stock will have the right (unless we have provided or provide notice of our election to redeem the Series A Preferred Stock as described in “Description of the Series A Preferred Stock— Optional Redemption” or “Description of the Series A Preferred Stock—Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date (each defined below), as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock set forth in “Description of the Series A Preferred Stock—Limited Conversion Rights. In addition, upon a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

The Series A Preferred Stock will not have voting rights, except as set forth under “Description of the Series A Preferred Stock—Limited Voting Rights.”

The Series A Preferred Stock is a new issue of securities with no established trading market. We have applied to list the Series A Preferred Stock on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MKTYP” and, if the application is approved, we expect trading in the Series A Preferred Stock to begin within 10 days after the date that the Series A Preferred Stock is first issued.

Investing in the Series A Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds to us before expenses (2)	$	$

(1)	See “Underwriting—Potential Conflicts of Interest” on page 108 of this prospectus for a description of all underwriting compensation payable in connection with this Offering

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the over-allotment option (if any) we have granted to the underwriter as described below.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all the shares of Series A Preferred Stock offered by this prospectus if any such shares of Series A Preferred Stock are taken. We have also granted the underwriters an option to buy up to an additional 90,000 shares of Series A Preferred Stock from us (representing 15% of the shares of Series A Preferred Stock being sold in this Offering). The underwriters may exercise this option at any time and from time to time during the 45-day period from the date of delivery of the shares initially purchased.

We will deliver the shares of Series A Preferred Stock being issued to purchasers upon closing and receipt of investor funds for the purchase of the shares of Series A Preferred Stock offered pursuant to this prospectus. The underwriters expect to deliver the shares of Series A Preferred Stock to the purchasers in this offering on or before , 2021.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Book-Running Manager

The date of this prospectus is                , 2021

i

ABOUT THIS PROSPECTUS

The registration statement on Form S-1, of which this prospectus forms a part and that we have filed with the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus and any free writing prospectus related to this Offering are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “MTI,” the “Company,” “we,” “us” and “our” refer to Mechanical Technology, Incorporated, “MTI Instruments” refers to MTI Instruments, Inc. and “EcoChain” refers to EcoChain, Inc. Other trademarks, trade names, and service marks used in this prospectus are the property of their respective owners.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be. Important factors that could cause such differences include, but are not limited to:

●	sales revenue growth may not be achieved or maintained;

●

the dependence of our business on a small number of customers and potential loss of government contracts - particularly in light of potential cuts that may be imposed as a result of U.S. government budget appropriations;

●	our lack of long-term purchase commitments from our customers and the ability of our customers to cancel, reduce, or delay orders for our products;

●	our inability to build and maintain relationships with our customers;

●	our inability to develop and utilize new technologies that address the needs of our customers;

●	our inability to retain existing or obtain new credit facilities;

●	the cyclical nature of the electronics and military industries;

●	the uncertainty of the U.S. and global economy, particularly in light of the COVID-19 pandemic;

●	the impact of future exchange rate fluctuations;

●	failure of our strategic alliances to achieve their objectives or perform as contemplated and the risk of cancellation or early termination of such alliance by either party;

●	the loss of services of one or more of our key employees or the inability to hire, train, and retain key personnel;

●	risks related to protection and infringement of intellectual property;

●	our occasional dependence on sole suppliers or a limited group of suppliers;

●	our ability to generate income to realize the tax benefit of our historical net operating losses;

●	risks related to the limitation of the use, for tax purposes, of our net historical operating losses in the event of certain ownership changes;

●	EcoChain’s development efforts with respect to its current cryptocurrency mining facility may not lead to construction of additional operational cryptocurrency mines;

●

even if EcoChain’s development of an operational cryptocurrency mine is successful, it still may not achieve profitability in our expected timeframe or at all depending on numerous uncertainties, including the costs of operation, the future price of cryptocurrencies and fluctuations in such prices, government and quasi-government regulation of cryptocurrencies and their use, restrictions on or regulation of access to and operation of blockchain networks or similar systems, and the availability and popularity of other forms or methods of buying and selling goods and services, including government-backed cryptocurrencies;

●	general economic conditions;

●	risks related to scaling the EcoChain cryptocurrency business to a larger-scale cryptocurrency mining operation;

●	the general risk that the EcoChain business may not be successful;

●	uncertainty regarding EcoChain’s ability to consistently monetize cryptocurrency;

●	fluctuating valuations of cryptocurrency; and

●	other risks discussed in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Business Summary

Mechanical Technology, Incorporated, a Nevada corporation, was incorporated on March 24, 2021 and is the successor corporation to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger which became effective on March 29, 2021. MTI is a developer and manufacturer of energy efficient rotating machinery and instrumentation. Headquartered in Albany, New York, the Company has a rich history of technological experience in providing technical advances to support American industry and defense agencies, and in developing related proprietary products, including gas-lubricated bearings, sensors, compressors, steam turbines, high-efficiency engines and fuel cells for industrial equipment and hand-held devices.

Today, our core business segments are conducted through our wholly-owned subsidiaries MTI Instruments, Inc. (“MTI Instruments”), a New York corporation, and EcoChain, Inc. (“EcoChain”), a Delaware corporation.

MTI Instruments is a wholly-owned subsidiary of the Company incorporated in New York in 2000 and a supplier of vibration measurement and system balancing solutions, precision linear displacement sensors, instruments and system solutions, and wafer inspection tools, serving markets that require (1) engine balancing and vibration analysis systems for both military and commercial aircraft, (2) the precise measurements and control of products and processes in automated manufacturing, assembly, and consistent operation of complex machinery, and (3) metrology tools for semiconductor and solar wafer characterization. We are continuously working on ways to increase our sales reach, including expanded worldwide sales coverage and enhanced internet marketing.

EcoChain is our second core business, and is a wholly-owned subsidiary incorporated in January 2020 that engages in cryptocurrency mining, a process by which we verify transactions between cryptocurrency users and cause them to be added to the blockchain public ledger. In this regard, the Company also invested in Soluna Technologies, Ltd. (“Soluna”), a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications.

Recent Developments and Trends

On April 29, 2021, the Company closed a public securities offering (the “April Offering”), pursuant to which we sold 2,419,355 shares of our common stock and common stock purchase warrants to purchase up to 604,839 shares of common stock for gross proceeds of $15,000,001, less underwriting discounts of 7.0% ($1,050,000) and other offering expenses, resulting in aggregate net proceeds to the Company of $13,725,001.

On May 4, 2021, EcoChain Block, LLC, a Delaware limited liability company (“ECB”), a wholly-owned subsidiary of our wholly-owned subsidiary EcoChain, executed a 25-year ground lease with a power-providing cooperative with respect to an existing building and certain surrounding land (the “Building Lease”), and a 25-year ground lease with the same landlord with respect to certain vacant land adjacent thereto, both located in the Southeastern United States (the “Vacant Land Lease”, and together with the Building Lease, the “Ground Leases”). In addition, ECB and the landlord entered into a Power Supply Agreement (the “Power Supply Agreement”) whereby the landlord has agreed to supply power to the building leased under the Building Lease (the “Building Lease Premises”) and to the premises leased under the Vacant Land Lease (the “Vacant Land Premises”), some of which power, under certain circumstances, may be terminated by the landlord, on at least 6 months prior notice, any time after 12 months after the Building Commencement Date (as hereafter defined), in which case the landlord is required to reimburse ECB for all of its construction costs, subject to certain exceptions, relating to buildings and other improvements developed by ECB on the Vacant Land Premises.

ECB has agreed to pay rent to the landlord of $500,000 on the effective date of the Building Lease (such date, the “Building Commencement Date”) and the sum of $4,000,000 in periodic payments (the “Vacancy Payments”). We executed a guaranty in favor of the landlord with respect to the Vacancy Payments (the “Guaranty of Rent”). The amount of each Vacancy Payment is determined based on the percentage of the building that has been vacated by existing tenants and available for use by ECB. The final Vacancy Payment is due within 60 days after the building has been completely vacated by the existing tenants, which date is contractually scheduled to be no later than March 31, 2022. ECB has the option of making the Vacancy Payments in cash or by our issuance of common stock in an amount that equals the Vacancy Payment then due based on the prior day’s closing price (any such shares, “Vacancy Payment Shares”). If ECB elects to make any payment in Vacancy Payment Shares, then the landlord has an option to accept such Vacancy Payment Shares or require such shares to be converted to cash as more fully provided in the Building Lease. The Building Lease also includes provisions relating to the issuance of additional shares of our common stock, which may be applied as an advance against future Vacancy Payments, all as fully provided in the Building Lease.

We are required to issue to the landlord 100,000 shares of our common stock, in connection with the Vacant Land Lease, upon the effective date of the Vacant Land Lease, which may not occur prior the Building Commencement Date. In addition, ECB and the landlord have entered into a memorandum of understanding providing ECB with a six-month exclusivity period to expand the Vacant Land Premises, including the obtaining additional power, in connection therewith. ECB and the landlord have not agreed on any of the terms of such expansion other than the exclusivity period previously described. ECB and the landlord have also entered into a transition services agreement (the “Transition Services Agreement”) by which the landlord will provide certain transition services to ECB at a fee to be mutually agreed by the landlord and ECB. The Transition Services Agreement also requires the landlord to pay ECB an amount approximately equal to the landlord’s net profits received from the landlord’s other tenants operating out of the Building Lease Premises.

On May 27, 2021, the underwriter, exercised its over-allotment option, in full, in connection with the April Offering, pursuant to which we issued an additional 362,903 shares of common stock and common stock purchase warrants to purchase up to an additional 90,726 shares of common stock, on the same terms as the securities sold in the April Offering, resulting in additional aggregate gross proceeds of approximately $2,250,000 less underwriter discounts and other offering expenses.

On June 24, 2021, we and American Stock Transfer & Trust Company, LLC entered into Amendment No. 2 to Rights Agreement (the “Amendment”) to a Rights Agreement, dated as of October 6, 2016, which was amended by Amendment No. 1 to Rights Agreement, dated as of October 20, 2016 (collectively, the “Rights Agreement”), pursuant to which, with the approval of the Board, the Final Expiration Date (as such term is defined in the Rights Agreement) was amended and accelerated from October 26, 2026 to June 24, 2021, and, as a result, the Rights Agreement was terminated effective as of June 24, 2021.

As a result of the termination of the Rights Agreement, certain stockholders of the Company, who, pursuant to the terms of the Rights Agreement, held certain rights entitling them, under certain circumstances, to be issued additional shares of our common stock in the event we issued shares of our common stock to any other person resulting in such person acquiring beneficial ownership of 4.99% or more of our outstanding shares of common stock, are no longer entitled to such rights. These rights were established in an effort to protect our ability to use our net operating loss carryforwards (“NOLs”). The Board, in connection with its authorization and approval of the Amendment, determined that keeping the Rights Agreement in effect was placing undue restrictions on our ability to raise capital, which it determined outweighed any benefits provided to protect the NOLs.

Company Structure and History

The Company was incorporated in Nevada on March 24, 2021, and is the successor to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger which became effective on March 29, 2021. We are a developer and manufacturer of energy efficient rotating machinery and instrumentation. Headquartered in Albany, New York, the Company has a rich history of technological experience in providing technical advances to support American industry and defense agencies, and in developing related proprietary products, including gas-lubricated bearings, sensors, compressors, steam turbines, high-efficiency engines and fuel cells for industrial equipment and hand-held devices. Today, the Company’s core businesses are conducted through MTI Instruments and EcoChain. We also hold equity in Soluna.

Our website is http://www.mechtech.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus or the registration statement of which it forms a part.

The current corporate organizational structure of MTI appears below.

Risk Factors Summary

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks relating to the COVID-19 pandemic and global economic uncertainty

●

Adverse changes in economic or other market conditions in the United States, including risks resulting from the continuing impact of the COVID-19 pandemic, could have a material adverse effect on our business and results of operations and curtail our ability to raise financing.

●

The long-term effects of the COVID-19 pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Risks relating to our business

●	We may be unable to achieve or maintain sales revenue growth.
●	Our business depends on a small number of customers, including the U.S. Air Force, and many of them are in industries of a cyclical nature.
●	We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.
●	Our operating results may experience significant fluctuations.
●	We may not be able to keep pace with technological innovations, and our efforts may not result in commercial success and/or may result in delays in development.
●	Many of our existing and target customers are in industries of a cyclical nature.
●	We rely on the ability to secure funding via our credit facility to accept large orders from certain customers.
●	Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.
●

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer, and we rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

●

Our business plan is heavily dependent upon acquisitions and our ability to identify, acquire on appropriate terms, and successfully integrate and manage any acquired companies will impact our financial condition and operating results.

●

Insiders continue to have substantial control over the Company, and the ownership by Brookstone Partners Acquisition, XXIV, LLC (“Brookstone XXIV”) of the outstanding shares of our common stock gives it a controlling interest in the Company, and it may acquire interests and positions that could present potential conflicts with our and our shareholders’ interests.

●

In connection with the ground leases for our cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the Tennessee Valley Authority (“TVA”) or otherwise, would materially impact our operations, and the properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

●

We may incur losses and liabilities in the course of business which could prove costly to defend or resolve, or we may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from selling our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages, enforcement actions and injunctive relief.

●

If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

●	Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations.
●	Under the smaller reporting company rules we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results.
●	Our risk management process may not identify all risks that we are subject to and will not eliminate all risk.
●	We may not be able to utilize our net operating loss carry forwards.
●	MTI Instruments’ business operations, financial performance and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.
●	Changes in the U.S. tax and other laws and regulations may adversely affect our business.
●	We are subject to complex environmental, health and safety laws and regulations.

Risks related to the EcoChain business and cryptocurrency

●	Security breaches could result in a loss of our cryptocurrencies.
●	EcoChain has a limited operating history and we may not recognize any operating income from the EcoChain line of business in the future.
●	Prices and valuations of cryptocurrencies are extremely volatile.

●	EcoChain’s cryptocurrency mining operating costs have historically outpaced our mining revenues, which - were it to occur again - could harm our business or increase losses.
●	EcoChain has an evolving business model which is subject to various uncertainties.
●	EcoChain may not be able to continue to develop its technology, expand its mining operations or otherwise compete with other companies.
●	We may be unable to obtain additional funding to scale the EcoChain cryptocurrency business to a larger-scale cryptocurrency mining operation.
●	Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.
●	Governmental regulation of cryptocurrencies may affect our profitability.
●	The properties included in our mining network may experience damages, including damages that are not covered by insurance.
●

Reliance on Soluna to operate mining machines may cause delays in production and mining, and reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on our operations.

●	We face risk of failure of our strategic alliances to achieve their objectives or perform as contemplated and the risk of cancellation or early termination of such alliance by either party.

Risks related to this Offering

●	The market price of the Series A Preferred Stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

●

The amount of cash we will have available for dividends on the Series A Preferred Stock will not depend solely on our profitability and the ability of our subsidiaries to pay dividends or advance or repay funds to us, therefore we may not have sufficient cash from our operations to enable us to pay dividends on the Series A Preferred Stock following the payment of expenses.

●

We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock, and we may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Stock.

●	The Series A Preferred Stock represent perpetual equity interests, and the amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

●

If the Series A Preferred Stock is delisted, the ability to transfer or sell shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

●	Market interest rates may adversely affect the value of the Series A Preferred Stock.

●	There may be future sales of Series A Preferred Stock or similar securities, which may adversely affect the market price of the Series A Preferred Stock.

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

●

Raising additional funds through debt or equity financing could be dilutive and may cause the market price of the Series A Preferred Stock to decline. We still may need to raise additional funding which may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit or terminate our development efforts or other operations.

●	If we are not paying full dividends on any future Parity Stock or Senior Stock, we will not be able to pay full dividends on the Series A Preferred Stock.

●

We are permitted to make certain payments even after dividend periods for which we do not declare and pay, or set aside funds for, full cumulative dividends on all outstanding shares of the Series A Preferred Stock.

●

Prior to this Offering, there has been no public market for the Series A Preferred Stock, and we cannot assure you that the market price of the Series A Preferred Stock will not decline following this Offering.

●	The Series A Preferred Stock may not have an active trading market.

●	The voting rights of holders of the Series A Preferred Stock will be limited.

Please see “Risk Factors” beginning on page 12 for more detail.

Corporate Information

Our principal executive offices are located at 325 Washington Avenue Extension, Albany, New York 12205, and our telephone number is (518) 218-2550. Our website is http://www.mechtech.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Mechanical Technology, Incorporated

Series A Preferred Stock offered by us

600,000 shares at an assumed public offering price of $25.00 per share of Series A Preferred Stock, which is the midpoint of the price range set forth on the cover page of this prospectus (not including any shares issuable upon exercise by the underwriters of their over-allotment option).

Number of shares of Series A Preferred Stock prior to this Offering	None.

Dividends

Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year). Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Stock.

Dividends, when, as and if declared by the Board (or a duly authorized committee of the Board) will be payable monthly in arrears on the final day of each month, beginning on , 2021, each of which we refer to as a “dividend payment date”; provided that if any dividend payment date is not a business day, as defined in the certificate of designations with respect to the Series A Preferred Stock, then such date will nevertheless be a dividend payment date but the dividend which would otherwise have been payable on that dividend payment date, when, as and if declared, will be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. The first dividend on the Series A Preferred Stock, when, as and if declared, will be paid on     , 2021, which will be for less than a full month after the initial issuance of the Series A Preferred Stock and will cover the period from the first date we issue and sell the Series A Preferred Stock through, but not including,     , 2021.

See “Description of the Series A Preferred Stock—Dividends”

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series A Preferred Stock remains outstanding, unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed dividend periods, we will not during any dividend period:

●    pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than, in each case, (a) a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up or (b) any declaration of a common stock dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan);

●    redeem, purchase or otherwise acquire common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock (other than the Series A Preferred Stock) with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) the redemption of shares of capital stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our capital stock, (c) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other capital stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (d) purchases, redemptions or other acquisitions of shares of our capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (e) through the use of the proceeds of a substantially contemporaneous sale of stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or (f) purchases or other acquisitions of shares of our capital stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend payment date on which dividends were not paid in full); or

●    redeem, purchase or otherwise acquire Series A Preferred Stock (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock or (c) with respect to redemptions, a redemption pursuant to which all shares of Series A Preferred Stock are redeemed).

See “Description of the Series A Preferred Stock—Restrictions on Dividends, Redemption and Repurchases”

Optional Redemption	The Series A Preferred Stock is not redeemable prior to , 2026, except under the circumstances described under “—Special Optional Redemption.”

On or after       , 2026, the Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice. See “Description of the Series A Preferred Stock – Redemption – Optional Redemption.”

Special Optional Redemption

During any Delisting Event (defined below), whether before or after       , 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

In addition, during any period of time (whether before or after       , 2026), upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each defined below), as applicable, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above under “Description of the Series A Preferred Stock—Optional Redemption” or our special optional redemption described here), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Right Upon a Change of Control” in respect of their shares called for redemption. See “Description of the Series A Preferred Stock—Special Optional Redemption.”

Ranking

The Series A Preferred Stock will, with respect to dividend rights and rights as to the distribution of assets upon our liquidation, dissolution or winding-up, rank:

●     senior to all classes or series of our common stock and to all other capital stock issued by us expressly designated as ranking junior to the Series A Preferred Stock;

●    on parity with any future class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exist on the date hereof (“Parity Stock”);

●     junior to any future class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exist on the date hereof (“Senior Stock”); and

●     junior to all of our existing and future indebtedness (including subordinated indebtedness and any indebtedness convertible into common stock or preferred stock) and other liabilities with respect to assets available to satisfy claims against us and structurally subordinated to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

We may issue junior capital stock described in the first bullet above and parity capital stock described in the second bullet above at any time and from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our ability to issue any Senior Stock described in the third bullet above is limited as described under “Description of the Series A Preferred Stock—Limited Voting Rights.”

Liquidation Rights

In the event of the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding-up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock. See “Description of the Series A Preferred Stock—Liquidation Preference”.

Limited Voting Rights

Holders of Series A Preferred Stock generally will have no voting rights, except with respect to certain amendments to the terms of the Series A Preferred Stock and as otherwise applicable by law. See “Description of the Series A Preferred Stock—Limited Voting Rights” beginning on page 76 of this prospectus.

No Maturity Date

The Series A Preferred Stock is perpetual and has no maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, all shares of Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Delisting Event or Change of Control.

Preemptive and Conversion Rights	Holders of Series A Preferred Stock will have no preemptive rights, nor any conversion rights, except as described under “Description of the Series A Preferred Stock—Conversion”.

Conversion Right Upon a Change of Control or Delisting Event

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described above under “— Special Optional Redemption” or “—Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date (each defined below), as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock equal to Common Stock Conversion Consideration (defined below). See “Description of the Series A Preferred Stock—Limited Conversion Rights”.

Over-allotment Option

We have granted a 45-day option to the underwriters to purchase up to 90,000 additional shares of Series A Preferred Stock (representing 15% of the number of the shares of Series A Preferred Stock sold in this Offering), based on an assumed public offering price of $25.00 per share of Series A Preferred Stock, on the same terms as the Series A Preferred Stock sold in this Offering, less underwriting discounts payable by us, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable by us will be $135,000 and the total proceeds to us, before expenses, will be approximately $2.1 million.

Listing

We have applied to list the Series A Preferred Stock on Nasdaq under the symbol “MKTYP” and, if the application is approved, we will list the Series A Preferred Stock on Nasdaq prior to the closing of this Offering. If our listing application is not approved by Nasdaq, we will not be able to consummate this Offering and will terminate this Offering.

Use of Proceeds

We estimate that we will receive net proceeds, after deducting estimated underwriting discounts and estimated expenses payable by us, of approximately $13.7 million from this Offering, based upon an assumed public offering price of $25.00 per share of Series A Preferred Stock, which is the midpoint of the price range set forth on the cover page of this prospectus, and assuming no exercise of the underwriters’ over-allotment option, and approximately $16.3 million, assuming full exercise of the over-allotment option.

We intend to use the net proceeds of this Offering for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, product line or asset acquisitions related to MTI Instruments and for working capital and general corporate purposes, which include, but are not limited to, operating expenses. See “Use of Proceeds” on page 35 for more information.

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC

Risk Factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 12.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables present our summary consolidated financial and other data as of and for the periods indicated. The summary consolidated statements of operations data for each of the quarters ended March 31, 2021 and March 31, 2020, and the summary consolidated balance sheet data as of March 31, 2021 and March 31, 2020, are derived from the unaudited financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the fiscal years ended December 31, 2020 and December 31, 2019, and the summary consolidated balance sheet data as of December 31, 2020 and December 31, 2019, are derived from our audited financial statements included elsewhere in this prospectus.

The summarized financial information presented below is derived from and should be read in conjunction with our audited consolidated financial statements including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results.

	(Dollars in thousands) For the Three Months Ended March 31,		(Dollars in thousands) For the Years Ended December 31,
	2021	2020	2020	2019
Consolidated Balance Sheets Data:
Cash	$2,272	$1,418	$2,630	$2,510
Total current assets	5,380	4,143	4,779	4,235
Total assets	9,381	5,604	8,647	5,751
Total current liabilities	2,975	1,165	1,637	1,142
Total liabilities	3,986	1,897	2,731	1,918
Total stockholders’ equity	5,395	3,708	5,916	3,833

	(Dollars in thousands) For the Three Months Ended		(Dollars in thousands) For the Years Ended
	March 31,		December 31,
	2021	2020	2020	2019
Statement of Operations:
Revenue	$2,332	$1,583	$9,599	$6,571
Net Income (Loss)	(666)	(137)	1,946	323

RISK FACTORS

An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are the risks we have identified and which we currently deem material or predictable. We also may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the price of the Series A Preferred Stock could decline, and you may lose all or part of your investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Relating to the COVID-19 Pandemic and Global Economic Uncertainty

Adverse changes in economic or other market conditions in the United States and globally may have serious implications for the growth and stability of our business and could otherwise adversely affect our business, results of operations and financial condition.

Adverse changes to and uncertainty in the global economy, particularly in light of the impacts of the COVID-19 pandemic and a potential global recession resulting therefrom, may lead to decreased demand for our products, revenue fluctuations, and increased price competition for our products, and may increase the risk of excess and obsolete inventories and higher overhead costs as a percentage of revenue. It could also result in a decline in forecasts, which could adversely affect our sales in future periods. Additionally, the financial strength of our customers and suppliers and their ability to obtain and rely on credit financing may affect their ability to fulfill their obligations to us and have an adverse effect on our financial results.

Revenue growth and continued profitability of our business will depend significantly on the overall demand for test and measurement instrumentations in key markets including research and development, automotive, semiconductor, cryptocurrencies and electronics. The U.S. and global economy have been historically cyclical and market conditions continue to be challenging, which has resulted in individuals and companies delaying or reducing expenditures. Although recent trends point to continuing improvements, there is still lingering volatility and uncertainty. A change or disruption in the global financial markets for any reason may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

The long-term effects of the coronavirus pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Our overall performance generally depends upon domestic and worldwide economic and political conditions. The global spread of COVID-19 has created volatility, uncertainty, and economic disruption. The pandemic has caused and may continue to cause a slowdown in worldwide economic activity, decreased demand for products and services, and disruptions to global supply chains and financial markets.

While the COVID-19 pandemic, and the changes to our operations necessitated by governmental and societal actions to contain it, including social distancing and the closing and/or limits on the business operations, required us to make certain changes to the way we conduct our business and operations during the last 12 months, we have been fortunate that, to date, the pandemic has had a limited impact on our supply chains, distribution systems, and ability to continue to conduct our business and operations. We cannot, however, predict the longer-term impacts of the pandemic, or future health emergencies, on our business, operations, revenues, results of operations, or financial condition. The ultimate extent of the impact of the current coronavirus pandemic, or any future epidemic, pandemic, or other outbreak, will depend on future developments, including how fast effective (or with respect to the current pandemic, additional) vaccines and treatments are developed, the length of time before such vaccines are sufficiently distributed (both in the United States and worldwide), new or continued government actions in response, including with respect to successive waves or variants of the virus (as well as the extent to which such variants are more contagious and/or lethal), the extent to which then-current vaccines and treatments are less effective against any such variants, and whether delays in such vaccinations allow vaccine-resistant variants to develop and spread, all of which will impact the current or any future pandemic’s or similar outbreak’s ultimate duration and severity as well as and how fast the economy recovers afterwards. Actions we took to mitigate the impact of the current pandemic may not be successful if the pandemic continues for a longer period than expected or in future pandemics or similar emergencies. For example, beginning in March 2020 we replaced our in-person sales meetings with meetings held by videoconference, telephone calls, webinars, and additional informational website content geared towards addressing our customers’ questions and concerns for both domestic and overseas customers. Nevertheless, we believe that our inability to hold in-person meetings, while not significant, did have a negative impact on our product sales over the last 12 months, and our efforts to mitigate the effects of the pandemic restrictions on our sales model may not be a viable alternative to in-person meetings on a longer-term basis or during any future health or other emergency that engender similar restrictions.

Further, the long-term social and economic impact of the pandemic, or the acceleration of pre-existing trends as a result thereof, are still uncertain. It is also unknowable what impacts future pandemics or health emergencies may bring. In either case, any such developments could materially and adversely affect our customer base or the demand for our products, which would have a negative effect on our business, prospects, results of operations, and financial condition, all of which could have a negative effect on the market price of the Series A Preferred Stock.

Risks Relating to our Business

We may be unable to achieve or maintain sales revenue growth.

Even if we succeed in continuing to improve and expand our business lines, we may never achieve sufficient sales revenue to achieve or maintain profitability. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Our business depends on a small number of customers including the U.S. Air Force.

Historically, we have had a small number of customers representing a large percentage of our total revenue. Although we endeavor to maintain and further expand our customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future, and the loss of even just a couple of customers, or a significant reduction in sales to our existing customer base, could have a material adverse effect on our business. In addition, our revenues are largely dependent upon the ability of our customers to continue to grow or need services or to develop and sell products that incorporate our services and products. We also depend on purchases by the U.S. Air Force for a significant portion of our revenues and the loss of the U.S. Air Force as a customer or a delay or decline in funding of our existing or future contracts with them, particularly in light of the potential for declines in military spending that may accompany the new Presidential administration, could decrease our backlog or adversely affect our business and prospects, sales, cash flows, and our ability to fund our continued product development and growth.

We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.

We generally do not obtain firm, long-term purchase commitments from our customers, and frequently do not have visibility as to their future demand for our products and services. Customers also cancel, change or delay design, production or aftermarket service quantities and schedules, or fail to meet their forecasts for a number of reasons beyond our control. Customer expectations can also change rapidly, requiring us to take on additional commitments or risks, and requiring that we provide rapid product turnaround and respond to short lead times. A variety of conditions, both specific to individual customers and generally affecting the demand for OEMs’ products, may cause customers to cancel, reduce, or delay orders. Conversely, if our customers unexpectedly and significantly increase product orders, we may be required to rapidly increase production, which could strain our resources and reduce our margins. We typically plan production and inventory levels based on internal forecasts of customer demand, which can be highly unpredictable and can fluctuate substantially, leading to excess inventory write-downs and resulting negative impacts on gross margin and net income. Additionally, and as a result, our revenues may be volatile from period to period or we may not achieve the anticipated revenues from these efforts, or these efforts may result in non-recoverable costs.

Our operating results may experience significant fluctuations.

In addition to the variability resulting from the short-term nature of our customers’ commitments, other factors contribute to significant periodic fluctuations in our results of operations. These factors include:

●	the cyclicality of the markets we serve;
●	the timing and size of orders;
●	the volume of orders relative to our capacity;
●	product introductions and market acceptance of new products or new generations of products;
●	evolution in the life cycles of our customers’ products;
●	timing of expenses in anticipation of future orders;
●	changes in product mix;
●	availability of manufacturing and assembly services;
●	changes in cost and availability of labor and components;
●	timely delivery of product solutions to customers;
●	pricing and availability of competitive products;
●	introduction of new technologies into the markets we serve;
●	pressures on reducing selling prices;
●	our success in serving new markets; and
●	changes in economic conditions.

The price of the Series A Preferred Stock could decline substantially in the event that any of these risks result in our financial performance being below the expectations of analysts and investors, which are based on historical and predictive models that are not necessarily accurate representations of the future.

We may not be able to keep pace with technological innovations or develop new product solutions in a timely manner.

The electronic, semiconductor, solar, automotive, cryptocurrency mining and general industrial segments are subject to constant technological change. Our future success will depend on our ability to respond appropriately to changing technologies and changes in product function and quality. If we rely on products and technologies that are not attractive to end users, we may not be successful in capturing or retaining market share. Technological advances, the introduction of new products, and new design techniques could adversely affect our business prospects unless we are able to adapt to the changing conditions. Technological advances could render our products obsolete, and we may not be able to respond effectively to the technological requirements of evolving markets. As a result, we will be required to expend substantial funds for and commit significant resources to:

●	continue research and development activities on all product lines;
●	hire additional engineering and other technical personnel; and
●	purchase advanced design tools and test equipment.

Our business could be harmed if we are unable to develop and utilize new technologies that address the needs of our customers, or our competitors do so more effectively than we do.

Our efforts to develop new technologies may not result in commercial success and/or may result in delays in development, which could cause a decline in our revenue and could harm our business.

Our research and development efforts with respect to our products and technologies may not result in customer or market acceptance. Some or all of those products and technologies may not successfully make the transition from the research and development lab to cost-effective production as a result of technology problems, competitive cost issues, yield problems, and other factors. Even when we successfully complete a research and development effort with respect to a particular product or technology, our customers may decide not to introduce or may discontinue products utilizing the product or technology for a variety of reasons, including the following:

●	difficulties with other suppliers of components for the products;
●	superior technologies developed by our competitors and unfavorable comparisons of our solutions with these technologies;
●	price considerations; and
●	lack of anticipated or actual market demand for the products.

The nature of our business will require us to make continuing investments to develop new products and technologies. Significant expenses relating to one or more new products or technologies that ultimately prove to be unsuccessful for any reason could have a material adverse effect on us. In addition, any investments or acquisitions made to enhance our products and technologies may prove to be unsuccessful. If our efforts are unsuccessful, our business could be harmed. Moreover, when we announce our development of new products, sales of current products may decrease as customers delay making purchases until such new products are available, which could adversely affect our business, revenues, and results of operations.

The cyclical nature of the industries of many of our existing and target customers may result in fluctuations in our operating results.

Demand for our products and services in our target markets is cyclical, and revenues from the sale of our products and services can vary significantly from one period to the next as a result. We may sell a significant amount of our products to one or a few customers for various short term projects in one period, and then have markedly decreased sales in following periods as these projects end or customers have the products they require for the foreseeable future.

The electronics and military industries in particular have experienced significant economic downturns at various times. These downturns are characterized by diminished product demand, accelerated erosion of average selling prices, and production overcapacity. We may seek to reduce our exposure to industry downturns by providing design and production services for leading companies in rapidly expanding industry segments. We may, however, experience substantial period-to-period fluctuations in future operating results because of general industry conditions or events occurring in the general economy.

International sales risks could adversely affect our operating results. Furthermore, our operating results could be adversely affected by changes to U.S. policy and fluctuations in the value of the U.S. dollar against foreign currencies.

Sales outside of the United States accounted for approximately 25.9% of our total revenue in 2020 and 35.3% of our total revenue in 2019. Our international business may be adversely affected by changing political and economic conditions in foreign countries. Having a worldwide distribution network for our products exposes us to various economic, political, and other risks that could adversely affect our operations and operating results, including the following:

●	export restrictions and controls relating to technology;
●

the burdens and costs of compliance with a variety of existing and new foreign regulatory requirements and laws, including the General Data Protection Regulation (GDPR) in the European Union and similar laws in other jurisdictions, and unexpected changes in such regulatory requirements;

●	laws and business practices favoring local companies, including tariffs imposed by other countries on U.S. goods;

●	timing to meet regulatory requirements;
●	developments with respect to and any impact of tariffs and other trade barrier restrictions;
●	longer payment cycles and greater difficulty in enforcing agreements and collecting receivables through foreign legal systems;
●	potentially reduced protection for, and difficulties in enforcing, intellectual property rights; and
●	political or economic instability in certain parts of the world.

These risks or any combination of them could increase our costs, lengthen our sales cycle, and require significant management attention and could otherwise negatively affect our business, operating results, financial condition, and results of operations.

In addition, we transact our business in U.S. dollars and bill and collect our sales in U.S. dollars. Approximately 25.9% and 35.3% of our revenue was from customers located outside of the United States in 2020 and 2019, respectively. It is possible that U.S. policy changes and uncertainty about policy could increase market volatility and currency exchange rate fluctuations. Market volatility and currency exchange rate fluctuations could impact our results of operations and financial condition related to transactions denominated in a foreign currency. A weakening of the dollar could cause our overseas vendors to require renegotiation of either the prices or currency we pay for their goods and services. Similarly, a strengthening of the dollar could cause our products to be more expensive for our international customers, which could impact price and margins and/or cause the demand for our products, and thus our revenue, to decline.

In the future, customers may negotiate pricing and make payments in non-U.S. currencies. If our overseas vendors or customers require us to transact business in non-U.S. currencies, fluctuations in foreign currency exchange rates could affect our cost of goods, operating expenses, and operating margins and could result in exchange losses. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency. Hedging foreign currencies can be difficult, especially if the currency is not freely traded. We cannot predict the impact that future exchange rate fluctuations may have on our operating results.

We rely on the ability to secure funding via our credit facility when accepting large orders from certain customers, and if we are not able to retain our existing credit facility or obtain new ones we may not be able to accept these large orders, and our business, revenues, and financial condition could suffer.

For some large customer orders, particularly if the customer requires unusually long payment terms, we may need to rely on funding from our credit facility to meet our ongoing funding needs because we may have to pay for the raw materials needed to manufacture the products for the customer before the customer pays us. While we had historically not needed to do this, the possibility following the placement of a large order in 2020 was the reason we arranged for a credit facility last year. If we are unable to maintain the credit facility or arrange a replacement facility on satisfactory terms and conditions, we may not be able to accept these types of customer orders, which could have a material adverse effect on our business, prospects, revenues, and results of operations, as well as our ability to continue to fund our operations including our product development and customer growth activities. We may also need to obtain a new credit facility to fund our planned expansion of EcoChain’s business. Our ability to maintain or replace our existing credit facility or obtain new or additional financing will depend on a variety of factors, many of which are beyond our control, and there can be no assurance that we will be able to do so in needed quantities, on terms favorable to us, or at all.

Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.

We rely on trademark and patent law, and trade secrets, to protect our proprietary technology and processes. However, a third party may copy or otherwise obtain and use our USPTO-registered or other proprietary information without our authorization, and trade secrets can be difficult to protect. Policing unauthorized use of our intellectual property and trade secrets is difficult, particularly in light of the global nature of the Internet and because the laws of other countries may afford us little or no effective protection of our intellectual property. Potentially expensive litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Additionally, we enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties confidential information developed by the party under such agreements or made known to the party by us during the course of the party’s relationship with us. However, these agreements may not be honored and enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time-consuming, and the outcome is unpredictable. Our failure to obtain and maintain trade secret protection could adversely affect our competitive position.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Michael Toporek, our Chief Executive Officer and a member of the Board, Jessica L Thomas, our Chief Financial Officer, David C. Michaels, our chairman of the Board, and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. We do not currently maintain key life insurance policies on these officers or key employees. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. We will be successful in retaining the services of these individuals, and if we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Michael Toporek. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers or other key personnel. In addition, if any of our executives or key personnel joins a competitor or forms a competing company, we may lose customers.

Our business plan is heavily dependent upon acquisitions and our ability to identify, acquire on appropriate terms, and successfully integrate and manage any acquired companies will impact our financial condition and operating results.

Part of our strategy to grow our businesses is heavily dependent on the acquisition of other entities or businesses in the future that complement our current products, enhance our market coverage or technical capabilities, or offer growth opportunities. We may not be able, however, to identify and successfully negotiate suitable acquisitions, obtain any financing necessary for such acquisitions on satisfactory terms, or otherwise complete any such acquisitions. Further, any acquisition may require a significant amount of management’s time and financial resources to complete the acquisition and integrate the acquired business into our existing operations. Even with this investment of management time and financial resources, an acquisition may not produce the revenue, earnings, or business synergies anticipated. Acquisitions involve numerous other risks, including:

●	potential inability to successfully integrate acquired operations and products or to realize cost savings or other anticipated benefits from integration;
●	loss of key employees or customers of acquired companies;
●	difficulty of assimilating geographically dispersed operations and personnel of the acquired companies;
●	potential disruption of our business or the acquired business;
●	unanticipated expenses;
●	unanticipated difficulties in conforming business practices, policies, procedures, internal controls, and financial records of acquisitions with our own;

●	impairment of relationships with employees, customers, vendors, distributors, or business partners of either an acquired business or our own;
●	inability to accurately forecast the performance of recently-acquired businesses, resulting in unforeseen adverse effects on our operating results;
●	potential liabilities, including liabilities resulting from known or unknown compliance or legal issues, associated with an acquired business; and
●	adverse accounting impact to our results of operations.

Any such effects from acquisitions could be costly and place a significant strain on our management systems and resources.

We cannot offer any assurance that we will be able to identify, complete, or successfully integrate any suitable acquisitions. Even if successfully negotiated and closed, any acquisitions may not yield expected synergies, may not advance our business strategy as expected, may fall short of expected return-on-investment targets, or may not prove successful. Companies that we acquire may operate with different cost and margin structures, which could further cause fluctuations in our operating results and adversely affect our business, financial condition, and results of operations.

Brookstone XXIV’s ownership of the outstanding shares of our common stock gives it a controlling interest in the Company.

As of June 18, 2021, Brookstone XXIV owned approximately 29.5% of the Company’s outstanding shares of common stock, and has designated two directors that sit on our eight-member Board. Accordingly, Brookstone XXIV has the ability to exert a significant degree of influence or actual control over our management and affairs and, as a practical matter, will control corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election of directors, amendments to our Articles of Incorporation and Bylaws, and the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets, and Brookstone XXIV may vote its shares in a manner that is adverse to the interests of our minority shareholders. This concentration of voting control could deprive you of an opportunity to receive a premium for your shares of our common stock as part of a sale of the Company, in the event that your shares of Series A Preferred Stock are converted to shares of common stock, as a result of a change of control. Further, Brookstone XXIV’s control position might adversely affect the market price of our common stock to the extent investors perceive disadvantages in owning shares of a company with a controlling shareholder.

Brookstone XXIV and its director designees may acquire interests and positions that could present potential conflicts with our and our shareholders’ interests.

Brookstone XXIV and its director designees may make investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Brookstone XXIV and its director designees may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities might not be available to us. As part of our sale of 3,750,000 shares of our common stock to Brookstone XXIV in October 2016 and as required by Brookstone XXIV as a condition to purchasing the shares, our Board renounced, to the extent permitted by applicable law, the Company’s expectancy with respect to being offered an opportunity to participate in any business opportunity that is discovered by or presented to a director designee (a “Business Opportunity”), whether in such director designee’s capacity as a director of the Company or otherwise. Accordingly, the interests of Brookstone XXIV and the designated directors with respect to a Business Opportunity may supersede ours, and Brookstone XXIV or its affiliates or the Brookstone XXIV-designated directors may be involved with businesses that compete with us and may pursue opportunities for the sole benefit of Brookstone XXIV and its affiliates without our involvement, for which we have limited recourse. Such actions on the part of Brookstone XXIV or its director designees could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, Michael Toporek, our CEO, serves as the Managing General Partner of Brookstone XXIV. As a result of the potential conflicts inherent in his serving in both roles, it is possible that Mr. Toporek could make decisions that benefit Brookstone XXIV at the expense of the Company.

Insiders continue to have substantial control over the Company.

As of July 16, 2021, the Company’s directors and executive officers held the current right to vote approximately 34.0% of the Company’s outstanding voting stock. Of this total, 29.5% was owned or controlled by Brookstone XXIV, for which Michael Toporek, the Company’s CEO, also serves as Managing General Partner. In addition, the Company’s directors and executive officers have the right to acquire additional shares by exercising their respective grants under the Plans, which could increase their voting percentage significantly. As a result, Mr. Toporek acting alone, and/or many of the Company’s officers and directors acting together, may have the ability to exert significant control over the Company’s decisions and control the management and affairs of the Company, and also to determine the outcome of matters submitted to shareholders for approval, including the election or removal of a director, the removal of any officer and any merger, consolidation or sale of all or substantially all of the Company’s assets. Accordingly, this concentration of ownership may harm a future market price of the shares by:

●	Delaying, deferring or preventing a change in control of the Company;
●	Impeding a merger, consolidation, takeover or other business combination involving the Company; or
●	Discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

We may incur losses and liabilities in the course of business which could prove costly to defend or resolve.

Companies that operate in one or more of the businesses that we operate face significant legal risks. There is a risk that we could become involved in litigation wherein an adverse result could have a material adverse effect on our business and our financial condition. There is a risk of litigation generally in conducting a commercial business. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation.

In connection with the ground leases for our new cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the TVA or otherwise, would materially impact our operations.

EcoChain Block entered into the Power Supply Agreement, in connection with the ground leases executed on May 4, 2021. Under the terms of the Power Supply Agreement, EcoChain Block will purchase the power for its cryptocurrency mining operations from the landlord, who purchases such power directly from the TVA. The rates payable by EcoChain Block to the landlord will be at the same pre-negotiated rates paid by landlord, which are less than EcoChain could obtain directly from the TVA. landlord’s failure to provide power to EcoChain, as a result of the termination of such power supply to the landlord by the TVA, as a result of the landlord’s failure to pay the TVA for such power, or otherwise, would, in all likelihood, result in our inability to obtain the power we need for our cryptocurrency mining operations, unless and until we were able to obtain such power directly from the TVA, which would result in a significant interruption to our business. We may also incur significant costs associated with negotiating and entering into a new agreement with the TVA to supply power to EcoChain Block’s cryptocurrency mining facilities, and with setting up the corresponding infrastructure to receive such power directly. Further, there can be no assurance that EcoChain Block will be able to negotiate a power supply agreement with the TVA on equally favorable terms as the landlord, if at all.

The properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

In August 2020, the United States Department of Justice’s Money Laundering & Asset Recovery Section (“DOJ”), together with the U.S. Attorney’s Office for the Southern District of Florida, filed civil asset forfeiture complaints against parties related to the landlord (the “Landlord Owners”) in connection with certain real properties, including the real properties that are the subject of the Ground Leases (the “Subject Properties”). The complaints, which are all currently pending before a federal judge, alleged that the funds used by Landlord Owners to purchase the Subject Properties were traceable to the proceeds of a bank fraud purportedly committed internationally in Ukraine by the Landlord Owners. Though the DOJ has not filed a civil forfeiture action against the Subject Properties, the complaint the government submitted in support of its asset forfeiture requests against certain properties, including the Subject Properties, included a description of the Ukrainian bank fraud and the various properties located in the United States that the DOJ believes were purchased with the proceeds of that international bank fraud, including the Subject Properties. In the event that the Subject Properties are seized by the U.S. government, EcoChain Block may be required to negotiate with the U.S. government for the supply of power which EcoChain was receiving from the landlord pursuant to the Power Supply Agreement. Additionally, the U.S. government, in all likelihood, would place the Subject Properties for sale at an auction, or otherwise, and we would likely be required to purchase the Subject Properties to assure the continuation of our cryptocurrency mining operations at such facility, all of which would require our expenditure of significant funds and could have a material adverse impact on our results of operations.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from selling our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief.

We may receive notices from third parties that the manufacture, use, or sale of any products we develop infringes upon one or more claims of their patents. Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, that may later result in issued patents that materially and adversely affect our business. Third parties could also assert infringement or misappropriation claims against us with respect to our future product offerings, if any. We cannot be certain that we have not infringed the intellectual property rights of any third parties. Any infringement or misappropriation claim could result in significant costs, substantial damages, and our inability to manufacture, market, or sell any of our product offerings that are found to infringe another person’s patent. Even if we were to prevail in any such action, the litigation could result in substantial cost and diversion of resources that could materially and adversely affect our business. If a court determined, or if we independently discovered, that our product offerings violated third-party proprietary rights, there can be no assurance that we would be able to re-engineer our product offerings to avoid those rights or obtain a license under those rights on commercially reasonable terms, if at all. As a result, we could be prohibited from selling products that are found to infringe upon the rights of others. Even if obtaining a license were feasible, it may be costly and time-consuming. A court could also enter orders that temporarily, preliminarily, or permanently enjoin us from making, using, selling, offering to sell, or importing our products that are found to infringe on third parties’ intellectual property rights, or could enter orders mandating that we undertake certain remedial actions. Further, a court could order us to pay compensatory damages for any such infringement, plus prejudgment interest, and could in addition treble the compensatory damages and award attorneys’ fees. Any such payments could materially and adversely affect our business and financial condition.

If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

Our business involves the collection, storage and transmission of personal, financial or other information that is entrusted to us by our customers and employees. Our information systems also contain the Company’s proprietary and other confidential information related to our business. Our efforts to protect such information may be unsuccessful due to the actions of third parties, computer viruses, physical or electronic break-ins, catastrophic events, employee error or malfeasance or other attempts to harm our systems. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures in time. We could also experience a loss of critical data and delays or interruptions in our ability to manage inventories or process transactions. Some of our commercial partners, such as those that help us maintain our websites, may receive or store information provided by us or our users through our websites. If these third parties fail to adopt or adhere to adequate information security practices, or fail to comply with our policies in this regard, or in the event of a breach of their networks, our customers’ information may be improperly accessed, used or disclosed.

If our systems are harmed or fail to function properly, we may need to expend significant financial resources to repair or replace systems or to otherwise protect against security breaches or to address problems caused by breaches. If we experience a significant security breach or fail to detect and appropriately respond to a significant security breach, we could be exposed to costly legal actions against us in connection with such incidents, which could result in orders or judgments forcing us to pay damages or fines or to take certain actions with respect to our information systems. Any incidents involving unauthorized access to or improper use of user information, or incidents that are a violation of our online privacy policies, could harm our brand reputation and diminish our competitive position. Any of these events could have a material and adverse effect on our business, reputation or financial results. Our insurance policies carry coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our securities, including the Series A Preferred Stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on internal control over financial reporting.

The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:

●	faulty human judgements and simple errors, omissions or mistakes;
●	fraudulent actions of an individual or collusion of two or more people;
●	inappropriate management override of procedures; and
●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

If we identify material weaknesses in our internal control over financial reporting in the future, if we are unable to comply with the requirements of Section 404 in a timely manner, and if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock or Series A Preferred Stock could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

We qualify as a smaller reporting company and, under the smaller reporting company rules, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We have elected to provide disclosure under the smaller reporting company rules and therefore we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditors provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

Our risk management process may not identify all risks that we are subject to and will not eliminate all risk.

Our Enterprise Risk Management (“ERM”) process seeks to identify and address significant risks. Our ERM process uses the most recent integrated risk framework in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission to assess, manage, and monitor risks. We believe that risk-taking is an inherent aspect of the pursuit of our growth and performance strategy. Our goals are to proactively manage risks in a structured approach in conjunction with strategic planning, with the intent to preserve and enhance shareowner value, and to manage prudently, rather than wholly avoiding, risks. We can mitigate risks and their impact on the Company, however, only to a limited extent, and no ERM process can identify all risks that we may face. Therefore, there may be risks that we are currently unaware of, that may develop in the future or that we currently consider immaterial. Further, our management of risks may prove inadequate. The emergence of risks of which we were unaware or are unable to manage could have a material adverse effect on our business, prospectus, financial condition and results of operations.

We may not be able to utilize our net operating loss carry forwards.

At December 31, 2020, we had Federal NOLs for income tax purposes of approximately $49 million. None of these NOLs will expire in 2021, with the remainder expiring through 2035. The Coronavirus Aid, Relief, and Economic Security Act signed into law on March 27, 2020 provided that NOLs generated in a taxable year beginning in 2018, 2019, or 2020, may now be carried back five years and forward indefinitely. In addition, the 80% taxable income limitation is temporarily removed, allowing NOLs to fully offset net taxable income. However, we do not know if or when we will have any earnings and capital gains against which we could apply these carry forwards. Furthermore, as a result of changes in the ownership of our common stock, our ability to use our federal NOLs will be limited under Internal Revenue Code Section 382. State NOLs are subject to similar limitations in many cases. As a result, our substantial NOLs may not have any value to us.

MTI Instruments’ business operations, financial performance and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.

We depend on a limited number of suppliers and vendors for product and services relating to our MTI Instruments business. Specifically, for the year ended December 31, 2020, Spinnaker Contract Manufacturing, Inc. (“Spinnaker”) supplied 15% of the PC boards used by almost all MTI Instrument products, and SYNNEX Corporation (“SYNNEX”) supplied 26% of the military computers used by MTI Instruments. In the event it becomes necessary to seek alternative suppliers and vendors, we may be unable to obtain satisfactory replacement supplies or services on economically attractive terms, on a timely basis, or at all, which could increase costs or cause disruptions in the manufacturing of our products or delivery of our services.

Recently enacted tariffs on certain imports to the United States and other potential changes to U.S. tariff and import/export regulations may have a negative effect on global economic conditions and our business, financial results and financial condition.

On March 8, 2018, former President Trump implemented new tariffs on imports of steel and aluminum into the United States, although Canada and Mexico are temporarily exempt pending the outcome of certain trade negotiations and there is flexibility for other countries to be exempted at a later date. These tariffs went into effect on March 25, 2018. Further, there has been ongoing discussions and activities regarding changes to other U.S. trade policies and treaties, including threats by the United States to withdraw from certain treaties and other countries signing new trade agreements without U.S. participation. These developments may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

In particular, the new tariffs could have a negative impact on us in a number of ways. While any steel and aluminum we use in our products are produced solely in the United States, the new tariffs may provide domestic steel and aluminum producers the flexibility to increase their prices, at least to a level where their products would still be priced below foreign competitors once the tariffs are taken into account. Any price increases, to the extent we did not pass such increases on to our customers, would likely increase our cost of product revenue and, as a result, decrease our gross margins, operating income and net income, which could have a material adverse effect on our financial condition. On the other hand, if we attempt to pass any such increases on to our customers, that may result in lower sales, which would likely decrease our net income and could have a material adverse effect on our financial condition. In addition, in response to the new tariffs, a number of other countries are threatening to impose tariffs on U.S. imports, which, if implemented, could increase the price of our products in these countries and may result in our customers looking to alternative sources for our products. This would result in decreased sales, which could have a negative impact on our net income and financial condition.

We anticipate possible further changes to current policies by the U.S. government that could affect our business, including potentially through import tariffs on other materials or products and other changes in U.S. trade relations with other countries (e.g., China). Our suppliers source some of their raw materials from foreign countries, so other tariffs imposed by the U.S. government on imports into the United States may increase our cost of product revenue and, as a result, decrease our gross margins, operating income and net income, which could have a material adverse effect on our financial condition. Further, the imposition of such tariffs, and other recent and potential actions of the U.S. government with respect to other countries, may generate negative views of the United States in other countries and make persons in those countries less inclined to purchase products from U.S. companies like us.

The tariffs enacted in 2018 have gone into effect relatively recently, and are subject to a number of uncertainties, including future adjustments and changes in the countries excluded from such tariffs. The ultimate reaction of other countries, and the impact of these tariffs on the United States, the global economy and our business, financial condition and results of operations, cannot be predicted at this time, nor can we predict the impact of any other actions, including U.S. withdrawal from or attempted renegotiation of trade treaties, that may be undertaken by the current administration with respect to global trade.

The Company’s officers and directors are indemnified against certain conduct that may prove costly to defend.

The Company may have to spend significant resources indemnifying its officers and directors or paying for damages caused by their conduct. Our Articles of Incorporation and Bylaws provide indemnification to officers and directors to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”), and further indemnify any person made, or threatened to be made, a party to an action or proceeding (but excluding an action by or in the right of the Company) by reason of the fact that such person was a director or officer of the Company against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees actually incurred, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation and Bylaws further indemnify any director or officer made, or threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, or was serving at the request of the Company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action provided such person was acting in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company. In addition, to the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any such claim, issue, or matter therein, the Articles of Incorporation and Bylaws provide for indemnification to him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Despite the foregoing, this specific indemnity from the Company is not available to such a director or officer if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law.

Furthermore, the NRS provide for broad indemnification by corporations of their officers and directors, and offers a presumption that such officer or director has acted in good faith, on an informed basis and with a view to the interests of the corporation, unless such presumption is successfully rebutted.

The NRS also provide that no director or officer is individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law. In addition, the NRS provide that any such indemnifiable person who has been successful on the merits or otherwise in the defense of an applicable action or proceeding shall be affirmatively entitled to the foregoing indemnity. The NRS additionally permit a corporation to advance expenses as they are incurred by a director or officer in defending an action or proceeding prior to final disposition upon receipt of an undertaking by the applicable person to repay such advanced amount if the advancement is ultimately found to not be permitted by law or otherwise. Consequently, subject to the applicable provisions of the NRS and to certain limited exceptions in the Articles of Incorporation and Bylaws, the Company’s officers and directors will not be liable to the Company or to its shareholders for monetary damages resulting from their conduct as an officer or director.

We are subject to complex environmental, health and safety laws and regulations.

We are subject to various federal, state, local and foreign environmental, health and safety laws and regulations. These laws and regulations govern matters such as the emission and discharge of hazardous materials into the ground, air or water; the generation, use, storage, handling, treatment, packaging, transportation, exposure to and disposal of hazardous and biological materials, including recordkeeping, reporting and registration requirements; and the health and safety of our employees.

Due to the nature of our business, we have been named as a party in the December 19, 2019 United States Environmental Protection Agency (“EPA”) Demand Letter regarding the Malta Rocket Fuel Area Superfund Site (“Site”) located in Malta and Stillwater, New York, in connection with an alleged release of hazardous materials into the environment. The EPA is seeking reimbursement of response costs from all named parties in the amount of approximately $358,000 plus interest in connection with the investigation and disposal activities associated with the various drum caches discovered at the Site, issuance of the Explanation of Significant Differences (“ESD”) of the Site, and implementation of the work contemplated by the ESD. While we consider the likelihood of a material adverse outcome with respect to this matter to be remote, we could be subject to liability for the investigation and remediation of environmental contamination caused by industrial activity associated with the Site. Such liability could adversely affect our business, financial condition and results of operations. See “Legal Proceedings” on page 82.

Risks Related to the EcoChain Business and Cryptocurrency

Security breaches could result in a loss of our cryptocurrencies.

Security breaches including computer hacking or computer malware have been a consistent concern in the cryptocurrency industry. This could involve hacking in which an unauthorized person obtains access to the systems or information and can cause harm by the transmission of virus or the corruption of data. These breaches may occur due to an action by an outside party, or by the error and negligence of an employee. We primarily rely on the Luxor mining pool and EcoChain’s cryptocurrencies are stored with exchanges such as Coinbase prior to selling them. If any breach were to occur of our security system, operations or third party platforms, the result could cause a loss of our cryptocurrencies, loss of confidential or proprietary information, force the Company to cease operations, or could cause damage to the reputation of the Company. If an actual or perceived attack were to occur, the market perception of the Company may be damaged, which could adversely affect potential and current investments in the Company and reduce demand for the Series A Preferred Stock and cause a reduction in our share price.

EcoChain has a limited operating history and we may not recognize operating income from the EcoChain line of business in the future.

EcoChain, though a wholly-owned subsidiary of MTI, remains responsible for its own financing and operations and therefore is subject to all the risks inherent in a newly established business venture. EcoChain began operations in January 2020 and has a limited operating history. It has not yet been able to confirm that its business model can or will be successful over the long term. It has not had any significant revenue from inception through December 31, 2020. Our projections for its growth have been developed internally and may not prove to be accurate. As such, given its start-up status with an unproven business model, there is a substantial risk regarding EcoChain’s ability to succeed.

Prices and valuations of cryptocurrencies are extremely volatile.

The prices and valuations of cryptocurrencies represent significant uncertainties for the EcoChain business. The price of Bitcoin, Ether and other cryptocurrencies are subject to dramatic fluctuations. A variety of factors, known and unknown, may affect price and valuation, including, but not limited to (i) the supply of such cryptocurrencies; (ii) global blockchain asset demand, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online cryptocurrency exchanges and networks and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use; (iii) investors’ expectations with respect to the rate of inflation; (iv) changes in the software, software requirements or hardware requirements underlying a blockchain network; (v) changes in the rights, obligations, incentives, or rewards for the various participants in a blockchain network; (vi) currency exchange rates; (vii) fiat currency withdrawal and deposit policies of cryptocurrency exchanges and networks and liquidity on such exchanges and networks; (viii) interruptions in service from or failures of major cryptocurrency exchanges and networks; (ix) investment and trading activities of large subscribers, including private and registered funds, that may directly or indirectly invest in blockchain assets; (x) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (xi) regulatory measures, if any, that affect the use of blockchain assets; (xii) the maintenance and development of the open-source software protocol of the cryptocurrency networks; (xiii) global or regional political, economic or financial events and situations; (xiv) expectations among blockchain participants that the value of blockchain assets will soon change; and (xv) a decrease in the price of blockchain assets that may have a material adverse effect on EcoChain’s financial condition and operating results.

EcoChain’s cryptocurrency mining operating costs have historically outpaced our mining revenues, which – were it to occur again - could seriously harm our business or increase our losses.

In 2020, our mining operating costs outpaced our mining revenues. Our mining operations are costly and our expenses may increase in the future. This expense increase may not be offset by a corresponding increase in revenue. It is possible that our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. While, as of the year ended 2020, our direct costs associated with mining operations do not exceed our mining revenues, the increases in our overall costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

EcoChain has an evolving business model which is subject to various uncertainties.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of the EcoChain business relating to our models and strategies. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

EcoChain may not be able to continue to develop its technology, expand its mining operations or otherwise compete with other companies, some of whom have greater resources and experience.

We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar services at this time. The cryptocurrency industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our network of computers to remain competitive, and we may not be in a position to construct additional operational cryptocurrency mines.

The mining equipment used in connection with our business may become obsolete, and our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete.

Competition from existing and future competitors, particularly the many other North American companies that have access to more competitively priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected which would have an adverse effect on the trading price of our securities, which would harm investors in our Company.

We may be unable to obtain additional funding to scale the EcoChain cryptocurrency business to a larger-scale cryptocurrency mining operation.

We are considering further increasing the processing power of our cryptocurrency mining operations as we seek to leverage our experience and expertise in this area of operations. To do so, however, we will need to raise additional financing, and these attempts may not be successful. Failure to generate adequate cash from our operations or find sources of funding would require us to scale back or curtail our operations or expansion efforts, including limiting our ability to expand the EcoChain cryptocurrency business to a larger-scale cryptocurrency mining operation, and would have an adverse impact on our business and financial condition.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

Governmental regulation of cryptocurrencies may affect our profitability.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Even if EcoChain’s development of an operational cryptocurrency mine is successful, it still may not achieve profitability in our expected timeframe or at all depending on numerous uncertainties, including not just the costs of operation, the future price of cryptocurrencies and fluctuations in such prices, but also government and quasi-government regulation of cryptocurrencies and their use, restrictions on or regulation of access to and operation of blockchain networks or similar systems, and the availability and popularity of other forms or methods of buying and selling goods and services, including government-backed cryptocurrencies.

Facebook’s proposed development of a cryptocurrency, as well as the eventual likely development of government-backed digital currencies and the development of cryptocurrencies by other tech companies, may adversely affect the value of Bitcoin and other existing, or even future, cryptocurrencies.

In May 2019, Facebook announced its plans for a cryptocurrency then called Libra, now Diem, which faced significant government intervention. The massive social network and a number of other partners are estimating that the Diem digital coin and Facebook’s corresponding digital wallet would be a way to make sending payments around the world as easy as it is to send a photo. Facebook’s significant resources and ability to engage the world via social media may enable it to bring Diem to market rapidly and to deploy it across industries more rapidly and successfully than previous cryptocurrencies. Facebook’s size and market share may cause its cryptocurrency to succeed to the detriment and potential exclusion of existing cryptocurrencies. Further, in the event that government-backed digital currencies, which regulators in several countries are already considering or even developing, are developed and widely adopted, it is likely to have a negative impact on the existing currencies including larger widespread adoption and potentially impacting the market share by non-government digital currency. Additional cryptocurrencies are introduced to the market frequently, and although some have gained popularity as some features have been different than Bitcoin, Bitcoin remains the market leader. As cryptocurrency adoption grows the likelihood that additional cryptocurrencies are introduced increases and will gain popularity against Bitcoin, potentially negatively impacting the value of Bitcoin.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.

Our current mining operation in East Wenatchee, Washington is, and any future mines we establish will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;
●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;
●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and
●	claims by employees and others for injuries sustained at our properties.

For example, our mine could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines. The potential impact on our business is currently magnified because we are only operating a single mine.

Reliance on Soluna to operate mining machines may cause delays in production and mining and could have an impact on our business, financial condition and prospects.

EcoChain relies on Soluna to operate its cryptocurrency mining machinery. While we hold an approximately 2% equity interest in Soluna and certain principals of the Company have roles in Soluna (see the section entitled “Certain Relationships and Related Transactions”), Soluna is not our employee and, except for restrictions imposed by our contracts with Soluna, we have limited ability to control the amount or timing of resources that it devotes to our programs. Although we rely on Soluna to operate our mining machinery, we remain responsible for the overall mining operations. Soluna may, over time, have relationships with other commercial entities, some of which may compete with us. If Soluna does not perform its contractual duties or obligations, we may need to enter into new arrangements with alternative third parties. This could be costly, and mining operations may be delayed or terminated. If our relationship with Soluna terminates, we may not be able to enter into arrangements with alternative third party contractors or to do so on commercially reasonable terms. Though we carefully manage our relationships with our contract machinery operator, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

EcoChain’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on EcoChain’s operations.

We use a third–party mining pool to receive our mining rewards from the network. Cryptocurrency mining pools allow miners to combine their computing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue.

We face risk of failure of our strategic alliances to achieve their objectives or perform as contemplated and the risk of cancellation or early termination of such alliance by either party.

We may need to make acquisitions or form strategic alliances or partnerships in order to remain competitive in our market, and recent acquisitions, strategic alliances or partnerships could be difficult to integrate, disrupt our business and dilute shareholder value.

For example, in January 2020, the Company formed EcoChain as its wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In connection with this new venture, we entered into a strategic relationship with Soluna, which has assisted us in developing, and which is now operating, the cryptocurrency mining facility. In the future, we may acquire or form strategic alliances or partnerships with other businesses in order to remain competitive or to acquire new technologies. Acquisitions, alliances and investments involve numerous risks, including:

●	The potential failure to achieve the expected benefits of the combination or acquisition;
●	Difficulties in and the cost of integrating operations, technologies, services and personnel;
●	Diversion of financial and managerial resources from existing operations;
●	Risk of entering new markets in which we have little or no experience or where competitors may have stronger market positions;
●	Potential write-offs of acquired assets or investments, and potential financial and credit risks associated with acquired customers;
●	Inability to generate sufficient revenue to offset acquisition or investment costs;
●	Potential unknown liabilities associated with the acquired businesses;
●	Unanticipated expenses related to acquired technology and its integration into the existing business;
●

Negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue and unbilled deferred revenue; and

●	The tax effects of any such acquisitions.

Our failure to successfully manage our strategic relationship with Soluna or other future acquisitions, strategic alliances or partnerships could seriously harm our operating results. In addition, our shareholders would be diluted if we finance the future acquisitions, strategic alliances or partnerships by incurring convertible debt or issuing equity securities.

Risks Related to This Offering

The market price of the Series A Preferred Stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

The market price of the Series A Preferred Stock may experience substantial volatility as a result of a number of factors, including:

●	Sales or potential sales of substantial amounts of the Series A Preferred Stock;
●	Conditions in the energy or cryptocurrency industries;
●	Changes in our financial condition or results of operations, such as in earnings, revenues or other measure of company value;
●	Governmental regulation and legislation;
●	Increases in prevailing interest rates;

●	Trading prices of similar securities;
●	Our history of timely dividend payments;
●	The annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;
●	General economic and financial market conditions;
●	The financial condition, performance and prospectus of us and our competitors;
●	Market volatility and business operation changes brought on by pandemics, such as the COVID-19 pandemic outbreak;
●	Our issuance of additional preferred equity or debt securities; and
●	Actual or anticipated variations in quarterly operating results of us and our competitors.

Many of these factors are beyond our control. The stock market has historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies. These broad market and industry factors could reduce the market price of the Series A Preferred Stock, regardless of our actual operating performance.

We may not have sufficient cash from our operations to enable us to pay dividends on the Series A Preferred Stock following the payment of expenses.

Although dividends on the Series A Preferred Stock will be cumulative, the Board must approve the actual payment of the dividends. We will pay monthly dividends on the Series A Preferred Stock from funds legally available for such purpose when, as and if declared by the Board or any authorized committee thereof. The Board can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. The Board could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

●	the level of our revenues and our results of operations;
●	prevailing global and regional economic and political conditions;
●	the effect of domestic and foreign governmental regulations on the conduct of our business;
●	our ability to service and refinance our current and future indebtedness;
●	our ability to raise additional funds through future offerings of securities to satisfy our capital needs; and
●	our ability to draw on our existing credit facilities and the ability of our lenders to perform their obligations under their agreements with us.

In addition, if payment of dividends on the Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, including the requirement under the NGS that dividends be paid out of surplus or net profits, we will not declare or pay a dividend for such dividend period. Our ability to pay dividends on the Series A Preferred Stock may also be restricted or prohibited by the terms of any senior equity securities or indebtedness. The instruments governing the terms or future financings or refinancing of any borrowings may contain covenants that restrict our ability to pay dividends on the Series A Preferred Stock. The Series A Preferred Stock places no restrictions on our ability to incur indebtedness with such restrictive covenants. In the event that the payment of a dividend on the Series A Preferred Stock would cause us to fail to comply with any applicable law or would be restricted or prohibited by the terms of any senior equity securities or indebtedness, holders of the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

The amount of cash we will have available for dividends on the Series A Preferred Stock will not depend solely on our profitability.

The actual amount of cash we will have available for dividends on the Series A Preferred Stock also depends on many factors, including, among others:

●	changes in our operating cash flow, capital expenditure requirements, working capital requirements and other cash needs;
●	restrictions under our existing or future credit, capital lease and operating lease facilities or any future debt securities;
●	the amount of any reserves established by our board of directors.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which is affected by non-cash items, and the Board in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income.

Our ability to meet our obligations under the Series A Preferred Stock depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series A Preferred Stock, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock.

On May 7, 2020, MTI Instruments obtained a $300 thousand secured line of credit from Pioneer Bank. As of March 31, 2021, there were no amounts outstanding under this line of credit. However, we have in the past incurred debt under this line of credit and we may again in the future. We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.

While there are no restrictions under our current indebtedness on our ability to pay dividends to our shareholders, our future indebtedness may restrict payments of dividends on the Series A Preferred Stock. Only the Change of Control conversion right relating to the Series A Preferred Stock protects the holders of the Series A Preferred Stock in the event of a highly leveraged or other transaction, including a merger, amalgamation or the sale, lease or conveyance of all or substantially all of our assets or business, which might adversely affect the holders of the Series A Preferred Stock.

The Series A Preferred Stock represent perpetual equity interests.

The Series A Preferred Stock represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time.

If the Series A Preferred Stock is delisted, the ability to transfer or sell shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

In conjunction with this Offering, we have applied to list the Series A Preferred Stock on Nasdaq. There is no assurance that the Series A Preferred Stock will ever be listed on Nasdaq. Should the Series A Preferred Stock be listed on Nasdaq, the Series A Preferred Stock does not contain provisions that are intended to protect investors if the Series A Preferred Stock is delisted from Nasdaq. If the Series A Preferred Stock is delisted from Nasdaq, investors’ ability to transfer or sell shares of the Series A Preferred Stock will be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected. Moreover, since the Series A Preferred Stock has no stated maturity date, investors may be forced to hold shares of the Series A Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by the Board and paid by us with no assurance as to ever receiving the liquidation value thereof.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Stock.

We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Stock. The terms of the Series A Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series A Preferred Stock. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series A Preferred Stock. Our subsidiaries may also incur indebtedness that is structurally senior to the Series A Preferred Stock, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series A Preferred Stock, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series A Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series A Preferred Stock.

Market interest rates may adversely affect the value of the Series A Preferred Stock.

One of the factors that will influence the price of the Series A Preferred Stock will be the dividend yield on the Series A Preferred Stock (as a percentage of the price of the Series A Preferred Stock) relative to market interest rates. An increase in market interest rates, which, while currently climbing, are still at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividends. Accordingly, higher market interest rates could cause the market price of the Series A Preferred Stock to decrease.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends thereon to the date of liquidation, whether or not declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your Series A Preferred Stock is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

There may be future sales of Series A Preferred Stock or similar securities, which may adversely affect the market price of the Series A Preferred Stock.

We are not restricted from issuing additional Series A Preferred Stock or securities similar to the Series A Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preferred Stock. Holders of the Series A Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series A Preferred Stock could decline as a result of sales of Series A Preferred Stock or of other securities made after this Offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Series A Preferred Stock bear the risk of our future offerings reducing the market price of the Series A Preferred Stock and diluting their holdings in the Series A Preferred Stock.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this Offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

Raising additional funds through debt or equity financing could be dilutive and may cause the market price of the Series A Preferred Stock to decline. We still may need to raise additional funding which may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our product development efforts or other operations.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products and services.

We estimate that our current cash and cash equivalents, along with the net proceeds from this Offering, will be sufficient for us to fund our operating expenses and capital expenditure requirements for at least the next 12 months. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed, as a result of insufficient authorized shares or otherwise, could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

If we are not paying full dividends on any future Parity Stock or Senior Stock, we will not be able to pay full dividends on the Series A Preferred Stock.

When dividends are not paid in full on any shares of issued and outstanding Parity Stock for a dividend period, all dividends declared with respect to Series A Preferred Stock and all shares of issued and outstanding Parity Stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accumulated but unpaid dividends per share of Series A Preferred Stock and all shares of issued and outstanding Parity Stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any issued and outstanding shares of Parity Stock, we will not be able to pay full dividends on the Series A Preferred Stock. Similarly, if we issue any series of Senior Stock, we expect that if we do not pay any amount of stated dividends thereon, we will not be able to pay any dividends on the Series A Preferred Stock.

We are permitted to make certain payments even after dividend periods for which we do not declare and pay, or set aside funds for, full cumulative dividends on all outstanding shares of the Series A Preferred Stock.

The terms of the Series A Preferred Stock generally restrict us from making certain payments, such as paying dividends on all other capital stock issued by us expressly designated as ranking junior to the Series A Preferred Stock and repurchasing or redeeming junior or capital stock expressly designated as ranking on parity with the Series A Preferred Stock or shares of the Series A Preferred Stock, unless dividends on all outstanding shares of the Series A Preferred Stock for all past completed dividend periods have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment. These restrictions, however, are subject to multiple exceptions which permit us to, among other things, (i) pay or declare dividends on our capital stock, (ii) redeem, purchase or otherwise acquire junior stock or parity stock or (iii) redeem, purchase or otherwise acquire the Series A Preferred Stock. These exceptions are described in “Description of the Series A Preferred Stock—Restrictions on Dividends, Redemption and Repurchases” and may result in payments being made, whether as the result of a dividend, redemption or repurchase, on junior stock or parity stock after we have failed to pay full cumulative dividends on all outstanding shares of the Series A Preferred Stock. Additionally, in certain circumstances, our ability to make payments on junior stock and parity stock, whether as the result of a redemption, repurchase or other acquisition of such capital stock, is more extensive than our ability to make payments, whether as the result of a redemption, repurchase or other acquisition, of the Series A Preferred Stock.

Prior to this Offering, there has been no public market for the Series A Preferred Stock, and we cannot assure you that the market price of the Series A Preferred Stock will not decline following this Offering.

We have applied to list the Series A Preferred Stock on Nasdaq so that trading on the exchange will begin within 10 days from the date of Original Issue. There is no guarantee that we will be able to list the Series A Preferred Stock. Prior to the expected commencement of trading, the Series A Preferred Stock will not be listed on any securities exchange and the underwriters may, but are not obligated, to make a market in the Series A Preferred Stock. Consequently, an investment in the Series A Preferred Stock during this period will be illiquid, and the holders may not be able to sell such securities. If a secondary market does develop during this period, holders of the Series A Preferred Stock may be able to sell such shares only at substantial discounts from liquidation preference.

If we are unable to list the shares of the Series A Preferred Stock on a national securities exchange, the holders of such securities may be unable to sell them at all, or if they are able to, only at substantial discounts from the Liquidation Preference. Even if shares of the Series A Preferred Stock are listed on Nasdaq as anticipated, there is a risk that the market for such shares may be thinly traded and relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features. As a result, holders of the Series A Preferred Stock may experience losses if they sell their shares under these circumstances.

The Series A Preferred Stock may not have an active trading market.

The Series A Preferred Stock are new issues of securities and do not have an established trading market. Although we plan to apply to have the Series A Preferred Stock listed on the NYSE, there is no guarantee that we will be able to list the Series A Preferred Stock. Even if the Series A Preferred Stock is listed, we cannot assure you that an active after-market for the Series A Preferred Stock will develop or be sustained or that holders of the Series A Preferred Stock will be able to sell their shares at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Series A Preferred Stock could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Series A Preferred Stock, and holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time.

The voting rights of holders of the Series A Preferred Stock will be limited.

Holders of the Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the Series A Preferred Stock include the right to vote as a single class on certain matters that may affect the preference or special rights of the Series A Preferred Stock, as described under “Description of the Series A Preferred Stock—Limited Voting Rights”

Dividends or other payments with respect to the Series A Preferred Stock may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.

In the event of certain changes to current tax law that require tax to be withheld from dividends or other payments on the Series A Preferred Stock, we are not required to make gross up payments in respect of such taxes. This would result in holders of Series A Preferred Stock receiving less than expected and could materially adversely affect the return on your investment.

USE OF PROCEEDS

Assuming no exercise of the underwriters’ over-allotment option, and the sale of all 600,000 shares of Series A Preferred Stock sold in this Offering, we estimate that the net proceeds from this Offering will be approximately $13,713,549, based upon an assumed public offering price of $25.00 per share of Series A Preferred Stock, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and estimated offering expenses of $236,451 payable by us. Assuming the same, if underwriters’ over-allotment option is exercised in full, we estimate that our net proceeds from this Offering will be approximately $16,291,451.

A $1.00 increase or decrease in the assumed public offering price of $25.00 per share of Series A Preferred Stock would increase or decrease the proceeds from this offering by approximately $564,000, assuming that the number of shares of Series A Preferred Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. Similarly, each increase or decrease of 1,000,000 shares of Series A Preferred Stock offered would increase or decrease our proceeds by approximately $23.5 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this Offering for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, product line or asset acquisitions related to MTI Instruments and for working capital and general corporate purposes, which include, but are not limited to, operating expenses.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of this Offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of this Offering. Unforeseen events or changed business conditions may result in application of the proceeds of this Offering in a manner other than as described in this prospectus.

To the extent that the net proceeds we receive from this Offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

Management believes that the proceeds from this Offering will be sufficient to satisfy the Company’s cash needs for at least the next 12 months.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2021:

●	on an actual basis; and
●

on an as adjusted basis giving effect to the application of the proceeds from this offering as described in “Use of Proceeds” (based upon an assumed public offering price of $25.00 per share of Series A Preferred Stock, which is the midpoint of the price range set forth on the cover page of this prospectus, and assuming no exercise of the underwriters’ option to purchase additional Series A Preferred Stock).

You should read the information in this table together with our condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

The as adjusted information below is illustrative only and our capitalization following the completion of this Offering will be adjusted based on the actual price and other terms of this Offering determined at pricing.

	March 31, 2021 (unaudited)
	Actual	As Adjusted
Cash	$2,722,108	$17,722,108
Stockholders’ Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 10,884,850 shares issued as of March 31, 2021 actual and as adjusted	$10,885	$10,885
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; no shares authorized, issued or outstanding as of March 31, 2021; shares authorized; 600,000 shares issued and outstanding as of March 31, 2021, as adjusted	—	600
Additional paid-in capital	137,607,106	152,606,506
Accumulated deficit	(118,458,841)	(118,458,841)
Common stock in treasury, at cost, 1,015,493 shares as of March 31, 2020 actual and as adjusted	$(13,764,362)	$(13,764,362)
Total Stockholders’ Equity	$5,394,788	$20,394,788

A $1.00 increase or decrease in the assumed public offering price of $25.00 per share of Series A Preferred Stock would increase or decrease the amount of each of cash and total stockholders’ equity by approximately $564,000, assuming that the number of shares of Series A Preferred Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. Similarly, each increase or decrease of 1,000,000 shares of Series A Preferred Stock offered would increase or decrease of each of cash and total stockholders’ equity by approximately $23.5 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Mechanical Technology, Incorporated, a Nevada corporation, and its subsidiaries. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in the section of this registration statement entitled “Risk Factors” and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements and we assume no obligation to update any forward-looking statements contained in this registration statement. Thus, assumptions should not be made that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Special Note Regarding Smaller Reporting Company Status

Currently we qualify as a “smaller reporting company” (as defined in Rule 12b-2 of the Exchange Act). We are allowed and have elected to comply with the smaller reporting company rules, which allow us to omit certain information, including three years of year-to-year comparisons and tabular disclosure of contractual obligations, from this Management’s Discussion and Analysis of Financial Condition and Results of Operations section. However, we have provided all information for the periods presented that we believe to be appropriate and necessary.

Overview

MTI conducts our business through our wholly-owned subsidiaries, MTI Instruments and EcoChain.

MTI Instruments, incorporated in New York in 2000, is engaged in the design, manufacture, and sale of vibration measurement and system balancing solutions, precision linear displacement sensors, instruments and system solutions, and wafer inspection tools, serving markets that require 1) engine balancing and vibration analysis systems for both military and commercial aircraft, 2) the precise measurements and control of products and processes in automated manufacturing, assembly, and consistent operation of complex machinery, and 3) metrology tools for semiconductor and solar wafer characterization.

EcoChain, a Delaware corporation incorporated in January 2020, is engaged in cryptocurrency mining powered by renewable energy. Related to this new core business, we made a strategic investment, and hold an equity position, in Soluna, a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications. Through Soluna, we currently operate a mining facility in Wenatchee, Washington, that houses the majority of our cryptocurrency miners, which are the cryptocurrency assets, consisting of hardware and software, that perform the computations needed to mine cryptocurrencies. We purchased additional miners in April and May 2021, and in May 2021 entered into two ground leases for a building located in the Southeast region of the United States that will be EcoChain’s second cryptocurrency mining facility, which includes surrounding land for potential additional capacity. The ground leases will not be effective until certain conditions set forth therein are met, and in the meantime the miners we purchased in April are located in this facility. We are paying the owner of that facility, at a flat fee per miner, for the space, electricity, and anything else needed for the miners to operate, an arrangement known as “hosting”; this arrangement will terminate upon the effective date of the ground leases, at which time Soluna will commence operating this facility pursuant to an operations and management agreement between Soluna and EcoChain. The primary cryptocurrencies that EcoChain mines are Bitcoin and, to a lesser degree, Ethereum and LiteCoin. EcoChain recognizes revenue when its mined cryptocurrencies are transferred to its account at a cryptocurrency exchange (i.e. a platform that facilitates the exchange of cryptocurrencies for other assets, such as conventional money or other digital currencies). The applicable exchange converts the cryptocurrencies held in our account to U.S. dollars daily. The Company intends to continue to grow EcoChain through acquisitions of existing cryptocurrency mining facilities and properties that can be repurposed to operate cryptocurrency mining facilities, as well as through constructing our own cryptocurrency mining facilities, along with purchases of any real property, equipment, and miners necessary to do so.

Consolidated Results of Operations

Consolidated Results of Operations for the Three Months Ended March 31, 2021 Compared to the Three Months Ended March 31, 2020.

The following table summarizes changes in the various components of our net loss during the three months ended March 31, 2021 compared to the three months ended March 31, 2020.

(Dollars in thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	$ Change	% Change
Product revenue	$1,337	$1,583	$(246)	(15.5)%
Cryptocurrency revenue	$995	$—	$995	100.0%
Operating costs and expenses:
Cost of product revenue	$452	$527	$(75)	(14.2)%
Cost of cryptocurrency revenue	$328	$—	$328	100.0%
Research and product development expenses	$386	$403	$(17)	(4.2)%
Selling, general and administrative expenses	$1,837	$795	$1,042	131.1%
Operating loss	$(671)	$(142)	$(529)	372.5%
Other income, net	$5	$2	$3	150.0%
Loss before income taxes	$(666)	$(140)	$(526)
Income tax benefit	$—	$3	$(3)
Net loss	$(666)	$(137)	$(529)

Product Revenue: Product revenue consists of revenue recognized from sales of MTI Instruments’ products and the provision of related maintenance and repair services.

Product revenue for the three months ended March 31, 2021 decreased by $246 thousand, or 15.5%, to $1.3 million from $1.6 million during the three months ended March 31, 2020. The primary reason for the decrease was a $288 thousand decline in sales to customers located in Asia, consisting of decreases of $183 thousand in PBS revenue and $116 thousand in capacitance product line revenue. These decreases were primarily a result of challenges, including time differences and language difficulties, related to having to conduct sales presentations and otherwise interact with customers remotely, which we have found to be less effective than in-person interactions, due to continuing COVID-19-related travel restrictions. Such travel restrictions were not in place during 2020 until mid-March, and therefore they had only a minimal impact on product sales during the three months ended March 31, 2020. There was an additional $72 thousand decrease in capacitance product line revenue from other regions primarily due to continued COVID-related restricted business activity in Europe and the Americas during the first quarter of 2021. Further contributing to the decrease in product revenue, we had no revenue from sales of our Proforma product line during the quarter ended March 31, 2021, which represents a decrease of $68 thousand versus the comparable 2020 period. This product line consists of only two high-priced products, and because they are specialty items there is significant variability in sales of these products from quarter to quarter. These decreases were partially offset by a $232 thousand increase in revenues from PBS sales in the Americas, most notably in sales to the U.S. Air Force, during the first quarter of 2021 compared to the first quarter of 2020. The percentage of our product revenue attributable to sales to the U.S. Air Force, which continues to be our largest government and overall customer, increased to 17.2% for the three months ended March 31, 2021 from 11.6% for the three months ended March 31, 2020.

As further discussed in the section of this prospectus entitled “Business,” we are dependent on a limited number of customers for a significant portion of our sales, including the U.S. Air Force, as described in the preceding paragraph. This can cause significant fluctuations in our product sales and, as a result, revenues, from one fiscal period to the next. We may sell a significant amount of our products to one or a few customers for various short-term projects in one period and then have markedly decreased sales in following periods as these projects end or customers have the products they require for the foreseeable future.

Information regarding government contracts included in product revenue is as follows:

(Dollars in thousands)			Revenues for the Three Months Ended March 31,		Contract Revenues to Date Date March 31,	Total Contract Orders Received To Date March 31,
Contract(1)	Expiration		2021	2020	2021	2020
$9.35 million U.S. Air Force Systems, Accessories and Maintenance	06/30/2021	(2)	$230	$64	$9,422	$9,870

(1)	Contract values represent maximum potential values at time of contract placement and may not be representative of actual results.
(2)	Date represents expiration of contract, including the exercise of option extensions.

We are in discussions with the U.S. Air Force regarding renewing their current contract, which is set to expire on June 30, 2021. The Company does not anticipate any issues with the renewal and expects to enter into a renewed contract with the U.S. Air Force on or prior to the expiration of the current contract. As a result, we do not expect that there will be any material impact on our results of operations, cash flows, liquidity, or financial condition as a result of the pending expiration of our current contract with the U.S. Air Force.

Cryptocurrency Revenue: Cryptocurrency revenue consists of revenue recognized from EcoChain’s cryptocurrency mining operations.

Cryptocurrency revenue was $995 thousand, for the three months ended March 31, 2021. EcoChain’s cryptocurrency mining facility did not begin operations until the second quarter of 2020, and therefore there was no cryptocurrency revenue for the three months ended March 31, 2020. This revenue represents the cash received upon the daily sale of the various cryptocurrencies mined at EcoChain’s mining facility during the first quarter of 2021.

Cost of Product Revenue; Gross Margin: Cost of product revenue includes the direct material and labor cost as well as an allocation of overhead costs that relate to the manufacturing of products we sell. Cost of product revenue also includes the labor and material costs incurred for product maintenance, replacement parts and service under our contractual obligations.

Cost of product revenue for the three months ended March 31, 2021 decreased by $75 thousand, or 14.2%, to $452 thousand from $527 thousand for the three months ended March 31, 2020. The reason for this decrease was the decrease in product sales compared to the first quarter of 2020, as discussed above in “Product Revenue.”

Cost as a percentage of product revenue was comparable quarter over quarter, with gross profit, as a percentage of product revenue, decreasing just slightly to 66.2% during the first quarter of 2021 compared to 66.7% in the comparable 2020 period.

Cost of Cryptocurrency Revenue: Cost of cryptocurrency revenue includes direct utility costs as well as overhead costs that relate to the operations of EcoChain’s cryptocurrency mining facility. Going forward, cost of cryptocurrency revenue will also include any costs related to the hosting of our miners in third-party facilities as well as the costs of operations of any additional EcoChain cryptocurrency mining facilities, including the anticipated Southeast region facility, discussed above, once the ground leases become effective.

Cost of cryptocurrency revenue was $328 thousand for the three months ended March 31, 2021. As noted above, EcoChain did not commence cryptocurrency mining operations until the second quarter of 2020, and therefore there was no cryptocurrency revenue or associated costs during the first quarter of 2020.

We anticipate that the cost of cryptocurrency revenue may increase to a greater extent than related revenues during the second quarter of 2021 as we scale up production in the new facility located in the Southeast region in the U.S. once the ground leases become effective and it becomes an EcoChain facility. While we scale up to the facility’s capacity, we expect that we will be able to offset some of the costs of running the facility by hosting miners we do not own through arrangements with the owner of the facility as well as the third party through which our miners are currently hosted at this facility, though there can be no guarantee that this will be the case or the extent to which such arrangements will offset our costs.

Research and Product Development Expenses: Research and product development expenses includes the costs of materials to build development and prototype units, cash and non-cash compensation and benefits for the engineering and related staff, expenses for contract engineers, fees paid to outside suppliers for subcontracted components and services, fees paid to consultants for services provided, materials and supplies consumed, facility-related costs such as computer and network services, and other general overhead costs associated with our research and development activities, to the extent not reimbursed by our customers.

Research and product development expenses decreased $17 thousand, or 4.2%, during the three months ended March 31, 2021 compared to the 2020 period. This decrease was primarily due to the movement of a highly-compensated engineering employee from full-time to part-time status during the third quarter of 2020.

Selling, General and Administrative Expenses: Selling, general and administrative expenses includes cash and non-cash compensation, benefits and related costs in support of our general corporate functions, including general management, finance and accounting, human resources, selling and marketing, information technology, and legal services.

Selling, general and administrative expenses for the three months ended March 31, 2021 increased by $1.0 million, or 131.1%, to $1.8 million from $795 thousand for the three months ended March 31, 2020. This increase was a result of both expenses incurred in 2021 for which there was no comparable expense in 2020 as well as from changes in a number of our traditional selling, general and administrative expenses. Expenses for which there was no comparable outlay in 2020 consisted of $451 thousand in legal fees and $170 in expenses related to investor relations matters. $271 thousand of such legal fees were related to the transaction to lease the building for EcoChain’s new cryptocurrency mining facility and the surrounding land located in the Southeast region of the U.S., discussed above, including expenses related to due diligence activities. The remaining $180 thousand were corporate legal expenses, $83 thousand of which was related to the Company’s reincorporation in Nevada, the preparation and adoption of its 2021 Stock Incentive Plan, and the special meeting of shareholders we held on March 25, 2021, at which the Company’s stockholders approved (among another matter) the reincorporation and the adoption of the Stock Incentive Plan. In addition, $32 thousand of the increase in legal fees related to the initial listing of our common stock on Nasdaq, and $40 thousand of such increase was for legal assistance in connection with other SEC filings, primarily our Annual Report on Form 10-K for the year ended December 31, 2020 and Form 8-K filings, which we did not have to file during the quarter ended March 31, 2020 as we were not then subject to the filing requirements of the Exchange Act. Of these $451 thousand of legal fees, the Company expects that approximately $400 thousand are one-time expenditures. Legal fees incurred in the 2020 period for which there was no comparable outlay for the 2021 period, which helped to offset some of the new legal fees incurred in the 2021 period, were $87 thousand and related to the Company’s investment in Soluna.

Investor relations expenses we incurred during the quarter ended March 31, 2021, and for which there was no comparable expense during the quarter ended March 31, 2020, were $170 thousand, consisting primarily of $50 thousand for Nasdaq registration fees in connection with the initial listing of our common stock, $46 thousand related to our retention of an investor relations consulting firm to assist us with creating a more formal investor relations strategy given our status as an SEC reporting and Nasdaq-listed company, $39 thousand related to the special meeting, including the fees and expenses of the proxy solicitor we retained in connection therewith, and $30 thousand in fees paid to OTC Markets Group and for related press releases in connection with the quotation of our common stock being moved from the OTC Pink - Current Information tier to the OTCQB venture stage marketplace for early stage and developing companies in connection with the registration of our common stock under the Exchange Act in November 2020. Of the $170 thousand in investor relations expenses for which there was no comparable expenditures during the quarter ended March 31, 2020, we expect all but the investor relations consulting expenses, or approximately $120 thousand thereof, to be one-time expenditures.

Salaries and benefits expenses increased by $80 thousand during the three months ended March 31, 2021, compared to the three months ended March 31, 2020, $60 thousand of which is related to the salary and benefits of our new Chief Financial Officer and new Compliance Manager, who were hired in July 2020 and November 2020, respectively, and $20 thousand of which is related to the salary and benefits of the new President of MTI Instruments, who was originally hired as Director of Marketing in the third quarter of 2019 and promoted to Chief Operating Officer of MTI Instruments in May 2020 and President of MTI Instruments in September 2020. Stock compensation expense for Board members increased by $22 thousand due to the Company’s award in March 2021 of restricted stock units and options to purchase common stock to the two Directors we added to the Board in February 2021. In addition, compared to the quarter ended March 31, 2020, we experienced an increase of $55 thousand in audit and consulting fees. Approximately half of this increase related to the audit of the Company’s financial statements included in our 2020 Annal Report on Form 10-K having to be conducted in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). During the first quarter of 2020 we did not file reports with the SEC and therefore the annual audit of our financial statements did not need to comply with PCAOB requirements, which resulted in lower audit fees for the 2020 period. The increase in consulting fees was a result of retaining our prior audit firm to conduct a tax review of the Company’s deferred tax asset and provide other tax-related services that had previously been conducted in-house. Expenses related to the operations and management agreements between Soluna and EcoChain, pursuant to which Soluna located and obtained for EcoChain its Washington and Southeast region facilities, operates the Washington facility for EcoChain, and will operate the Southeast region facility for EcoChain, increased by $105 thousand during the quarter ended March 31, 2021 compared to the comparable 2020 period, based on the terms of these agreements as in place during the applicable periods. EcoChain intends to continue to contract with Soluna to locate and perform certain activities related to acquisition targets and operations, and therefore we expect that these expenses, while varying period to period, will generally increase going forward. These increases were partially offset by a $15 thousand decrease in spending on travel for customer visits and trade shows due to COVID-19 restrictions in place since March 2020. While, like most companies, we continue to evaluate our position with respect to travel related to in-person meetings with clients and potential clients and consider how to optimize the use of a virtual environment going forward, we have re-started a small amount of domestic business travel during the second quarter of 2021 and, based on current information about the status of the pandemic and the related vaccination effort, we expect travel-related spending to increase from current levels beginning in the second quarter of 2021, although whether such domestic business travel will increase as expected, and the amount thereof, is still subject to a number of uncertainties related to the course of the pandemic over the next several months. Further, while we expect that our sales personnel will begin to resume international travel once it is considered safe to do so, the timing and amount of such travel is dependent on conditions related to the pandemic, particularly in Asia and Europe, that remain uncertain and, as a result, we are unable at this time to predict when such travel will resume. In addition, due to travel restrictions during 2020 our other primary salesperson was able to cover the work of the open sales position during the past year, and while the other sales position remained open during 2020, we did not actively pursue retaining a replacement. That will no longer be the case, however, once travel is generally deemed safe as we expect our salespersons to conduct in-person meetings with clients and potential clients as had been the case prior to the onset of the pandemic, although the level of travel may not be as high as it was prior to the pandemic. As travel restrictions are lifted, we intend to retain a salesperson to replace the one that left, so we expect employee salaries and benefits will be higher in 2021 and for the foreseeable future than they were in 2020. We also expect an approximate 170% increase in directors’ and officers’ insurance expense beginning in the second quarter of 2021, primarily as a result of the addition of EcoChain’s line of business and the Company becoming an SEC reporting company during the fourth quarter of 2020 and the registration of our common stock on Nasdaq.

The Company also expects selling, general and administrative expenses to continue to increase in 2021 and generally going forward as a result of its resumption of filing periodic reports, annual proxy statements, and other filings with the SEC following the effectiveness of its Form 10 registration statement in November 2020.

Operating Loss: Operating loss increased to $671 thousand for the three months ended March 31, 2021 from a loss of $142 thousand during the comparable 2020 period. This decrease was the result of the $1.0 million increase in selling, general and administrative expenses and a $171 thousand decrease in the product contribution margin (i.e. the aggregate incremental revenue generated from product sales after deducting the variable portion of the costs of manufacturing and selling such products) due to lower product sales during the 2021 period, partially offset by a $667 thousand increase in the cryptocurrency contribution margin.

Other Income: Other income for the three months ended March 31, 2021 was $5 thousand and was primarily related to income from the sale of EcoChain’s excess equipment and interest income on operating cash balances. Other income for the three months ended March 31, 2020 was $2 thousand and was primarily related to the disposal of the tensile product line and related royalty payments and interest income on operating cash balances.

Net Loss: Net loss for the three months ended March 31, 2021 was $666 thousand compared to a net loss of $137 thousand for the three months ended March 31, 2020. The primary reason for the increase in net loss was the increased operating loss, as discussed above.

Results of Operations for the Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019.

The following table summarizes changes in the various components of our net income during the year ended December 31, 2020 compared to the year ended December 31, 2019.

(Dollars in thousands)	Year Ended December 31, 2020	Year Ended December 31, 2019	$ Change	% Change
Product revenue	$9,004	$6,571	$2,433	37.0%
Cryptocurrency revenue	$595	$—	$595	100.0%
Operating costs and expenses:
Cost of product revenue	$2,669	$2,205	$464	21.0%
Cost of cryptocurrency revenue	$405	$—	$405	100.0%
Research and product development expenses	$1,491	$1,381	$110	8.0%
Selling, general and administrative expenses	$3,584	$2,726	$858	31.5%
Operating income	$1,450	$259	$1,191	459.8%
Other income, net	$104	$36	$68	188.9%
Income before income taxes	$1,554	$295	$1,259	426.8%
Income tax benefit	$392	$28	$364	1,300%
Net income	$1,946	$323	$1,623	502.5%

Product Revenue: Product revenue consists of revenue recognized from sales of MTI Instruments’ products and the provision of related maintenance and repair services.

Product revenue for the year ended December 31, 2020 increased by $2.4 million from 2019. The primary reason for the increase was a $2.7 million increase in overall shipments to the U.S. Air Force, which offset a $360 thousand decline in instrumentation sales, primarily from a $190 thousand decrease in shipments of our semi-automated wafer metrology tools, as well as a $130 thousand decrease in our laser sales due to our customers’ more conservative spending policies during the 2020 period resulting primarily from COVID-19-related challenges. The percentage of our product revenue attributable to the U.S. Air Force, which continues to be our largest government and overall customer, increased to 42.9% for the year ended December 31, 2020 from 20.8% for the year ended December 31, 2019.

As further discussed in the section of this prospectus entitled “Business,” we are dependent on a limited number of customers for a significant portion of our sales, including the U.S. Air Force, as described in the preceding paragraph. This can cause significant fluctuations in our product sales and, as a result, revenues, from one fiscal period to the next. We may sell a significant amount of our products to one or a few customers for various short-term projects in one period and then have markedly decreased sales in following periods as these projects end or customers have the products they require for the foreseeable future.

Information regarding government contracts included in product revenue is as follows:

(Dollars in thousands)			Revenues for the Year Ended December 31,		Contract Revenues to Date Date December 31,	Total Contract Orders Received To Date December 31,
Contract(1)	Expiration		2020	2019	2020	2020
$9.35 million U.S. Air Force Systems, Accessories and Maintenance	06/30/2021	(2)	$3,878	$1,286	$9,196	$9,738

(1)	Contract values represent maximum potential values at time of contract placement and may not be representative of actual results.
(2)	Date represents expiration of contract, including the exercise of option extensions.

We are in discussions with the U.S. Air Force regarding renewing their current contract, which is set to expire on June 30, 2021. The Company does not anticipate any issues with the renewal and expects to enter into a renewed contract with the U.S. Air Force on or prior to the expiration of the current contract. As a result, we do not expect that there will be any material impact on our results of operations, cash flows, liquidity, or financial condition as a result of the pending expiration of our current contract with the U.S. Air Force.

Cryptocurrency Revenue: Cryptocurrency revenue consists of revenue recognized from EcoChain’s cryptocurrency mining facility.

Cryptocurrency revenue was $595 thousand, for the year ended December 31, 2020. EcoChain’s cryptocurrency mining facility did not begin operations until the second quarter of 2020, and therefore there was no cryptocurrency revenue for the year ended December 31, 2019. This revenue represents the cash received upon the daily sale of the various cryptocurrencies mined at EcoChain’s mining facility during 2020.

Cost of Product Revenue; Gross Margin: Cost of product revenue includes the direct material and labor cost as well as an allocation of overhead costs that relate to the manufacturing of products we sell. Cost of product revenue also includes the labor and material costs incurred for product maintenance, replacement parts and service under our contractual obligations.

Cost of product revenue for the year ended December 31, 2020 increased by $464 thousand, or 21.0%, to $2.7 million from $2.2 million for the year ended December 31, 2019. Gross profit, as a percentage of product revenue, increased to 70.4% during 2020 compared to 66.4% for 2019.

The primary reason for the increase in the cost of product revenue during 2020 was the increase in U.S. Air Force shipments, as discussed above in “Product Revenue.” The improvement in gross profit during 2020 was primarily attributable to changes in the product mix as the proportion of our most profitable product line made up an increased percentage of overall sales during 2020, and efficiencies gained with an increased amount of sales of new engine vibration balancing systems during 2020 compared to greater sales of repaired systems, accessories, and wafer metrology tools, which have higher labor and material components, during 2019.

Cost of Cryptocurrency Revenue: Cost of cryptocurrency revenue includes direct utility costs as well as overhead costs that relate to the operations of EcoChain’s cryptocurrency mining facility.

Cost of cryptocurrency revenue was $405 thousand for the year ended December 31, 2020. As noted above, EcoChain’s cryptocurrency mining facility did not begin operations until the second quarter of 2020, and therefore there was no cryptocurrency revenue or associated costs for the year ended December 31, 2019.

Research and Product Development Expenses: Research and product development expenses includes the costs of materials to build development and prototype units, cash and non-cash compensation and benefits for the engineering and related staff, expenses for contract engineers, fees paid to outside suppliers for subcontracted components and services, fees paid to consultants for services provided, materials and supplies consumed, facility-related costs such as computer and network services, and other general overhead costs associated with our research and development activities, to the extent not reimbursed by our customers.

Research and product development expenses increased $110 thousand, or 8.0%, during the year ended December 31, 2020 compared to 2019. This increase was primarily due to the addition of one full-time employee to the engineering staff during the first quarter of 2020 in connection with the development of our next-generation engine vibration balancing systems and capacitance products, slightly offset by the movement of a highly-compensated employee from full-time to part-time status during the third quarter. This work is expected to continue at similar spending levels into 2021 as we introduce these next-generation products to the market.

Selling, General and Administrative Expenses: Selling, general and administrative expenses includes cash and non-cash compensation, benefits and related costs in support of our general corporate functions, including general management, finance and accounting, human resources, selling and marketing, information technology, and legal services.

Selling, general and administrative expenses for the year ended December 31, 2020 increased by $858 thousand, or 31.5%, to $3.6 million from $2.7 million in 2019. This increase was a result of both expenses incurred in 2020 for which there was no comparable expense in 2019 as well as from changes in a number of our traditional selling, general and administrative expenses. Expenses for which there was no comparable outlay in 2019 consisted primarily of $195 thousand related to the salary and benefits of the new President of MTI Instruments, who was originally hired as Director of Marketing late in the third quarter of 2019 and promoted to President of MTI Instruments in September 2020, $272 thousand in legal fees associated with the Company’s investment in Soluna and its March 2020 and September 2020 Form 10 filings, $281 thousand in spending associated with EcoChain’s operations, including management fees paid to Soluna in 2020, and $215 thousand related to the salary, benefits, and recruitment of our new Chief Financial Officer (hired in July 2020) and Compliance Manager (hired in November 2020). In addition, compared to 2019 we experienced increases of $85 thousand in audit fees related to the audit of the Company’s financial statements for the year ended December 31, 2019, which was required in connection with our September 2020 Form 10 filing, $52 thousand in other expenses in connection with the Form 10 filing, including fees paid to third parties for completing the electronic filings, $30 thousand in employee bonuses corresponding to the increase in product sales, and $71 thousand in additional insurance expense as a result of adjusting our coverage limits after a review of our current policies conducted last year as well as new insurance policies that we purchased to cover EcoChain. These increases were partially offset by a $188 thousand decrease in spending on travel for customer visits and trade shows due to COVID-19 restrictions in place since March 2020 and a decrease of $140 thousand in salary and benefits due to not replacing a sales employee that left the Company in March 2020. Like most companies, we are evaluating our position with respect to travel and considering how to optimize the use of a virtual environment going forward, but we do expect at least some travel related to in-person meetings with clients and potential clients to resume once it is considered safe to do so. As a result, based on current information about the status of the pandemic and the related vaccination effort, we expect travel-related spending to increase from current levels beginning in the third quarter of 2021, although the actual time that travel will resume, and the amount thereof, will be subject to a number of uncertainties related to the course of the pandemic over the next several months. In addition, due to travel restrictions during 2020 our other primary salesperson was able to cover the work of the open sales position during the past year, and while the other sales position remained open during 2020, we did not actively pursue retaining a replacement. That will no longer be the case, however, once travel is deemed safe as we expect our salespersons to conduct in-person meetings with clients and potential clients as had been the case prior to the onset of the pandemic, although the level of travel may not be as high as it was prior to the pandemic. Once travel restrictions are lifted, we intend to retain a salesperson to replace the one that left, so we expect employee salaries and benefits will be higher in 2021 and for the foreseeable future than they were in 2020. We also expect a 17.0% to 20.0% increase in insurance expense in 2021, primarily related to insurance policies for EcoChain’s business.

The Company also expects selling, general and administrative expenses to continue to increase in 2021 and generally going forward as a result of its resumption of filing periodic reports, annual proxy statements, and other filings with the SEC following the effectiveness of its Form 10 registration statement in November.

Operating Income: Operating income increased to $1.5 million for the year ended December 31, 2020 from $259 thousand during the prior year. This $1.2 million improvement was the result of the factors noted above, that is, the increased sales, specifically delivering the majority of the PBS units for the U.S. Air Force and the improvement in the profit margin, partially offset by increased selling, general and administrative expenses.

Other Income: Other income for the year ended December 31, 2020 was $104 thousand and was primarily related to income from the sale of EcoChain’s excess equipment and interest income on operating cash balances. Other income for the year ended December 31, 2109 was $36 thousand and was primarily related to the disposal of the tensile product line and related royalty payments and interest income on operating cash balances.

Income Tax Benefit: Income tax benefit for the year ended December 31, 2020 was $392 thousand and was primarily related to the increase of the tax asset based on projected future taxable earnings, giving the Company the ability to use prior tax losses. Our effective income tax rate for the year ended December 31, 2020 was (25)%. Income tax benefit for the year ended December 31, 2019 was $28 thousand and was primarily a result of a $33 thousand income tax benefit due to a refund associated with the repeal of the federal alternative minimum tax for C corporations. Our effective income tax rate for the year ended December 31, 2019 was (9)%.

Net Income: Net income for the year ended December 31, 2020 was $1.9 million compared to net income of $323 thousand in 2019. These improvements were the result of the factors noted above, that is, the increased sales and improvement in the profit margin in each period, partially offset by increases in general and administrative expenses, cost of product revenue, and cost of cryptocurrency revenue.

Liquidity and Capital Resources

Three Months Ended March 31, 2021 and 2020

Several key indicators of our liquidity are summarized in the following tables for the periods presented:

(Dollars in thousands)	Three Months Ended or As of	Three Months Ended or As of
	March 31,	March 31,
	2021	2020
Cash	$2,722	$1,418
Working capital	2,405	2,978
Net (loss) income	(666)	(137)
Net cash provided by (used in) operating activities	331	(333)
Purchase of property, plant and equipment	(301)	(9)

Years Ended December 31, 2020 and 2019

(Dollars in thousands)	Years Ended December 31,
	2020	2019
Cash	$2,630	$2,510
Working capital	3,142	3,093
Net income	1,946	323
Net cash provided by operating activities	1,622	289
Purchase of property, plant and equipment	(835)	(83)
Cash dividends on common stock	—	(3,541)

The Company has historically incurred significant losses (the majority, until 2012, stemming from the direct methanol fuel cell product development and commercialization programs of its former subsidiary, MeOH Power, Inc.) and had a consolidated accumulated deficit of $118.5 million and $117.8 million as of March 31, 2021 and December 31, 2021, respectively. Management believes that the Company currently has adequate resources to fund current operations. As of March 31, 2021, we had no debt, outstanding commitments related to EcoChain for $1.0 million for capital expenditures, and approximately $2.7 million of cash available to fund our operations. As of December 31, 2020, the Company had working capital of approximately $3.1 million, no debt, no outstanding commitments for capital expenditures and approximately $2.6 million of cash available to fund its operations.

Based on business developments, including changes in production levels, staffing requirements, and network infrastructure improvements, we may require additional capital equipment in the foreseeable future. With respect to MTI and MTI Instruments, we expect to spend a total of approximately $300 thousand on computer equipment and software and $1.6 million on research and development during 2021. As we have done historically, we expect to finance these expenditures and continue funding their operations from our current cash position and our projected 2021 cash flows pursuant to management’s plans. If necessary, we may also seek to supplement our resources by increasing credit facilities to fund operational working capital and capital expenditure requirements. Any additional financing, if required, may not be available to us on acceptable terms or at all.

While it cannot be assured, management believes that, due in part to our current working capital level and projected cash requirements for operations and capital expenditures, its current available cash of approximately $2.7 million, and its projected 2021 cash flow pursuant to management’s plans, the Company will have adequate resources to fund operations and capital expenditures for MTI and MTI Instruments for the year ending December 31, 2021 and through at least the end of the second quarter of 2022. As noted above, we expect to fund Capital expenditures for EcoChain through capital raises, while EcoChain’s operations will be funded through its cash flows. We expect to have adequate resources to fund EcoChain’s operations for the year ending December 31, 2021 and through at lease the second quarter of 2022.

If our revenue estimates are off either in timing or amount, or if cash generated from operations is insufficient to satisfy the operational working capital and capital expenditure requirements, the Company may need to implement additional steps to ensure liquidity including, but not limited to, the deferral of planned capital spending and/or delaying existing or pending product development initiatives, or the Company may be required to obtain credit facilities or other loans, if available, to fund these initiatives. The Company has no other formal commitments for funding its future needs at this time and any additional financing we may require during the year ending December 31, 2021, may not be available to us on acceptable terms or at all. Any one or more of such steps, if required, could potentially have a material and adverse effect on our business, results of operations, and financial condition.

Debt

On May 7, 2020, in connection with receipt of a $3.3 million U.S. Air Force delivery order, MTI Instruments obtained a $300 thousand secured line of credit from Pioneer Bank. The line of credit may be drawn in the discretion of MTI Instruments and bears interest at a rate of Prime +1% per annum. Accrued interest is due monthly, and principal is payable over a period of 30 days following the lender’s demand. The line of credit is secured by the assets of MTI Instruments and is guaranteed by the Company. As of March 31, 2021, there were no amounts outstanding under the line of credit.

We had no additional credit facilities available or debt outstanding at either March 31, 2021 or March 31, 2020.

Backlog, Inventory and Accounts Receivable

At March 31, 2021, the Company’s order backlog was $408 thousand, compared to $555 thousand at December 31, 2020 and $721 thousand at December 31, 2019. The decrease in backlog during the period between December 31, 2019 and December 31, 2020 was primarily due to a few large orders placed in late 2019 in the capacitance line with deliveries in 2020. The decrease in backlog during the period between December 31, 2020 and March 31, 2021 was primarily due to orders being received at the end of December that were shipped in the first quarter.

Our inventory turnover ratios and average accounts receivable days outstanding for the three months ended March 31, 2021 and 2020 and their changes are as follows:

	2021	2020	Change
Inventory turnover	2.3	2.2	0.1
Average accounts receivable days outstanding	40	41	(1)

Our inventory turnover ratios and average accounts receivable days outstanding for the years ended December 31, 2020 and 2019 and their changes are as follows:

	Years Ended December 31,
	2020	2019	Change
Inventory turnover	3.0	2.3	1.3
Average accounts receivable days outstanding	33	40	7

The increase in inventory turns is due to the U.S Air Force contract driving increased inventory balances and a quicker turn to shipment.

The average accounts receivable days’ outstanding decreased seven days during 2020 compared to the prior year due to the increased volume of sales to the U.S. Air Force during 2020 compared to 2019, as the U.S. Air Force generally pays for its purchases within 15 days of delivery, compared to an average of approximately 30 days for non-government customers.

Critical Accounting Policies and Significant Judgments and Estimates

The prior discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. Note 2 of the Audited Consolidated Financial Statements included in this prospectus includes a summary of our most significant accounting policies. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosure of assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, inventories, income taxes and share-based compensation. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Periodically, our management reviews our critical accounting estimates with the Audit Committee of our Board.

The significant accounting policies that we believe are most critical to aid in fully understanding and evaluating our consolidated financial statements include the following:

Revenue Recognition, Accounts Receivable, and Allowance for Doubtful Accounts. Product revenue consists of revenue recognized from MTI Instruments’ product lines. Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration we expect to receive in exchange for those products or services. We enter into contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

If a customer requires that that we provide installation of a purchased product, all revenue related to the product is deferred and recognized upon the completion of the installation. If the terms of our contract with the customer or the customer’s purchase order requires specific customer acceptance criteria with respect to a product, such as on-site customer acceptance and/or acceptance after install, then revenue is deferred until customer acceptance occurs or the acceptance provisions lapse, unless we can objectively and reliably demonstrate that the criteria specified in the acceptance provisions is satisfied. We may also record unearned revenues, which include payments for other offerings for which we have been paid in advance. The resulting revenue would be earned when we transfer control of the product or service.

MTI Instruments currently has distributor agreements in place for the international sale of general instrument and semiconductor products in certain global regions. Such agreements grant a distributor the right of first refusal to act as distributor for such products in the distributor’s territory. In return, the distributor agrees to not market products that are considered by MTI Instruments to be in direct competition with MTI Instruments’ products. The distributor is allowed to purchase MTI Instruments’ equipment at a price that is discounted off the published domestic/international list prices. Such list prices can be adjusted by MTI Instruments during the term of the distributor agreement. Generally, payment terms with the distributor are standard net 30 days, but, on occasion, we have granted extended payment terms. Title and risk of loss of the product passes to the distributor upon delivery to the independent carrier (standard “free-on-board” factory), and the distributor is responsible for any required training and/or service with the end-user. The sale of products to our distributors (and their subsequent payment to us) is completed upon delivery and is not contingent upon the distributors’ resale of the products. Distributor sales are covered by MTI Instruments’ standard one-year warranty and there are no special return policies for distributors.

Our contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. We determine the standalone selling price (“SSP”) for each distinct performance obligation. Since we sell products and services separately, the SSP is directly observable.

Trade accounts receivable are stated at the invoiced amount billed to customers and do not bear interest. An allowance for doubtful accounts, if necessary, represents our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance based on historical write-off experience and current exposures identified. We review our allowance for doubtful accounts monthly. We review past due balances over 90 days and over a specified amount individually for collectability. We review all other balances on a pooled basis by type of receivable. We charge off account balances against the allowance when we believe it is probable the receivable will not be recovered. We do not have any off-balance-sheet credit exposure related to our customers.

Cryptocurrency revenue consists of revenue recognized from EcoChain’s cryptocurrency mining facility. Revenue is recognized at the cryptocurrency’s realized cash value based upon the rates at cryptocurrency exchanges where we are registered. Cryptocurrencies are earned when the miners solve complex computations and cryptocurrency is issued as a result. The mined cryptocurrency is immediately paid to the Coinbase wallet. Cryptocurrency is converted to U.S. dollars on a daily basis.

Inventory. We value inventories at the lower of cost (first-in, first-out) or net realizable value. We periodically review inventory quantities on hand and record a provision for excess, slow moving, and obsolete inventory based primarily on our estimated forecast of product demand, as well as based on historical usage. We also provide estimated inventory allowances for inventory whose carrying value is in excess of net realizable value. Demand and usage for products and materials can fluctuate significantly. A significant decrease in demand for our products could result in a short-term increase in the cost of inventory purchases and an increase of excess inventory quantities on hand. Although we make every effort to assure the accuracy of our forecasts of future product demand, any significant unanticipated changes in demand could have a significant impact on the value of our inventory and our reported operating results. If changes in market conditions result in reductions in the estimated net realizable value of our inventory below our previous estimate, we would increase our reserve in the period in which we made such a determination and record a charge to cost of product revenue.

Share-Based Payments. We grant options to purchase our common stock and award restricted stock to our employees and directors under our equity incentive plans. The benefits provided under these plans are share-based payments and we account for stock-based awards exchanged for employee service in accordance with the appropriate share-based payment accounting guidance. Stock-based compensation represents the cost related to stock-based awards granted to employees and directors. We measure stock-based compensation cost at grant date based on the estimated fair value of the award and recognize the cost as expense on a straight-line basis in accordance with the vesting of the options (net of estimated forfeitures) over the option’s requisite service period. We estimate the fair value of stock-based awards on the grant date using a Black-Scholes valuation model. We use the fair value method of accounting with the modified prospective application, which provides for certain changes to the method for valuing share-based compensation. The valuation provisions apply to new awards and to awards that are outstanding on the effective date and subsequently modified.

The determination of the fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate, and expected dividends.

Theoretical valuation models and market-based methods are evolving and may result in lower or higher fair value estimates for share-based compensation. The timing, readiness, adoption, general acceptance, reliability, and testing of these methods is uncertain. Sophisticated mathematical models may require voluminous historical information, modeling expertise, financial analyses, correlation analyses, integrated software and databases, consulting fees, customization, and testing for adequacy of internal controls.

For purposes of estimating the fair value of stock options granted using the Black-Scholes model, we use the historical volatility of our stock for the expected volatility assumption input to the Black-Scholes model, consistent with the accounting guidance. The risk-free interest rate is based on the risk-free zero-coupon rate for a period consistent with the expected option term at the time of grant. We paid a special dividend during the year ended December 31, 2019 and did not pay any dividends during the year ended December 31, 2020. We are required to assume a dividend yield as an input to the Black-Scholes model. Since the 2019 dividend was a special dividend and we do not anticipate paying any cash dividends in the foreseeable future, we therefore use an expected dividend yield of zero in the option valuation model. The expected option term is calculated based on our historical forfeitures and cancellation rates.

Income Taxes. We are subject to income taxes in the U.S. (federal and state). As part of the process of preparing our consolidated financial statements, we calculate income taxes for each of the jurisdictions in which we operate. This involves estimating actual current taxes due together with assessing temporary differences resulting from differing treatment for tax and accounting purposes that are recorded as deferred tax assets and liabilities, loss carryforwards, and tax credit carryforwards, for which income tax benefits are expected to be realized in future years. Deferred tax assets are reported net of a valuation allowance when it is more likely than not that a tax benefit will not be realized. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our net deferred tax assets. We considered all available evidence, both positive and negative, such as historical levels of income and future forecasts of taxable income amongst other items in determining our valuation allowance. In addition, our assessment requires us to schedule future taxable income in accordance with accounting standards that address income taxes to assess the appropriateness of a valuation allowance, which further requires the exercise of significant management judgment.

We account for taxes in accordance with the asset and liability method of accounting for income taxes. Under this method, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The impact of our reassessment of our tax positions for these standards did not have a material impact on its results of operations, financial condition, or liquidity.

We are also currently subject to audit in various jurisdictions, and these jurisdictions may assess additional income tax liabilities against us. Developments in an audit, litigation, or in applicable laws, regulations, administrative practices, principles, and interpretations could have a material effect on our operating results or cash flows in the period or periods in which such developments occur, as well as for prior and in subsequent periods.

Tax laws, regulations, and administrative practices in various jurisdictions may be subject to significant change, with or without notice, due to economic, political, and other conditions, and significant judgment is required in evaluating and estimating our provision and accruals for these taxes. There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. Our effective tax rates could be affected by numerous factors, such as intercompany transactions, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, the applicability of special tax regimes, losses incurred in jurisdictions for which we are not able to realize the related tax benefit, changes in foreign currency exchange rates, entry into new businesses and geographies, changes to our existing businesses and operations, acquisitions and investments and how they are financed, changes in our stock price, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles, and interpretations.

Recent Accounting Pronouncements

A discussion of recently-adopted and new accounting pronouncements is included in the financial statements, included elsewhere in this prospectus.

BUSINESS

Overview and Recent Developments

Mechanical Technology, Incorporated, was incorporated in 1961 as a New York corporation, operating as a developer and manufacturer of energy efficient rotating machinery and instrumentation. Headquartered in Albany, New York, the Company has a rich history of technological experience in providing technical advances to support American industry and defense agencies, and in developing related proprietary products, including gas-lubricated bearings, sensors, compressors, steam turbines, high-efficiency engines and fuel cells for industrial equipment and hand-held devices. During the last four years we have undertaken a process to streamline our product offerings in order to re-focus on our core business and key product lines and limit the amount of customer-specific customization of our products, which has resulted in the Company returning to profitability. We remain, however, as we have throughout the Company’s history, highly dependent on the financial expertise of our workforce given the highly-technical nature of our products and businesses

Today, the Company’s businesses are conducted through MTI Instruments, a wholly-owned subsidiary of the Company incorporated in New York in 2000, which is engaged in the design, manufacture, and sale of vibration measurement and system balancing solutions, precision linear displacement sensors, instruments and system solutions, and wafer inspection tools, and EcoChain, a Delaware corporation and wholly-owned subsidiary of the Company incorporated in January 2020, which is engaged in cryptocurrency mining powered by renewable energy. Related to this new core business, we also made a strategic investment and hold equity in Soluna, a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications, as further discussed below.

Our website is http://www.mechtech.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus or the registration statement to which it forms a part.

The current corporate organizational structure of MTI appears below.

The Company also owns a 47.5% interest, which as of March 31, 2021 had a fair value of $0, in MeOH Power, Inc. (formerly MTI MicroFuel Cells, Inc.) (“MeOH Power”), a non-operating corporation which owns certain assets, including patents. MeOH was formerly a wholly-owned subsidiary of the Company, until December 31, 2013, at which time control of the subsidiary was transferred to a former director of the Company. We do not expect our current interest in MeOH Power, Inc. to have a material impact on our results of operations or financial condition going forward.

The Board adopted resolutions authorizing the re-domicile of the Company’s state of incorporation from New York to Nevada (the “Redomestication”), which was approved by the Company’s shareholders at a Special Meeting of Shareholders on March 25, 2021. Pursuant to a merger transaction in which the Company was merged into a newly-formed Nevada corporation (the “Merger”), the Company consummated the Redomestication from New York to Nevada, effective as of March 29, 2021. The Company, which is now a corporation organized under the laws of the State of Nevada, continued as the surviving entity of the Merger, succeeding to and assuming all rights and obligations of the Company, in accordance with Nevada law. Also, effective upon the Redomestication, each outstanding share of Company’s common stock was converted into one share of common stock of the Nevada corporation. The shares of the New York corporation, as a result of the Merger, were automatically cancelled and retired, are no longer outstanding and cease to exist.

The Company had previously been subject to the reporting requirements of the Exchange Act and filed reports and other documents with the SEC thereunder, but had ceased doing so in 2018. The Company filed with the SEC a Form 10 Registration Statement to re-register its common stock under Section 12 of the Exchange Act initially in March 2020, which was withdrawn and then re-filed in September 2020 and that became effective in November 2020, making the Company once again subject to the Exchange Act’s reporting requirements.

In February 2021 we added two new independent directors to our Board, William Hazelip and Alykhan Madhavji, who bring to the Board expertise that will support EcoChain’s cryptocurrency mining business. Mr. Hazelip is an accomplished leader in the energy industry, with deep experience in utility project development, financing, regulation, and operations. Mr. Madhavji is the Managing Partner at Blockchain Founders Fund, an early-stage investment fund specialized in investing in blockchain and emerging technology projects and venture-builder of top-tier start-ups headquartered in Beijing, China. To support EcoChain’s cryptocurrency mining business, the Company intends to bolster the Board’s expertise in areas vital to this business, including power generation and transmission business, as well as project finance, as it continues to grow EcoChain. Messrs. Hazelip and Madhavji have a wealth of knowledge and experience in these important areas.

In addition, on March 23, 2020, our common stock commenced trading on Nasdaq.

Test and Measurement Instrumentation Segment

MTI Instruments, Inc.

MTI Instruments engages in the design, manufacture, sale, marketing, and support of metrology, or measurement, products that provide analytical data to help customers monitor and analyze processes in areas including research and development, manufacturing, process control, quality control, and troubleshooting of third-party equipment. In research and development, our products can help customers collect empirical data that they can use to develop new products or processes. In manufacturing, our sensors can help engineers understand whether or not a process is under control. In the quality control area, our products can help determine if parts in a manufacturing line pass or fail an applicable quality test. With respect to troubleshooting, our products can provide diagnostic, and potential solution, information.

Because of the large number of applications and uses for our products, MTI Instruments’ product mix varies from a single sensor to a large multi-channel system that contains many different sensors and software, we can provide our customers a complete solution. In addition, MTI Instruments sells components to original equipment manufacturers (“OEMs”) who, in turn, incorporate our components into their own products.

MTI Instruments’ operations are headquartered in Albany, New York.

Instrumentation Products

MTI Instruments manufactures a line of products capable of diagnosing vibration and balancing problems of an aircraft engine and generating a visual map of where metal weights should be placed for the customer to balance the engine, also known as “trim balancing.” MTI Instruments also specializes in non-contact, highly-accurate metrology products. The measurements are carried from a distance while the sensor is tracking the object’s movement. These types of measurement sensors are commonly referred to in the industry as non-contact, linear displacement measurement sensors. Additionally, MTI Instruments manufactures a portable signal generator as well as quality control tools for the semiconductor industry.

Balancing Systems: MTI Instruments manufactures computer-based portable balancing systems (“PBS”) products that automatically collect and record aircraft engine vibration data, identify vibration or balance trouble in an engine, and calculate a solution to the problem on-wing, which means that customers do not have to disassemble the engine off the plane to perform this test and correct for the problem, resulting in a significant reduction of downtime. Major aircraft engine manufacturers and the U.S. Air Force, other military and commercial airlines, and gas turbine manufacturers use these products. MTI instruments also manufactures a product with similar characteristics for test cells. Test cells are dedicated engine facilities outfitted with instruments to test aircraft engines when taken off aircrafts.

Listed below are selected MTI Instruments’ Balancing Systems product offerings and technologies:

Product	Description
PBS-4100+ Portable Balancing System	Provides easy-to-follow solutions for engine vibration and trim balancing
PBS-4100R+ Test Cell Vibration Analysis and Trim Balance System	Advanced trim balancing and diagnostics for engine test cells
TSC-4800A Tachometer Signal Conditioner	Signal conditioner detects and conditions signals for monitoring, measuring, and indicating engine speeds

Precision Instruments Products: MTI Instruments’ precision instruments products are designed to address the needs of process engineers, researchers, designers, product developers, and others who need to measure and monitor what they are working on with precisions down to a nanometer or 1 billionth of a meter - essential to some industries like the semiconductor market, which uses such precision in the manufacturing of products including computer chips and smartphones. These products are also used in general industrial manufacturing applications including measuring dimensions, monitoring thickness, and the vibration of products.

Listed below are selected MTI Instruments’ precision instruments product offerings and technologies:

Product Line	Description
Accumeasure™ Series	High precision capacitive boards and systems offering great stability
Microtrak™ Series	Single spot laser sensor line equipped with the latest complementary metal oxide semiconductor sensor technology with high sensitivity
Fotonic Sensor® Series	Fiber-optic-based vibration sensor systems with high frequency response

Diagnostic Equipment: MTI Instruments offers a portable signal generator - its 1510 Calibrator. A signal, or function, generator is a product that delivers an electronic signal simulating other pieces of equipment or sensors to help the user easily isolate potential problems when testing and calibrating electronic equipment. While the product was originally designed to help customers calibrate PBS products in the field, MTI Instruments now markets this product worldwide to different markets.

Semiconductor and Solar Metrology Systems: MTI Instruments manufactures a family of products that can assist in early defect detection in the manufacturing process of semiconductor products. Some of these semiconductor products include microchips, which are the basis for building the sophisticated electronic devices in common use today, including computers and smartphones. MTI Instruments’ semiconductor products help our manufacturer customers identify irregularities in the components of their products earlier in their manufacturing process. For example, for microchip manufacturers, our products allow for the detection of defects at the wafer (the surface, usually made of the chemical element silicon, from which microchips are built) stage of the manufacturing process. This allows our customers to discard defective components before they result in the manufacture of defective products, saving them time and money.

Listed below are MTI Instruments’ semiconductor and solar metrology systems product offerings and technologies:

Product	Description
Proforma 300iSA	Semi-automated, non-contact full wafer surface scanning system for thickness, total thickness variation, bow, warp, site and global flatness
Proforma 300i	Manual, non-contact measurement of wafer thickness, total thickness variation, and bow
PV 1000	In process tool for measuring thickness and bow of solar wafers

Marketing, Sales and Distribution

MTI Instruments markets and sells its products and services using selected and specific channels of distribution. In the Americas, MTI Instruments uses a combination of direct sales and representatives. Overseas, particularly in Europe and Asia, MTI Instruments uses distributors and agents specific to our targeted end markets and has our sales staff frequently (at least once per quarter) visit distributors and customers in these territories to increase our exposure and sales, although during the current COVID-19 pandemic these visits are taking place virtually, either through videoconferences or via webinars. For our balancing systems, MTI Instruments primarily sells directly to end users.

MTI Instruments supplements sales efforts with marketing activities across different media including search engines, targeted newsletters, and purchased customer lists, and participates in trade shows related to our business in hopes to increase lead generation, resulting in new customer sales. The Company also maintains strong working relationships with our existing key customers to continually promote new product sales. MTI Instruments does not experience any seasonal or cyclical fluctuations in sales.

In addition, the Company works with existing OEMs and seeks to work with new OEMs to incorporate our products into their own products or retrofit existing components with our products. In most cases, these OEMs are looking for a semi-custom sensor using our products and technologies as the base for development. While the sales cycle of a new MTI Instruments’ product at an OEM can be long, so is the potential for recurring revenue once an OEM adopts our product.

Product Development

MTI Instruments conducts research and development efforts to support its existing products and develop new ones according to its sales and marketing plans. Management believes that our success in our current business depends to a large extent upon innovation, technological expertise, and new product development, and in some cases, seeking a technological advantage in the market. In addition, as noted above MTI Instruments seeks to work with OEMs to develop semi-custom product solutions. Below are our most recent product development efforts, all of which are part of our Accumeasure™ Series product line:

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In the first quarter of 2020, MTI Instruments launched our D200 HD, a high-definition product targeting customers looking for a linear displacement sensor capable of achieving a resolution in picometers. Resolution is the minimum detectable change in the position of the object being studied. For reference, one inch can be divided into 25.4 billion picometers. This product can detect small distance changes as low as 20 picometers. This product feature is particularly relevant to companies working in nano-science and nano-technology applications including the semiconductor, medical instrumentation, and electronics industries.

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In 2019, we launched the Digital Accumeasure D Series, Gen 3- the third generation of this product platform with improvements in linearity down to 0.01%, while improving resolution. Linearity is a large component of how an instrument performs and how accurate it is. This product is targeted to customers looking for a linear displacement sensor with both high accuracy and high resolution. This product appeals to companies working on tracking positioning or movement including two-directional moving platform manufacturers, lens positioning developers, and, in general, the semiconductor industry.

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In 2016, MTI Instruments introduced a paper-thin capacitance probe that is non-magnetic, a feature that allows the probe to conform to and be bonded in a thin gap and provides accurate measurement within surrounding magnetic fields. This paper-thin probe, together with the Accumeasure D, is designed to be used to measure and monitor gaps in high power generators, wind turbines, and other auxiliary equipment. That year, we also enhanced the PBS-4100+ to accommodate the latest generation of fuel-efficient aircraft engines.

Product Manufacturing & Operations

While many companies in the sensor, instrument, and systems markets have manufacturing operations overseas, MTI Instruments (and its predecessors) is and has always been a U.S.-based manufacturing company. Products are conceived, developed, tested, and shipped out from our headquarters in Albany, New York.

Our management believes that there are inherent advantages in maintaining our operations in the United States, including reducing the risk of inadvertent technology transfer, the ability to control manufacturing quality, and a much more effective customer management and satisfaction process. We have long-term vendor relationships and believe that most raw materials that we use in our products are readily available from a variety of vendors. These advantages were particularly acute during the last 12 months as we experienced minimal supply chain interruptions or other negative effects on our manufacturing processes as a result of the coronavirus pandemic.

We employ a flexible approach to manufacturing. While cross-training our employees in operations in different functional areas, management also implemented and has kept up-to-date lean principles on the manufacturing floor to increase capacity and productivity when experiencing high sales volumes.

In April 2020, the Company was re-certified ISO 9001:2015 compliant. The certification was authorized by TÜV Rheinland®, an independent testing agency. To initially obtain this certification, which we did in 2017, we underwent a rigorous five-step process including preparation, documentation, implementation, internal audit, and final certification. We believe that operational changes we have implemented in accordance with ISO 9001:2015 confirms our commitment to an effective management system and ongoing improvement, a practice that management believes is important for continuous growth.

Competition

We compete with a number of companies, several of which are substantially larger than MTI Instruments.

In the axial turbo machinery market, MTI Instruments’ PBS product line competes with products from companies including ACES Systems Inc. and Meggitt Sensing Systems SA (Vibrometer) in the diagnostics of engine vibration and trim balancing.

In the precision automated manufacturing market, MTI Instruments faces competition from companies including Omron Corporation, Turck Inc., Pepperl+Fuchs, Inc., Keyence Corporation, Micro-Epsilon Messtechnik GmbH & Co. KG, Schmitt Industries Inc., Capacitec, Inc., Microsense LLC, and Motion Tech Automation Inc.

In the R&D and semiconductor markets, we compete with companies involved in wafer inspection including KLA Corporation, Micro-Epsilon Messtechnik GmbH & Co. KG, and E+H Metrology GmbH. Competitors in precision linear displacement include Keyence Corporation, Micro-Epsilon Messtechnik GmbH& Co. KG, Schmitt Industries Inc., Capacitec, Inc., Microsense LLC, and Motion Tech Automation Inc.

The primary competitive considerations in MTI Instruments’ markets are product quality, performance, price, timely delivery, responsiveness, and the ability to identify, pursue, and obtain new customers. MTI Instruments believes that its employees, product development skills, sales and marketing systems, and reputation are competitive advantages.

Raw Materials

Our products are made from a wide variety of raw materials and certain subassemblies that are generally available from multiple sources. MTI Instruments’ principal suppliers of materials are Spinnaker for printed circuit boards, SYNNEX Corporation for military specification computers, LWA Works, Inc. for machined parts, J&K Connectors for connectors and Zero Manufacturing for cases. While we seek to have several sources of supply for our raw materials and subassemblies, however, we do obtain certain materials from a single source or a limited group of suppliers or from suppliers in a single country. While we believe that we have established strong vendor relationships to mitigate the risks associated with single source suppliers and have not experienced disruptions in our supply chain to date, disruptions in supply remain a possibility and could result in delays, increased costs, or reduced operating profits or cash flows.

Significant Customers

All of our product revenues to date during 2020, and all of our revenues during 2019, 2018, and 2017, were earned through MTI Instruments. MTI Instruments’ largest customer is the U.S. Air Force. We also have strong relationships with companies in the electronics, aircraft, aerospace, automotive, and semiconductor industries. The U.S. Air Force accounted for 42.9%, 20.8%, 28.0%, and 20.1%, respectively, of our total product revenues during 2020, 2019, 2018, and 2017, respectively. Our largest commercial customer during the year ended December 31, 2020, was to a reseller of our aircraft ground support equipment, which accounted for 9.1% of total product revenue. Our largest commercial customer in 2019 was a U.S. manufacturer of test equipment and constructed service facilities to the aerospace and energy markets, which accounted for 11.0% of total product revenue. Our largest commercial customer in 2018 was a manufacturer of semiconductor equipment in Asia, which accounted for 11.1% of total product revenue, and our largest commercial customer in 2017 was a manufacturer of semiconductor equipment located in Asia, which accounted for 10.0% of total product revenue. Historically, we have had a small number of customers representing a large percentage of our total revenue. Although we endeavor to maintain and further expand our customer base, we expect that sales to a limited number of customers continue to account for a high percentage of our revenues for the foreseeable future, and the loss of or significant reduction in sales to our customer base could have a material adverse effect on our business.

Intellectual Property and Proprietary Rights

We rely on trade secret laws to establish and protect the proprietary rights of our products. Specifically, MTI Instruments’ trademark “FOTONIC SENSOR®” was registered on July 10, 2007 in the United States for use in class 9 (electronic instruments, namely, sensors for measuring displacement, position, and vibration). MTI Instruments also holds U.S. Patent No. 6,809,542, registered on October 26, 2004, for a wafer resistance measurement apparatus and method using capacitively coupled A/C excitation signals. In addition, we enter into standard confidentiality agreements with our employees and consultants and seek to control access to and distribution of our proprietary information. Even with these precautions, however, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization or to develop similar technology independently. In addition, effective trade secret protection may be unavailable or limited in certain foreign countries.

Royalty Agreement; Sale of Business

Pursuant to an Asset Purchase Agreement by and between MTI Instruments and 5 Twenty-Two Systems, LLC, dated as of May 10, 2019, we sold all assets related to our former tensile stage product line to 5 Twenty-Two Systems for an aggregate purchase price comprised of $27,500 plus $9,048.20 for certain inventory, plus future royalty payments, and 5 Twenty-Two Systems’ assumption of certain liabilities. Pursuant to the Asset Purchase Agreement, 5 Twenty-Two Systems’ is required to pay MTI Instruments, through May 10, 2022, a royalty equal to 3% of 5 Twenty-Two Systems’ gross sales from its sale of products, equipment, or other assets containing, incorporating, or making use of the assets purchased from MTI Instruments pursuant to the Asset Purchase Agreement. We have received some royalty payments under this agreement but to date such amounts have been immaterial.

Cryptocurrency Segment

EcoChain, Inc.

On January 8, 2020, the Company formed EcoChain as a wholly-owned subsidiary to focus in the cryptocurrency and the blockchain ecosystem. EcoChain engages in cryptocurrency mining, a process by which transactions between cryptocurrency users are verified and added to the blockchain public ledger. Cryptocurrency mining also introduces new cryptocurrency coins into the existing circulating supply, facilitating a peer-to-peer decentralized network without the need for a third-party central authority.

In connection with this business line, EcoChain has established a facility located in East Wenatchee, Washington to mine cryptocurrencies and integrate with the blockchain network. Pursuant to the January 2020 Operating and Management Agreement, Soluna assisted us in developing, and is now operating, the cryptocurrency mining facility. The January 2020 Operating and Management Agreement requires, among other things, that Soluna provide developmental and operational services, as directed by EcoChain, with respect to the cryptocurrency mining facility in exchange for EcoChain’s payment to Soluna of a one-time management fee of $65,000 and profit-based success payments in the event EcoChain achieves explicit profitability thresholds. Pursuant to the January 2020 Operating and Management Agreement, during the developmental phase of the cryptocurrency mining facility, which ended on March 14, 2020, Soluna gathered and analyzed information with respect to EcoChain’s cryptocurrency mining efforts and produced budgets, financial models, and technical and operational plans, including a detailed business plan, that it delivered to EcoChain in March 2020, (the “Deliverables”), all of which was designed to assist with the efficient implementation of a cryptocurrency mine. The agreement provided that, following EcoChain’s acceptance of the Deliverables, which occurred on March 23, 2020, Soluna, on behalf of EcoChain, would commence operations of the cryptocurrency mine in a manner that will allow EcoChain to mine and sell cryptocurrency. In that regard, on May 21, 2020, EcoChain acquired the intellectual property of Giga Watt, Inc. (“GigaWatt”) and certain other property and rights of GigaWatt associated with GigaWatt’s operation of a crypto-mining operation located in the State of Washington. The intellectual property acquired included all of GigaWatt’s intellectual property, including its name and any trademarks, trade names, phone numbers, web sites, social media assets, internet domain names, logos, advertising copy, or artwork, but excluding one of its domain names used in the related bankruptcy case. Such intellectual property was acquired solely as a defensive measure and is not currently being used by EcoChain, and no portion of the purchase price was allocated to such intellectual property. EcoChain purchased these assets from GigaWatt’s Chapter 11 Trustee in its bankruptcy case in the United States Bankruptcy Court, Eastern District of Washington. The acquired assets form the cornerstone of EcoChain’s new cryptocurrency mining operation.

The mining facility located in East Wenatchee, Washington has electrical capacity of between 1.5 megawatts and 3 megawatts depending on whether the Company decides to upgrade certain electrical infrastructure within the facility. As of February 2021, the Company has upgraded its electrical capacity at the facility to 2180 KVA, or 2.6 megawatts, from 2.2 megawatts in December 2020. The Company will continue to assess the economics of further investing in facility upgrades to reach 3 megawatts. As of January 31, 2021, the mine was utilizing approximately 68.8% of its currently available capacity and we expect it to be at full capacity by Spring of 2021. The Company intends to rigorously evaluate increasing its investment in the Blockchain and dense computing sector.

The January 2020 Operating and Management Agreement with Soluna provides the management expertise in the cryptocurrency industry that is necessary to operate the mining facility. Soluna handles the operational management of the mine including making decisions regarding miner purchases (as further described below), including the make and model thereof, and management of execution of daily activities. Several members of the Soluna management team have deep experience in the cryptocurrency industry, including leveraging green power and cutting-edge technology advancements. EcoChain has engaged a third-party service provider to handle the day-to-day operational tasks of the mine, including remedial and preventative maintenance, mine operations and general upkeep of the facility. The team handling these matters, which works on-site at the mining facility, has 10 years’ experience in the daily management of the mining facility as this same team handled these matters for the facility when it was being operated by GigaWatt and by its bankruptcy trustee prior to EcoChain’s purchase of the mine. The Company handles the general and administrative functions of the mine through its corporate office, but otherwise there are no synergies between this business and MTI Instruments’ metrology business. EcoChain has no employees.

Cryptocurrency Mining Operations

EcoChain’s cryptocurrency mining operation in East Wenatchee, Washington, operated by Soluna as provided for in the January 2020 Operating and Management Agreement, commenced operations and immediately began mining several cryptocurrencies, including BitCoin, Ethereum, and LiteCoin, immediately upon consummation of the GigaWatt transaction on May 21, 2020, using the mining equipment we acquired in that transaction. The mine is powered by renewable energy supplied by Public Utility District No. 1 of Douglas County, Washington pursuant to that certain Interconnection and Service Agreement by and between it and GigaWatt dated May 14, 2018, and is housed in approximately 19,000 square feet of leased space in four separate buildings. Since commencing its mining operations, EcoChain has acquired additional equipment and initiated improvements to the acquired facilities to increase the mine’s capacity. To maximize space utilization at the facility and cut down on our operating costs associated with the facility, EcoChain has entered into a co-location agreement to share both unused space and facility costs with Navier Incorporated. EcoChain sells all cryptocurrencies mined for U.S. dollars, as it is not in the business of accumulating cryptocurrency on its balance sheet for speculative gains.

On January 14, 2021, EcoChain established a subsidiary, EcoChain Wind, LLC, a Nevada limited liability company, for the purpose of acquiring real property in the Southeastern United States for purposes of building cryptocurrency mining operations at a green data center (the “Facility”). EcoChain signed an agreement, dated January 21, 2021, relating to the acquisition of this property, and closed the acquisition on March 4, 2021.

On February 22, 2021, EcoChain executed and entered into an Industrial Power Contract with a power providing cooperative pursuant to which EcoChain will be provided with electric power and energy for use in the Facility. This agreement, and the electric power and energy to be provided to EcoChain, pursuant thereto, will commence upon the completion of the Facility, which is expected to occur on or around the third or fourth quarter of 2021, and will continue for an initial term of five (5) years, with automatic renewals unless EcoChain elects to sooner terminate. EcoChain has agreed to pay the provider for the electric power and energy provided to the Facility in accordance with the applicable monthly rates, charges and provisions agreed to from time to time between the power provider and the Tennessee Valley Authority (“TVA”), which is subject to modification or adjustment, from time to time, as agreed to between the power provider and the TVA.

Cryptocurrency Assets

Cryptocurrency assets, known as miners, consist of hardware and software that perform the computations needed to mine cryptocurrencies, as discussed under “Cryptocurrency Revenue” below, and as such are the source of the associated revenues generated by a cryptocurrency mine, including EcoChain’s. EcoChain has approximately 900 miners in service, mostly Bitmains, that generate Bitcoin. For a number of reasons, including the fact that EcoChain purchases miners in the secondary market from a number of different sellers, and that the price fluctuates because of demand and supply fluctuations as well as fluctuations in the price of the specific cryptocurrency that can be mined by the miner purchased, which drives the cost of the miners, the cost of purchasing these assets fluctuates regularly. As a result, EcoChain uses dollar cost averaging to flatten the overall cost of purchasing the miners so that it can consistently purchase miners regardless of the cost on the date of purchase. This allows EcoChain to replace the miners more consistently with newer models, which is important because, as miners age, their speed degrades, usually resulting in decreased computations over the same period and, as a result, fewer mined cryptocurrencies. In addition, miners are subject to ongoing technical obsolescence.

Cryptocurrency Revenue

EcoChain recognizes revenue when the related cryptocurrencies are converted to U.S. dollars through its account with Coinbase, a cryptocurrency exchange (i.e. a platform that facilitates the exchange of cryptocurrencies for other assets, such as conventional money or other digital currencies). EcoChain chooses to exchange cryptocurrency to U.S. dollars through the Coinbase account on a daily basis. The primary cryptocurrencies that EcoChain mines are Bitcoin and, to a lesser degree, Ethereum and LiteCoin. The type of cryptocurrency mined is based specifically on the installed miner, as each miner can mine only one type of cryptocurrency. The miners perform complex computations at a speed referred to as the “hash rate.” EcoChain participates in mining pools where our miners’ computations and those of other miners owned by other persons and entities are combined to place blocks on the blockchain, which generates the relevant cryptocurrency (in other words, it is at this point that more of the relevant cryptocurrency is created, which is memorized in the blockchain by being represented by new “blocks”). The mining pool operator uses software to track contributions made by all the miners and allocates the newly-minted cryptocurrency to the miners based on their pro rata contributions. EcoChain has purchased software that monitors EcoChain’s inputs into these pools and the resulting distribution of the resulting cryptocurrency, which allows the Soluna management team to ensure that EcoChain is being allocated the amounts of cryptocurrency it is entitled to, based on the number of computations it contributes to the pools and the hash rate thereof. Mining pools are subject to disruption and downtime, however, and in the event that a pool EcoChain participates in experiences downtime, EcoChain’s revenues and profitability could be negatively impacted due to an inability to place blocks on the blockchain. The cryptocurrencies allocated to EcoChain are automatically issued to its Coinbase account, which Coinbase exchanges for U.S. dollars based on standard exchange rates. EcoChain does not experience seasonal fluctuations in revenues.

Crypto Currency Mining Market Overview

According to Global Coin Research, [1] Bitcoin miners achieved an aggregate of more than $6 billion in revenues through July 2019 on an annualized basis. According to Glassnode, Bitcoin miner revenue hit a new all-time high of $52.3 million per day during the week of March 11, 2021. [2] The Company believes that cryptocurrency mining has seen a growing demand due to, among other things, the continuous adoption of cryptocurrency worldwide. For example, in October 2020 PayPal announced that its customers can now buy, sell, and hold Bitcoin in their PayPal accounts.[3] Crypto.com estimates that there are approximately 106 million cryptocurrency users globally as of January 2021.[4] According the registration statement it recently filed with the SEC to become a public company, Cryptocurrency exchange Coinbase alone has approximately 43 million users as of December 31, 2020, whereas only eight years ago, on December 31, 2012, it had an estimated just 13,000 users. These increases are being fueled by, among other things, the growing adoption of cryptocurrency by a number of industries including, among others, online gaming, online gambling, remittances, and digital commerce.[5] Research estimates that from 2018 through 2028, the compound annual growth rate (return on investment over a period of time) of the market capitalization for the crypto asset market will be 36%.[6] Further, according to Gartner, IDC, and Forrester, the total addressable market (total estimate of value based on available population of users) is estimated to grow from $63 billion in 2020 to $86 billion in 2028.[7] Based on the estimated growth in the total addressable market, the Company expects continued demand downstream to the mining level of cryptocurrencies.

[1]	Global Coin Research Team, Crypto Mining 101 – Overview & Landscape of the Mining Industry, May 5, 2020, available at https://globalcoinresearch.com/2020/05/05/crypto-mining-101/.

[2]

Glassnode, The Week On-chain (Week 11, 2021), March 15, 2021, available at https://insights.glassnode.com/the-week-on-chain-week-11-2021-2/. See also Mathew Di Salvo, Bitcoin Miner Revenue Hits All-Time High of $52.3 Million in One Day, March 16, 2021, available at https://decrypt.co/61630/bitcoin-miner-revenue-all-time-high.

[3]

PayPal Launches New Service Enabling Users to Buy, Hold and Sell Cryptocurrency, Oct 21, 2020, available at https://newsroom.paypal-corp.com/2020-10-21-PayPal-Launches-New-Service-Enabling-Users-to-Buy-Hold-and-Sell-Cryptocurrency.

[4]

Harry Robertson, The estimated number of global crypto users has passed 100 million - and boomers are now getting drawn to bitcoin too, reports find, February 25, 2021, available at https://markets.businessinsider.com/currencies/news/crypto-users-pass-100-million-boomers-gen-x-bitcoin-btc-ethereum-2021-2-1030122720#:~:text=Around%20106%20million%20people%20are,drawn%20to%20tokens%20like%20bitcoin.

[5]	Statis Group, Cryptoasset Market Coverage Initiation: Valuation, August 30, 2018, available at https://research.bloomberg.com/pub/res/d37g1Q1hEhBkiRCu_ruMdMsbc0A.

[6]	Id.

[7]	Id.

Mining Ecosystem and Competitive Landscape

There are number of methods that individuals and organizations use to engage in cryptocurrency mining, and mining operations run the gamut from individuals using one or more systems to run mining operations to industrial-scale mining companies with thousands of systems. The Company believes that the high demand for cryptocurrency is fueling innovation in all aspects of the mining hardware and the mining process. This includes the creation of mining pools, discussed above, that permitted the initial mining operators, which were generally small or individually-owned operations, to pool their resources to compete with larger entities that entered the mining market as cryptocurrencies gained wider use and acceptance and, as a result, mining them became more profitable. The mining business is global and is not dominated by any particular individual or organization. EcoChain considers, among its closest competitors, Marathon Patent Group, Riot Blockchain, Inc. CleanSpark, Inc., HIVE Blockchain Technologies, Ltd. and Hut 8 Mining Corp.

Equity Investment - Soluna

Simultaneously with entering into the January 2020 Operating and Management Agreement with Soluna, the Company, pursuant to a purchase agreement it entered into with Soluna, made a strategic investment in Soluna by purchasing 158,730 Class A Preferred Shares of Soluna for an aggregate purchase price of $500,000. After acceptance of the Deliverables, as required by the terms of the purchase agreement, the Company purchased an additional 79,365 Class A Preferred Shares of Soluna for an aggregate purchase price of $250,000. The Company also has the right, but not the obligation, to purchase additional equity securities of Soluna and its subsidiaries (including additional Class A Preferred Shares of Soluna) if Soluna secures certain levels or types of project financing with respect to its own wind power generation facilities. The Company has additionally entered into a Side Letter Agreement, dated January 13, 2020, with Soluna Technologies Investment I, LLC, a Delaware limited liability company that owns, on a fully diluted basis, 62.5% of Soluna and is controlled by a Brookstone Partners-affiliated director of the Company. The Side Letter Agreement provides for the transfer to the Company of additional Class A Preferred Shares of Soluna in the event Soluna issues additional equity below agreed-upon valuation thresholds.

Several of Soluna’s equity holders are affiliated with Brookstone Partners, the investment firm that holds an equity interest in the Company through Brookstone XXIV. One of our Brookstone XXIV-affiliated directors serves as a director and as Secretary and Treasurer of Soluna, and the other Brookstone XXIV-affiliated director has an ownership interest in Soluna (See section titled “Certain Relationships and Related Transactions” for additional information on these relationships). In light of these relationships, the various transactions by and between the Company and EcoChain, on the one hand, and Soluna, on the other hand, were negotiated on behalf of the Company and EcoChain via an independent investment committee of the Board and separate legal representation. The transactions were subsequently unanimously approved by both the independent investment committee and the full Board.

Existing or Probable Governmental Regulations

Test and Measurement Instrumentation Segment

Under the prior federal administration, there had been discussions and activities regarding changes to other U.S. trade policies and treaties, including threats by the United States to withdraw from certain treaties and other countries signing new trade agreements without U.S. participation. These developments may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our access to suppliers or customers and could have a material adverse effect on our business, financial condition, and results of operations.

In particular, while there has been no impact on MTI to date from recent tariffs, new tariffs may yet be implemented, and it is unclear when and if the current administration of President Biden will reverse any such tariffs. New tariffs, if implemented, could negatively impact MTI in a number of ways. While any steel and aluminum we use in our products is produced solely in the United States, the new tariffs may provide domestic steel and aluminum producers the flexibility to increase their prices, at least to a level where their products would still be priced below foreign competitors once the tariffs are taken into account. Any such price increases, to the extent we did not pass such increases on to our customers, would likely increase our cost of product revenue and, as a result, decrease our gross margins, operating income, and net income, which could have a material adverse effect on our financial condition. On the other hand, if we attempt to pass any such increases on to our customers, that may result in lower sales, which would likely decrease our net income, and could have a material adverse effect on our financial condition. In addition, in response to the new tariffs, a number of other countries are threatening to impose tariffs on U.S. imports that, if implemented, could increase the price of our products in these countries and may result in our customers looking to alternative sources for our products. This would result in decreased sales, which could have a negative impact on our gross margins, net income, and financial condition.

We anticipate possible further changes to current policies by the U.S. government that could affect MTI Instruments’ business, including changes in U.S. trade relations with other countries (e.g., China). Our suppliers source some of their raw materials from foreign countries, so any new tariffs imposed by the U.S. government on imports into the United States may increase our cost of product revenue to the extent our suppliers pass some or all of the costs of such tariffs on to their customers and, as a result, decrease our gross margins, operating income, and net income, which could have a material adverse effect on our financial condition. Further, the imposition of such tariffs, and other recent and potential actions of the U.S. government with respect to other countries, may generate negative views of the United States in other countries and make persons in those countries less inclined to purchase products from U.S. companies like us.

The ultimate reaction of other countries to recent and potential additional tariffs, and the impact of these tariffs on the United States, the global economy, and our business, financial condition, and results of operations, cannot be predicted at this time, nor can we predict the impact of any other actions, including U.S. withdrawal from or attempted renegotiation of trade treaties, that may be undertaken by the current or the incoming administration with respect to global trade and the impact this may ultimately have on our business, operating results, and financial condition.

Cryptocurrency Segment

While the United States and a number of other countries are considering how to regulate cryptocurrencies, very little governmental or regulatory action has been taken in that regard to date. While we expect that regulation, particularly in the United States, governing the cryptocurrency arena will be adopted at some point, there is no certainty at this time when such regulations may be adopted, what form such regulation will take, or the parts of the cryptocurrency sector that such regulations will impact. As a result, we cannot at this time determine or even estimate what the impact of such regulations may be on EcoChain’s business or on EcoChain’s and, as a result, the Company’s, financial condition or results of operations.

Human Capital Resources

As of July 16, 2021, we had 37 employees, including 30 full-time employees. Of these employees 10 are engaged in product development, nine in manufacturing, and the remainder in sales and general and administrative functions. The manufacturing personnel include both individuals directly involved in the manufacturing of our products as well as warehouse and operations supervisory personnel. Certain positions within our organization require industry-specific technical knowledge. We have been successful in attracting and retaining qualified technical personnel for these positions. None of our employees are covered by any collective bargaining agreement.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, engaging, incentivizing, and integrating our existing and additional employees. The Company supports its employees through a generous benefits package and has recently expanded human resource activities to include wellness activities. In response to the COVID-19 global pandemic, the Company has implemented procedures to support flexible working arrangements for its workforce based on business needs. In particular, all employees that can perform work remotely have been provided with a laptop and remote access, and the Company regularly holds meetings virtually.

Insurance

The Company currently maintains the following insurance policies for its business operations: Director’s & Officer’s Liability, Excess Directors& Officers, Workers Compensation, Commercial Property, Commercial General Liability, Business Auto, Commercial Umbrella, Aviation, Foreign Travel Accident, Kidnap & Ransom or Extortion, Foreign Auto, Foreign General Liability, Foreign Property, Foreign Workers Compensation, AD&D Travel Accident, Commercial Crime and Employment Practices Liability.

DESCRIPTION OF OUR SECURITIES

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Articles of Incorporation, as amended (our “Articles of Incorporation”) and Bylaws, which are incorporated by reference to the exhibits to the Registration Statement of which this prospectus is a part, as well as the relevant portions of Nevada law.

General

Our Articles of Incorporation authorizes us to issue up to 85,000,000 shares of stock, consisting of 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 840,000 will be classified as shares of Series A Preferred Stock. See “Description of the Series A Preferred Stock” beginning on page 67. As of July 16, 2021, we had 13,715,163 shares of common stock issued and 12,699,670 shares of common stock outstanding and no shares of preferred stock issued or outstanding.

Under our Articles of Incorporation, the Board, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof.

Common Stock

The holders of the Company’s common stock are entitled to one vote per share held and have the right and power to vote on all matters on which a vote of shareholders is taken. Shareholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by majority vote of shareholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or the bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the bylaws), any director or the entire Board may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire Board.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the shareholders of the Company, the shareholders elect the members of a single class of directors for three-year terms.

Holders of the Company’s common stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor. Upon liquidation, dissolution, or the winding up of the Company, common shareholders are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities. The holders of shares of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of common stock are not subject to redemption by the Company and are fully paid and non-assessable. To the extent that the Company issues additional shares of common stock, the relative interest in the Company of existing shareholders will likely be diluted.

Preferred Stock

Our Articles of Incorporation authorize the Board, without obtaining stockholder approval, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, from time to time, in one or more series, and to fix the number of shares and determine for each such series such voting powers, designations, preferences, and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof. The Board is also expressly authorized to increase or decrease (but not below the number of such series then outstanding) the number of shares of any series subsequent to the issued of shares of that series. If the number of shares of any series is decreased, the shares no longer designated as shares of such series will resume the status of “blank check” preferred stock and may be designated, again, as a new series of preferred stock by the Board. See “Description of the Series A Preferred Stock” on page 67 for a summary description of the Series A Preferred Stock being offered in this Offering.

Outstanding Stock Options and Warrants

As of June 18, 2021, there were options to acquire a total of 1,010,050 shares of common stock at a weighted-average exercise price of $5.64, of which 357,300 shares of our common stock are currently issuable upon exercise of outstanding stock options at a weighted-average exercise price of $4.33 per share; and outstanding warrants to purchase up to an aggregate of 604,839 shares of our common stock at a weighted average exercise price of $6.20 (including the shares underlying the warrants).

Certain Provisions of Our Articles of Incorporation Bylaws

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a shareholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for our shares of common stock. The Company expects that such provisions and terms will operate to discourage extraordinary corporate transactions with respect to the Company, such as takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with the Board. These provisions and terms include:

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Special meetings of shareholders may only be called by the Chief Executive Officer, President, or Secretary of the Company or otherwise by resolution of the Board; shareholders have no right to call special meetings thereof.

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The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of our Board.

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Vacancies on the Board may be filled only by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.

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Except in instances of removal for cause, a director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock or 75% of the entire Board.

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Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of common stock. Under Nevada law, our Board is permitted, in its discretion, at any time, and from time to time, without any action by the shareholders of the Company, to issue shares of our common stock (except to the extent such issuance would be violative of fiduciary duties, so dilutive to existing holders that it would be the equivalent of a sale of the Company, or otherwise prohibited by select provisions of the NRS). The issuance of shares of authorized but unissued stock could, under certain circumstances, have an anti-takeover effect, for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the acquisition of the Company.

Nevada Anti-Takeover Statutes

We are subject to Sections 78.411 – 78.444 of the NRS, relating to combinations with interested stockholders. These provisions prohibit an “interested stockholder” from entering into a “combination” with the Company unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the Company’s capital stock entitled to vote.

Section 78.416 of the NRS defines “combination” to include the following:

●

any merger or consolidation involving the Company (or its subsidiary) and (i) the interested stockholder or (ii) any other entity which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder;

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any sale, transfer, pledge or other disposition of the assets of the Company (or its subsidiary) involving the interested stockholder or its affiliate or associate where the assets transferred (i) have an aggregate market value equal to more than 5% of the aggregate market value of all of the Company’s assets, on a consolidated bases; (ii) have an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the Company; or (ii) represent more than 10% of the earning power or net income of the Company, on a consolidated basis;

●

subject to certain exceptions, any transaction that results in the issuance or transfer by the Company of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the Company;

●	the adoption of any plan or proposal for the liquidation or dissolution of the Company under any agreement, arrangement or understanding with the interested stockholder, or its affiliate or associate;
●

any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder, or its affiliate or associate; or

●	the receipt by the interested stockholder, or its affiliate or associate, of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In addition, Sections 78.378 through 78.3793 of the NRS limit the voting rights of certain acquired shares in a Nevada corporation (an “issuing corporation”) that (i) has 200 or more stockholders, at least 100 of which are Nevada residents and (ii) conducts business in Nevada. Specifically, if the acquisition results in ownership of: (i) 20% or more but less than 33%; (ii) 33% percent or more but less than 50%; or (iii) 50% or more, as applicable, of the issuing corporation’s then outstanding voting power with respect to the election of directors, then the securities acquired in such acquisition are denied voting rights unless the acquisition is approved by (i) the holders of a majority of the issuing corporation’s voting power; and (ii) the holders of a majority of each class or series of stock if the acquisition would adversely affect or change any preference of any relative or other right given to any such class or series. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) not less than all of the voting securities of the issuing corporation acquired by the acquiring person may be redeemable by an issuing corporation at the average price paid for the securities within 30 days if (x) the acquiring person has not given a timely offeror’s statement to the issuing corporation in accordance with Section 78.3789 of the NRS or (y) the issuing corporation’s stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if the issuing corporation’s stockholders vote to accord voting rights to the securities acquired by acquiring person, then any stockholder of the issuing corporation who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities.

We expect the existence of these provisions to have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our shareholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our common stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following describes the material terms of the Series A Preferred Stock. This is not a complete description and is subject to, and entirely qualified by reference to applicable provisions of our Articles of Incorporation, Bylaws and the Certificate of Designation, Preferences And Rights (the “Certificate”) establishing the Series A Preferred Stock, which are filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part, as well as the relevant portions of Nevada law. This description of particular terms of the Series A Preferred Stock supplements the description of general terms and provisions of our preferred stock set forth above under “Description of Our Securities—Preferred Stock.”

Pursuant to our Articles of Incorporation, we are authorized to issue 10,000,000 shares of our preferred stock, par value $0.001 per share. In connection with this Offering, we have designated 840,000 of these shares as the “9.0% Series A Cumulative Perpetual Preferred Stock”, pursuant to the Certificate that sets forth the terms of such Series A Preferred Stock. Prior to the issuance of the Series A Preferred Stock, we will file the Certificate with respect to the Series A Preferred Stock with the Secretary of State of the State of Nevada. The Series A Preferred Stock being offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable. The number of authorized shares of Series A Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of our preferred stock, less all shares of any other series of our preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series A Preferred Stock then outstanding) by resolution of the Board (or a duly authorized committee of the Board), without the vote or consent of the holders of the Series A Preferred Stock. Shares of the Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by the Company will be cancelled and revert to authorized but unissued shares of our preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series A Preferred Stock and reserve the right to re-open this series and issue additional shares of the Series A Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series A Preferred Stock. The additional shares of the Series A Preferred Stock will be deemed to form a single series with the Series A Preferred Stock offered hereby. Each share of the Series A Preferred Stock will be identical in all respects to every other share of the Series A Preferred Stock, except that shares of the Series A Preferred Stock issued after               , 2021 (the “Original Issue Date”) will accrue dividends from the later of the Original Issue Date and the Dividend Payment Date (as defined below in “Dividends”) immediately prior to the original issue date of such additional shares for which full cumulative dividends have been paid. As used herein, “accrual” (or similar terms) used with respect to a dividend or Dividend Period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any Dividend Period that arises prior to the date on which such dividend is declared.

In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, as the Board (or a duly authorized committee of the Board) may determine prior to the time of such issuance.

Listing

The Series A Preferred Stock is a new issue of securities and no current market exists for the Series A Preferred Stock. We have applied to list the Series A Preferred Stock on the Nasdaq under the symbol “MKTYP”. If this application is approved, we expect trading in the Series A Preferred Stock on the Nasdaq to commence within ten (10) days after the Series A Preferred Stock is first issued.

Transfer Agent and Register

The transfer agent and register for the Series A Preferred Stock will be American Stock Transfer & Trust Company, LLC (“Transfer Agent”). The Transfer Agent’s address is 6201 15th Avenue, Brooklyn, NY 11219. The Series A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “Book-Entry Procedures” beginning on page 78.

No Maturity or Mandatory Redemption

The Series A Preferred Stock has no maturity date and the Company is not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides, at its option, to exercise its redemption right or, under circumstances as described in “Limited Conversion Rights,” where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into the Company’s common stock. The Series A Preferred Stock is not subject to any sinking fund.

Ranking

The Series A Preferred Stock will, as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding up, rank:

(1)	senior to all classes or series of the Company’s common stock and to all other capital stock issued by the Company expressly designated as ranking junior to the Series A Preferred Stock;

(2)	on parity with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series A Preferred Stock;

(3)	junior to any future class or series of the Company’s capital stock expressly designated as ranking senior to the Series A Preferred Stock; and

(4)

junior to all the Company’s existing and future indebtedness (including subordinated indebtedness and any indebtedness convertible into our common stock or preferred stock) and other liabilities with respect to assets available to satisfy claims against the Company and structurally subordinated to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) existing or future subsidiaries of the Company.

We may issue junior capital stock described in (1) above and parity capital stock described in (2) above at any time and from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our ability to issue any senior capital stock described in (3) above is limited as described under “Limited Voting Rights.”

Dividends

Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year). A “Dividend Period” is the period from and including a Dividend Payment Date (as defined herein) (except that the initial Dividend Period will commence on and include           , 2021) and continuing to, but excluding, the next succeeding dividend payment date. Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the Original Issue Date; except that shares of the Series A Preferred Stock issued after the Original Issue Date will accrue dividends from the later of the Original Issue Date and the Dividend Payment Date immediately prior to the original issue date of such additional shares for which full cumulative dividends have been paid.

Dividends, when, as and if declared by the Board (or a duly authorized committee of the Board), will be payable monthly in arrears on the final day of each month, beginning on           , 2021, each of which is a “Dividend Payment Date;” provided that if any dividend payment date is not a Business Day (as defined below), then such date will nevertheless be a dividend payment date but the dividend which would otherwise have been payable on that dividend payment date, when, as and if declared, will be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Any dividend, including any dividend payable on the Series A Preferred Stock for any Dividend Period (or portion thereof) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the records of the Transfer Agent at the close of business on the applicable record date, which will be the date designated by the Board (or a duly authorized committee of the Board) for the payment of a dividend that is not more than thirty (30) nor less than ten (10) days prior to the applicable dividend payment date.

The Board (or a duly authorized committee of the Board) will not authorize, pay or set apart for payment by the Company any dividend on the Series A Preferred Stock at any time that: (i) the terms and provisions of any of the Company’s agreements, including any agreement relating to the Company’s indebtedness, prohibits such authorization, payment or setting apart for payment; (ii) the terms and provisions of any of the Company’s agreements, including any agreement relating to the Company’s indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or (iii) the law restricts or prohibits the authorization or payment. Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not the terms and provisions of any of the Company’s agreements relating to its indebtedness prohibit such authorization, payment or setting apart for payment, the Company has earnings, there are funds legally available for the payment of the dividends, or the dividends are authorized. Accordingly, if the Board (or a duly authorized committee of the Board) does not declare a dividend on the Series A Preferred Stock payable in respect of any Dividend Period before the related dividend payment date, such dividend will accumulate and an amount equal to such accumulated dividend will become payable out of funds legally available therefor upon the liquidation, dissolution or winding up of the Company’s affairs (or earlier redemption of such Series A Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding up or earlier redemption, as the case may be. No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series A Preferred Stock remains outstanding, unless the Company also has either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed Dividend Periods, the Company will not during any Dividend Period:

(1)

pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (other than, in each case, (a) a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up or (b) any declaration of a common stock dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan);

(2)

redeem, purchase or otherwise acquire common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock (other than the Series A Preferred Stock) with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, (b) the redemption of shares of capital stock pursuant to the provisions of the Articles of Incorporation relating to the restrictions upon ownership and transfer of its capital stock, (c) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other capital stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, (d) purchases, redemptions or other acquisitions of shares of the Company’s capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (e) through the use of the proceeds of a substantially contemporaneous sale of stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, or (f) purchases or other acquisitions of shares of the Company’s capital stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend payment date on which dividends were not paid in full); or

(3)

redeem, purchase or otherwise acquire Series A Preferred Stock (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, (b) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock or (c) with respect to redemptions, a redemption pursuant to which all shares of Series A Preferred Stock are redeemed).

Notwithstanding the foregoing, if the Board (or a duly authorized committee of the Board) elects to declare only partial instead of full dividends for a dividend payment date and related Dividend Period on the shares of the Series A Preferred Stock or any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, such partial dividends will be declared on shares of the Series A Preferred Stock and class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, and dividends so declared will be paid, as to any such dividend payment date and related Dividend Period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used herein, “full dividends” means, as to any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends current in dividends, including undeclared dividends for past Dividend Periods. To the extent a Dividend Period with respect to the Series A Preferred Stock or any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends (in either case, the “first series”) coincides with more than one Dividend Period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, the Board (or a duly authorized committee of the Board) may, to the extent permitted by the terms of each affected series, treat such Dividend Period for the first series as two or more consecutive Dividend Periods, none of which coincides with more than one Dividend Period with respect to the second series, or may treat such Dividend Period(s) with respect to any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends and Dividend Period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends and the Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board (or a duly authorized committee of the Board) may be declared and paid on the common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up from time to time out of any funds legally available therefor, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Preference

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of the common stock or any other class or series of the Company’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock (the “liquidation preference”).

If, upon such voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the full amount of the liquidation preference on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled. In any such distribution, the liquidation preference of any holder of the Company’s capital stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Company’s assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.

Holders of Series A Preferred Stock will be entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, no fewer than thirty (30) days and no more than sixty (60) days prior to the payment date.

If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights to the distribution of assets any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, holders of shares of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will have no right or claim to any of the Company’s remaining assets and the holders of shares of common stock or any class or series of capital stock ranking, as to rights to the distribution of assets any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, will be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

The consolidation, merger or other business combination of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the assets, property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Redemption

The Series A Preferred Stock is not redeemable by us prior to          , 2026, except as described below under “Optional Redemption” and “Special Optional Redemption.”

Optional Redemption

On or after           , 2026, the Series A Preferred Stock may be redeemed at the Company’s option, in whole or in part, from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption (the “Redemption Date”), upon the giving of notice, as provided below under “Redemption Procedures.”

Special Optional Redemption

During any period of time (whether before or after         , 2026) that both (i) the Series A Preferred Stock are no longer (a) listed on Nasdaq, the New York Stock Exchange LLC (the “NYSE”), or the NYSE American LLC (the “NYSE AMER”) or (b) listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding (collectively, a “Delisting Event”), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within ninety (90) days after the date of the Delisting Event (the “Delisting Event Redemption Period”), by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the Redemption Date.

During any period of time (whether before or after           , 2026), upon the occurrence of a Change of Control (as defined below), the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part and within one hundred twenty (120) days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, the Company has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right in “Optional Redemption” or our special optional redemption rights in “Special Optional Redemption” as described above), the holders of Series A Preferred Stock will not be permitted to exercise the conversion rights in “Limited Conversion Rights” below in respect of their shares called for redemption.

A “Change of Control” is when, after the Original Issue Date, the following have occurred and are continuing:

(1)

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all shares of the Company’s stock entitled to vote generally in elections of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(2)

following the closing of any transaction referred to in (1) above, neither the Company nor any acquiring or surviving entity (or, if, in connection with such transaction shares of common stock are converted into or exchanged for (in whole or in part) common capital stock of another entity, such other entity) has a class of common securities (or American Depositary Receipts representing such securities) (x) listed on Nasdaq, the NYSE, or the NYSE AMER or (y) listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

Redemption Procedures

In the event the Company elects to redeem Series A Preferred Stock, notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the Company’s stock transfer records, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

The notice will notify the holder of the election to redeem the shares and will state at least the following: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number); (iv) the place(s) where holders may surrender certificates, if any, evidencing the Series A Preferred Stock for payment; (v) if applicable, that the Series A Preferred Stock is being redeemed pursuant to the Company’s special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable; (vi) if applicable, that the holders of the Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and (vii) that dividends on such shares of Series A Preferred Stock will cease to accumulate on the date prior to the Redemption Date.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or by lot. So long as all shares of Series A Preferred Stock are held of record by the nominee of DTC, the Company will give notice, or cause notice to be given, to DTC of the number of Series A Preferred Stock to be redeemed, and DTC will determine the number of Series A Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Stock for its own account). A participant may determine to redeem Series A Preferred Stock from some beneficial owners (including the participant itself) without redeeming Series A Preferred Stock from the accounts of other beneficial owners. Subject to the provisions hereof, the Board (or a duly authorized committee of the Board) shall have full power and authority to prescribe the terms and conditions on which shares of Series A Preferred Stock shall be redeemed from time to time. If the Company shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

On or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed that holds a certificate other than through DTC book entry as described below must present and surrender the certificates evidencing the shares of Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

From and after the Redemption Date or, if notice of redemption has been duly given, and if on or before the Redemption Date specified in the notice, all funds necessary for the redemption have been set aside by the Company, separate and apart from the Company’s other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, in each case unless the Company defaults in payment of the redemption price: (i) all dividends on the shares designated for redemption in the notice will cease to accumulate on or after the Redemption Date; (ii) all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and (iii) the shares designated for redemption in the notice will be deemed to not be outstanding for any purpose whatsoever.

Any funds held in trust and unclaimed at the end of two years from the Redemption Date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Company’s other funds, and after that time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.

Notwithstanding the foregoing, any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the applicable record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

Limited Conversion Rights

The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company or any other entity, except as provided below.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right, unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Company has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to “Optional Redemption” or “Special Optional Redemption,” to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (1) the sum of (x) the $25.00 liquidation preference per share of Series A Preferred Stock plus (y) the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount relating to such record date will be included in this sum) by (2) the Common Stock Price (as defined herein); and (ii)                 (the “Share Cap”), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control, as applicable, pursuant to, or in connection with, which shares of common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock electing to exercise its Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of common stock equal to the common stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration;” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to herein as the “Conversion Consideration”).

If the holders of common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, as applicable, the Conversion Consideration that the holders of Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

The Company will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of common stock, the Company will pay the holder of Series A Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.

Within fifteen (15) days following the expiration of the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, (or, if the Company waives its right to redeem the Series A Preferred Stock prior to the expiration of the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, within fifteen (15) days following the date of such waiver) the Company will provide to holders of Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

(i)	the events constituting the Delisting Event or Change of Control, as applicable;

(ii)	the date of the Delisting Event or Change of Control, as applicable;

(iii)	the date on which the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, expired or was waived;

(iv)	the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

(v)	the method and period for calculating the Common Stock Price (as defined below);

(vi)

the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a Business Day fixed by the Board that is not fewer than twenty (20) days nor more than thirty-five (35) days after the date on which the Company provides the notice pursuant to this section to holders of the Series A Preferred Stock;

(vii)	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

(viii)	the name and address of the paying agent and the conversion agent;

(ix)	the procedures that the holders of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; and

(x)	the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

The Company will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to the notice requirement as described above to the holders of Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series A Preferred Stock will be required, on or before the close of business on the Business Day preceding the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, to notify the Company of the number of Series A Preferred Stock to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Transfer Agent or DTC for effecting the conversion.

The “Common Stock Price” for any Change of Control will be: (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock; and (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices per share of our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the ten (10) consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right, as applicable (in whole or in part), by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the third Business Day preceding the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Company has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to “Optional Redemption” or “Special Optional Redemption.” If the Company elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable Redemption Date $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the Redemption Date. See “Optional Redemption” and “Special Optional Redemption.”

The Company will take commercially reasonable efforts to deliver the applicable Conversion Consideration no later than the third (3rd) Business Day following the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series A Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Stock will be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Stock and any other stock ranking on parity to the Series A Preferred Stock as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of preferred stock entitled to vote thereon (voting together as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose:

(i)

authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

(ii)

amend, alter or repeal the provisions of the Articles of Incorporation, as amended, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

If any event described in paragraph (ii) above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole, disproportionately relative to any other class or series of voting preferred stock (as defined below), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required. Furthermore, if holders of shares of the Series A Preferred Stock receive the $25.00 per share of the Series A Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon or greater amounts pursuant to the occurrence of any of the events described in paragraph (ii) above, then such holders shall not have any voting rights with respect to the events described in such paragraph. As used herein, “voting preferred stock” means any other class or series of the Company’s preferred stock ranking equally with the Series A Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of the Company’s assets upon liquidation, dissolution or winding up and upon which like voting rights to the Series A Preferred Stock have been conferred and are exercisable.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

(i)

any increase in the amount of authorized shares of the Company’s common stock or preferred stock or the creation or issuance of capital stock or any class or series ranking, as to dividends (whether cumulative or not) or the distribution of assets upon the Company’s liquidation, dissolution or winding up, on parity with, or junior to, the Series A Preferred Stock; or

(ii)

the amendment, alteration or repeal or change of any provision of the Articles of Incorporation including the Certificate, as a result of a merger, consolidation, reorganization or other business combination, if (x) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock, taken as a whole, immediately prior to such consummation.

(iii)	Without the consent of the holders of the Series A Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

(iv)

to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate for the Series A Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

(v)	to conform the Certificate to the Description of the Series A Preferred Stock set forth in the Company’s final prospectus related to the Series A Preferred Stock, dated , 2021; or

(vi)	to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by the Company for the benefit of the holders of the Series A Preferred Stock to effect the redemption within ninety (90) days unless all or a part of the outstanding shares of the Series A Preferred Stock are being redeemed with the proceeds from the sale of shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon the Company’s liquidation, dissolution or winding up.

The rules and procedures for calling and conducting any meeting of the holders of the Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock may be listed or traded at the time.

Holders of the Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Company or a sale of all or substantially all of the Company’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as described above.

No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the common stock or any other security.

Exclusion of Other Rights

The shares of the Series A Preferred Stock do not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Certificate or in the Articles of Incorporation.

Book-Entry Procedures

DTC will act as securities depositary for the Series A Preferred Stock offered hereunder. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC or DTC’s nominee. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to DTC or its nominee. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor its nominee will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns DTC’s or its nominee’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Direct Registration System

The Series A Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

PROPERTIES

Leased Properties

For our MTI corporate office and MTI Instruments subsidiary, we lease approximately 17,400 square feet of office, manufacturing and research and development space at 325 Washington Avenue Extension, Albany, NY 12205. The current lease agreement expires on November 30, 2024.

EcoChain leases approximately 19,000 square feet of space in Buildings A, C, B and H at 474 Highline Dr., East Wenatchee, WA 12205. The space is leased for the purpose of operating EcoChain’s cryptocurrency mining business. The lease agreement for Building A expired on June 30, 2020 and was re-negotiated in July 2020. The lease agreements for Building C and Buildings B and H expire on November 30, 2024 and July 31, 2023, respectively.

We believe our facilities are generally well-maintained and adequate for our current needs and for expansion, if required.

Owned Properties

On January 21, 2021, EcoChain Wind, LLC entered into a Land Purchase Agreement to acquire a 3.1766 acre tract of real property located in the Southeastern United States for purposes of building cryptocurrency mining operations at a green data center. The transaction closed on March 4, 2021.

LEGAL PROCEEDINGS

At any point in time, we may be involved in various lawsuits or other legal proceedings. Such lawsuits could arise from the sale of products or services or from other matters relating to our regular business activities, compliance with various governmental regulations and requirements, or other transactions or circumstances.

We have been named as a party in the December 19, 2019 EPA Demand Letter regarding the Site, in connection with an alleged release of hazardous materials into the environment. The EPA is seeking reimbursement of response costs from all named parties in the amount of approximately $358,000 plus interest in connection with the investigation and disposal activities associated with the various drum caches discovered at the Site, issuance of the ESD of the Site, and implementation of the work contemplated by the ESD. We consider the likelihood of a material adverse outcome with respect to this matter to be remote and do not currently anticipate that any expense or liability that we may incur as a result of this matter in the future will be material to the Company’s business or financial condition. Further, we are not presently involved in any other litigation that we believe is likely, individually or in the aggregate, to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our management team is led by executives who have experience in technical development, manufacturing, product development and technological innovation, international finance and operations, and identifying and pursuing investment opportunities. Their experience and expertise are discussed below.

Name	Age	Entity	Title	Year Appointed	Term Ends:
Michael Toporek	56	MTI	Director, Chief Executive Officer	2016(3)	2023(4)
		MTI Instruments	Director	2016	2021
		EcoChain	Director, President	2020	2021
Jessica L. Thomas	47	MTI	Chief Financial Officer, Secretary & Treasurer	2020	(5)
		MTI Instruments	Chief Financial Officer, Secretary & Treasurer	2020	(5)
		EcoChain	Chief Financial Officer, Secretary & Treasurer	2020	(5)
Moshe Binyamin	51	MTI Instruments	President	2020	(5)
William Hazelip	42	MTI	Director	2021	2023
		MTI Instruments	Director	2021	2023
		EcoChain	Director	2021	2023
Edward R. Hirshfield	49	MTI	Director	2016	2024
		MTI Instruments	Director	2016	2021
		EcoChain	Director	2020	2021
Matthew E. Lipman	42	MTI	Director	2016	2022
		MTI Instruments	Director	2016	2021
		EcoChain	Director	2020	2021
Alykhan Madhavji	30	MTI	Director	2021	2022
		MTI Instruments	Director	2021	2022
		EcoChain	Director	2021	2022
Thomas J. Marusak	70	MTI	Director	2004	2023
		MTI Instruments	Director	2011	2021
		EcoChain	Director	2020	2021
David C. Michaels	65	MTI	Chairman, Director	2013(1)	2022(2)
		MTI Instruments	Chairman, Director	2013(1)	2021
		EcoChain	Chairman, Director	2020	2021
William P. Phelan	65	MTI	Director	2004	2024
		MTI Instruments	Director	2011	2021
		EcoChain	Director	2020	2021

(1)	Mr. Michaels has served as a Director since August 2013, and as Chairman since January 2017.
(2)	Mr. Michaels’ terms as Chairman and Director both end in 2022.
(3)	Mr. Toporek has served as a Director since October 2016, and as Chief Executive Officer since November 2020.
(4)

Mr. Toporek’s term as Director ends in 2023, and his term as Chief Executive Officer ends at the earlier of his resignation or removal by the Board or at such time as his successor is elected and duly qualified.

(5)	These appointments will end at the earlier of their respective resignations or removals by the Board or at such time as such officer’s successor is elected and duly qualified.

Michael Toporek was named our Chief Executive Officer on November 2, 2020 and has served as a member of the Board since October 2016. Since 2003, Mr. Toporek has served as the Managing General Partner of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone XXIV. Prior to founding Brookstone Partners in 2003, Mr. Toporek was both an active principal investor and an investment banker. Mr. Toporek began his career in Chemical Bank’s Investment Banking Group, later joining Dillon, Read and Co., which became UBS Warburg Securities Ltd. during his tenure, and SG Cowen and Company. Mr. Toporek currently serves on the Board of Trustees of Harlem Academy and on the Board of Directors of Capstone Therapeutics Corp. Mr. Toporek has a B.A. in Economics and an M.B.A. from the University of Chicago in Finance/Accounting. Mr. Toporek brings strategic and financial expertise to the Board as a result of his experience with Brookstone Partners, which the Board believes qualifies him to serve as a director. As part of our sale of 3,750,000 shares of our common stock to Brookstone XXIV in October 2016, Brookstone XXIV has two designated directors that sit on the Board; Mr. Toporek is one such director.

Jessica L. Thomas joined MTI as our Chief Financial Officer in July 2020. Ms. Thomas supervises the Company’s financial reporting, treasury, human resources and risk management. Prior to her employment with the Company, Ms. Thomas served as Director of Optimization for Pregis, LLC, a provider of protective packaging materials, from 2014 through July 2020, where she was responsible for operations, system and financial optimization. From 2009 through 2014, Ms. Thomas worked at Plasan NA as Manager of Budget & Control and Financial Planning & Analysis and was also responsible for compliance with government contracting, including monitoring compliance with Defense Contract Audit Agency and Federal Acquisition Regulations. From 2007 to 2009, Ms. Thomas was a Senior Staff Auditor at Cruden & Company, CPA’s PLLC. Ms. Thomas has also held positions in the banking industry as an officer at Key Bank and a Bank Branch Manager at M&T Bank. Ms. Thomas received a bachelor’s degree in Business Administration and Accounting from Siena College and an M.B.A. in Finance & International Finance from Northeastern University. Ms. Thomas obtained her Certified Public Accountant license in May 2009, has been a member of the American Institute of Certified Public Accountants (AICPA) since 2005, and holds the Chartered Global Management Accountant (CGMA) designation.

Moshe Binyamin joined MTI Instruments in September 2019, and served as the Director of Market Management and Strategic Growth until January 2020, when he was appointed Chief Operating Officer responsible for all operational aspects of the Company. In May 2020, he was appointed as President of MTI Instruments. Prior to joining MTI Instruments, Mr. Binyamin served in several roles with Datto Inc. (formerly Autotask Corp.), a cybersecurity and data backup company. During his 12-year tenure there, his positions included Director of Market Management from 2017 to 2019, in which he was responsible for the achievement of strategic objectives for Autotask Workplace (File Sync and Share) and Autotask Endpoint Backup products, and Director of Strategic Programs from 2014 to 2017, in which he was responsible for the co-ordination and management of all company-wide strategic projects as part of Autotask’s accelerated growth initiatives as set forth by Autotask’s executive team and Vista Equity Partners’ Autotask board. Prior to joining Datto, Mr. Binyamin was the Global Product Manager for Pitney Bowes (Formerly MapInfo). Mr. Binyamin is a graduate of Vista Equity Partner’s exclusive HPLP (High Potential Leadership Program) with focus on business administration, management and operations. He holds a Computer Analyst in Applied Science degree, obtained in 1991, from Israeli Defense Forces.

William Hazelip was appointed to the Board on February 23, 2021. Since 2015, he has served as Vice President of National Grid PLC, a multinational electricity and gas utility company headquartered in London, England. He has also served as National Grid PLC’s President, Global Transmission (US) since 2017 and President of Strategic Growth for National Grid Ventures since August 2019, developing new business opportunities in electric transmission, energy storage, and renewable energy. Prior to joining National Grid, PLC, he was the Managing Director, Business Development at Duke Energy Corporation and the President of Path 15 Transmission, an independent electric transmission company in California, where he led the acquisition for Duke Energy Corporation. Mr. Hazelip also has extensive experience serving on the board of directors of companies. He currently serves as member of the board of directors of Millennium Pipeline Corporation, a multi-billion dollar natural gas pipeline company, the Vice-Chairman of the board of directors of New York Transco, a growing electric transmission company, and a board of directors representative of Clean Energy Generation, a renewable energy and battery energy storage joint venture with NextEra Energy Resources. Mr. Hazelip began his career as an Area Director for CWL Investments, LLC, a Michigan investor group that owns and operates restaurant franchises including Jimmy John’s Gourmet Sandwich Shops. Mr. Hazelip earned a Bachelor of Arts from Emory University, Atlanta, GA, and an International Master of Business Administration (IMBA) from the Darla Moore School of Business at the University of South Carolina. Mr. Hazelip is an accomplished leader in the energy industry, with deep experience in utility project development, financing, regulation, and operations, which the Board believes, particularly in light of the Company’s involvement with the renewable energy sector as it relates to their cryptocurrency mining subsidiary, qualifies him to serve as a director.

Edward R. Hirshfield has served as a member of the Board since October 2016. He has also served as a Director of our subsidiary, MTI Instruments, since October 2016 and of our subsidiary, EcoChain, since its incorporation in January 2020. Since 2018, Mr. Hirshfield has served as Managing Director in the restructuring group at B. Riley FBR, Inc., a leading financial services provider, where he advises stressed and distressed companies and their constituencies. From 2015 until 2018, Mr. Hirshfield served as a partner at Steppingstone Group, LLC, a special situations private equity fund located in New York. Mr. Hirshfield’s responsibilities in this role included business development activities, conducting extensive credit analysis on target companies, as well as portfolio management. Mr. Hirshfield began his career as a loan officer at CIT Group Inc. and then became a restructuring advisor at a boutique investment bank, CDG Group. In 2003, Mr. Hirshfield moved over to the buy side and joined Longacre Fund Management, LLC, a $2.5 billion distressed debt fund. Mr. Hirshfield continued as a distressed investor at Del Mar Asset Management, LP, Ramius LLC, and most recently CRG, LLC from 2012 through 2014. At CRG, LLC, Mr. Hirshfield was responsible for identifying and managing investments in distressed situations and conducting extensive research on potential investments. Mr. Hirshfield has a B.S. in Applied Mathematics from Union College and an M.B.A. from Fordham University Graduate School of Business. Mr. Hirshfield brings over 20 years of experience understanding and analyzing public and private companies. He has an expertise in providing operational and investment recommendations as well as providing extensive valuation and credit analysis, which the Board believes qualifies him to serve as a director.

Matthew E. Lipman has served as a member of the Board since October 2016. Since 2004, Mr. Lipman has served as Managing Director of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone XXIV. Mr. Lipman’s responsibilities at Brookstone Partners include identifying and evaluating investment opportunities, performing transaction due diligence, managing the capital structure of portfolio companies, and working with management teams to implement operational and growth strategies. In addition, Mr. Lipman is responsible for executing add-on acquisitions and other portfolio company-related strategic projects. From July 2001 through June 2004, Mr. Lipman was an analyst in the mergers and acquisitions group at UBS Financial Services Inc., responsible for formulating and executing on complex merger, acquisition, and financing strategies for Fortune 500 companies in the industrial, consumer products, and healthcare sectors. Mr. Lipman currently serves on the Board of Directors of Instone, LLC, Denison Pharmaceuticals, LLC, Virginia Abrasives Corporation, and Capstone Therapeutics Corp. Mr. Lipman has a B.S. in Business Administration from Babson College. Mr. Lipman brings over 18 years of experience working with companies to establish growth strategies and execute acquisitions, is proficient in reading and understanding financial statements, generally accepted accounting principles, and internal controls as a direct result of his investment experience evaluating companies for potential investments and the management of financial reporting and capital structure for three portfolio companies, as well as relevant experience in serving on other boards of directors, which the Board believes qualifies him to serve as a director. As part of our sale of 3,750,000 shares of our common stock to Brookstone XXIV in October 2016, Brookstone XXIV has two designated directors that sit on the Board; Mr. Lipman is one such director.

Alykhan Madhavji was appointed to the Board on February 24, 2021. Mr. Madhavji has served as Managing Partner of Blockchain Founders Fund, a seed and early-stage investment fund that focuses on adding value to emerging technology and blockchain projects with real-world applications, since 2018. Prior to that, Mr. Madhavji served as a Senior Associate at PwC in its assurance and consulting division from 2012 through 2015. He has also served as a member of the Board of Directors of CryptoStar Corp., a Canadian publicly-listed cryptocurrency producer, since August 2020. Mr. Madhavji has served on various advisory boards including the University of Toronto’s Governing Council, which manages a $2.5 billion budget. Mr. Madhavji consults leading organizations, including the United Nations (the “UN”), on emerging technologies including Blockchain and how technology can help these organizations to achieve the UN’s Sustainable Development Goals.  Mr. Madhavji is a Limited Partner at Loyal VC, a global venture capital fund focusing on early-stage investing, and Draper Goren Holm, a Fintech Venture Studio focused on investing in early-stage blockchain startups, a Senior Blockchain Fellow at INSEAD, a non-profit, private university in France, in which he supports the institution on being at the forefront of global digital transformation, and is recognized as a “Blockchain 100” Global Leader by Lattice80. He is an internationally acclaimed author, having published three books, and a frequent columnist for leading blockchain publications. He holds a Bachelor of Commerce from the University of Toronto, a Master of Business Administration from INSEAD, earned in 2017, and a Master of Global Affairs, as a Schwarzman Scholar, from Tsinghua University, earned in 2018. Mr. Madhavji has deep expertise in emerging technologies and blockchain start-ups which the Board believes, particularly in light of the Company’s entry into the cryptocurrency mining sector in 2020, qualifies him to serve as a director.

Thomas J. Marusak has served as a member of the Board since December 2004. Additionally, Mr. Marusak has served as a member of the Boards Directors of our subsidiaries of MTI Instruments since April 2011 and EcoChain since January 2020. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. Mr. Marusak was a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004 and served on the Board of Directors of the New York Energy Research and Development Authority from 1998 through 2006. In 2019, Mr. Marusak retired from the Board of Directors of the Capital District Physician’s Health Plan, Inc., in Albany, where he had served for the prior eight years and had participated as a member of the board’s Finance, Compensation, Audit, Investment, and Executive Committees. Additionally, Mr. Marusak has served as a Board member for the following entities in the course of his professional career: Center for Economic Growth (past Chair), Dynabil Corp. (Advisory Board), and the Albany Chamber of Commerce (Executive Board). Mr. Marusak received a B.S. in Engineering from Pennsylvania State University and an M.S. in Engineering from Stanford University. Mr. Marusak brings technical development, manufacturing experience, product development and introduction, financial accounting, and human resources expertise to the Board, as well as relevant experience in committee and board service, which the Board believes qualifies him to serve as a director.

David C. Michaels has served as our Chairman of the Board since January 2017 and as a member of the Board since August 2013. Mr. Michaels served as the Chief Financial Officer of the American Institute for Economic Research, Inc., an internationally-recognized economics research and education organization, from October 2008 until his retirement in May 2018. Prior to that, Mr. Michaels served as Chief Financial Officer at Starfire Systems, Inc. from December 2006 to September 2008. Mr. Michaels worked at Albany International Corp. from March 1987 to December 2006 as Vice President, Treasury and Tax, and Chief Risk Officer. Mr. Michaels also worked at Veeco Instruments from May 1979 to March 1987 in various roles including Controller and Tax Manager. Mr. Michaels is a member of the Board of Directors and Chair of the Audit Committee of Iverson Genetic Diagnostics, Inc. Mr. Michaels also serves as a member of the Board of Governors and Treasurer of the Country Club of Troy. Mr. Michaels has a Bachelor of Science degree with dual majors in Accounting and Finance and a minor in Economics from the University at Albany and completed graduate-level coursework at the C.W. Post campus of Long Island University. Mr. Michaels also completed the Leadership Institute Program at the Lally School of Management & Technology at Rensselaer Polytechnic Institute. Mr. Michaels contributes more than 30 years of international financial and operating experience in a wide variety of roles in both public and private organizations to the Board, which the Board believes qualifies him to serve as a director.

William P. Phelan has served as a member of the Board since December 2004. He also served as interim Chief Executive Officer and President of EcoChain from March 2020 to November 2020, and as interim Vice President of EcoChain from November 2020 to March 2021. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005 that focuses on the development of online software for commerce. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004, including for a year after it was sold to, and remained a subsidiary of, America Online. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member and an Investment Committee Chair for Capital District Physician’s Health Plan, Inc. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, First Albany Corporation, and UHY Advisors, Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College and an M.S. in Taxation from City College of New York, and is a Certified Public Accountant. Mr. Phelan contributes leadership, capital markets experience and strategic insight, as well as innovation in technology to the Board, which the Board believes qualifies him to serve as a director.

Family Relationships

There are no family relationships among any of our executive officers and any current or proposed directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Corporate Governance

In considering its corporate governance requirements and best practices, including, but not limited to, director independence, we are required to comply with Nasdaq’s listing and maintenance rules.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Director as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has designated David Michaels as Lead Independent Director. Currently, Michael Toporek serves as both the Company’s Chief Executive Officer and a Director. As Chief Executive Officer, Mr. Toporek is involved in the day-to-day operations of the Company and also provides strategic guidance on the Company’s operations. The Board believes Mr. Toporek’s experience and knowledge are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Toporek is intimately knowledgeable with the Company’s current and planned operations.

Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that the Company faces, the Board, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

The Board adopted a policy to comply with Item 404 of Regulation S-K of the Exchange Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board will approve transactions only to the extent the disinterested directors believe that they are in the best interests of the Company and on terms that are fair and reasonable (in the judgment of the disinterested directors) to the Company. Our policy is available on our Company website at https://www.mechtech.com/governance-documents/.

Audit Committee

The Board established the Audit Committee on March 11, 2004. The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Edward Hirshfield, William Phelan, Alykhan Madhavji, and David Michaels. Mr. Michaels serves as chairman of the Audit Committee. The Board determined that all members of our Audit Committee were independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. David Michaels has been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. Our Audit Committee Charter complies with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at https://www.mechtech.com/governance-documents/.

Governance and Nominating Committee

The members of our Governance and Nominating Committee are Thomas Marusak, William Hazelip and Edward Hirshfield. Mr. Hirshfield serves as chairman of the Governance and Nominating Committee. This committee’s responsibilities include, among other things: identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by shareholders, to serve on our Board; considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board; developing and recommending to our Board’s corporate governance principles, codes of conduct and compliance mechanisms; and overseeing periodic evaluations of the Board’s performance, including committees of the Board.

When evaluating director candidates, the Governance and Nominating Committee may consider several factors, including relevant experience, independence, commitment, compatibility with the Chief Executive Officer and the Board’s culture, prominence and understanding of the Company’s business, as well as any other factors the Governance and Nominating Committee deems relevant at the time. The Governance and Nominating Committee makes a recommendation to the full Board as to any person it believes should be nominated by our Board, and our Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee. The Governance and Nominating Committee Charter is available on our Company website at https://www.mechtech.com/governance-documents/.

Compensation Committee

The members of our Compensation Committee are William Hazelip, William Phelan, and Thomas Marusak. Mr. Marusak serves as chairman of the Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board regarding the compensation of executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with shareholders and proxy advisors.

The Compensation Committee consists of only independent directors in accordance with Nasdaq Rule 5605(a)(2) and all non-employee directors for purposes of Rule 16b-3 of the Exchange Act. The compensation of our CEO, Mr. Toporek, must be determined by the Compensation Committee and the CEO may not be present during voting or deliberations for his compensation.

Although Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the Compensation Committee have not decided to do so. Our Compensation Committee Charter is available at our website: https://www.mechtech.com/governance-documents/.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics Policy (the “Code of Conduct”) applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Ethics Policy of the Company is posted at our website at https://www.mechtech.com/governance-documents/.

Insider Trading Policy and Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website: https://www.mechtech.com/governance-documents/.

Director Independence

The Board has determined that Messrs. Hirshfield, Marusak, Michaels, Hazelip, Madhavji and Phelan are “independent directors” under the rules and regulations of the SEC and Nasdaq Rule 5062(a)(2). In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including such individual’s beneficial ownership of our common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation received for services rendered in all capacities to the Company during the period during fiscal years ended December 31, 2020 and December 31, 2019 by our sole named executive officer, Frederick W. Jones, who served as our Chief Executive and Chief Financial Officer during 2019 and through September 11, 2020, and Michael Toporek and Jessica L. Thomas, who currently serve as our Chief Executive Officer and Chief Financial Officer, respectively. We had no other executive officers during the period and these years.

Name and Principal Position	Year	Salary	Option Awards (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation (4)	Total
Frederick W. Jones (1)	2020	$145,141	—	—	$34,992	$180,133
Chief Executive, Chief Financial Officer and Secretary	2019	$192,995	—	$25,000	$7,720	$225,715
Michael Toporek (5) Chief Executive Officer	2020	$20,192	—	—	—	$20,192
Jessica L. Thomas (6) Chief Financial Officer	2020	$73,326	—	—	—	$73,326

(1)	Mr. Jones resigned from the Company effective September 11, 2020.

(2)	The amounts shown in this column represent the grant date fair values of any stock option awards awarded in each of the past two years. The assumptions we used in calculating the amounts for the years ended December 31, 2020 and 2019 are discussed in Note 11 to our consolidated financial statements for the years ended December 31, 2020 and 2019 in the Forms 10-K for the years ended December 31, 2020 and 2019, respectively.

(3)	The amounts shown in this column represent accruals made pursuant to the successful completion of certain performance objectives pursuant to Mr. Jones’s employment agreement.

(4)	The amounts shown in this column represent accruals made pursuant to the successful completion of certain performance objectives pursuant to Mr. Jones’s employment agreement.

(5)	Mr. Toporek became Chief Executive Officer of the Company effective October 28, 2020, and, therefore, he did not receive compensation from the Company in 2019.

(6)	Mrs. Thomas became Chief Financial Officer of the Company effective July 1, 2020, and, therefore, she did not receive compensation from the Company in 2019.

Officer Base Salary and Cash Incentives

On May 5, 2017, the Company entered into an employment agreement with Mr. Jones to serve as its Chief Executive Officer and Chief Financial Officer. The agreement provided for an initial term ending December 31, 2018, and, unless either party provided written notice that the agreement would not be renewed, was renewed for an additional year on December 31, 2018 and each subsequent December 31; such non-renewal could be for any or for no stated reason. Mr. Jones resigned from the Company and provided notice of non-renewal on August 24, 2020.

The agreement provided that Mr. Jones would receive an annual base salary of $182,310 or such higher figure as may be agreed upon from time to time by the Board. Mr. Jones was also eligible to receive an annual bonus in accordance with our executive bonus program, which is established annually by the Board at its sole discretion, and also could have received, at our sole discretion, an additional, discretionary bonus in connection with his annual evaluation by the Board. Mr. Jones was also eligible to receive options to purchase our common stock or other equity awards under our equity incentive plans in such amounts as determined by the Board, and was entitled to such employee benefits, if any, as are generally provided to our full-time employees.

In January 2018, the Compensation Committee increased Mr. Jones’ annual base salary to $187,500. The Compensation Committee approved a $100,000 payment for Mr. Jones under our executive bonus program based on the criteria the Board established under this program for 2018. As such, we accrued for Mr. Jones, as of December 31, 2018, a $100,000 payment. This accrual was paid in full during February 2019.

In January 2019, the Compensation Committee increased Mr. Jones’ annual base salary to $193,125. The Compensation Committee approved a $25,000 payment for Mr. Jones for his additional responsibilities and duties relative to the Company’s initiative to establish EcoChain and associated investment in the field of vertically integrated energy production and cryptocurrency mining. As such, we accrued for Mr. Jones, as of December 31, 2019, a $25,000 payment. This accrual was paid in full during January 2020.

Mr. Jones resigned as the Company’s Chief Executive Officer and Chief Financial Officer, effective September 11, 2020. Upon his resignation, all options held by Mr. Jones were exercisable within 90 days, and were exercised by him within that time frame. Due to the voluntary nature of his resignation, Mr. Jones did not receive any termination payments or other payments in connection with his resignation.

In May 2021, the Board approved certain modifications to the compensation arrangement with Mr. Toporek. Mr. Toporek’s annual base cash compensation was increased from $160,000 to $300,000. In addition, the Board approved a cash bonus in an aggregate amount of up to $100,000 based on the satisfaction of certain financial goals to be proposed by Mr. Toporek and approved by the Compensation Committee. Further, the Board approved a one-time grant of stock options to purchase 500,000 shares of the Company’s common stock, par value $0.001 per share. The stock options are scheduled to vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each anniversary. The stock options will expire five years after each applicable vesting date.

In addition, the Board approved a cash bonus in an aggregate amount of up to $100,000 based on the satisfaction of certain financial goals to be proposed by Mr. Toporek and approved by the Compensation Committee of the Board.

On June 9, 2021, the Board approved an increase in the base compensation payable to Ms. Thomas from $159,650 to $200,000 per year.

Outstanding Equity Awards at Fiscal Year End

The following table provides information as to equity awards granted by the Company and held by Michael Toporek and Jessica Thomas, our sole named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)
Michael Toporek	12/12/2018	3,750 (1)	3,750	0.90	12/12/2028	—	—
Jessica L. Thomas	07/01/2020	—	25,000	0.70	07/01/2030	7,500	$27,225

(1)	The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on one year after grant date, becoming fully exercisable four years after the grant date.

As of December 31, 2020, there were no outstanding options or unvested stock awards held by Mr. Jones.

Director Compensation for the Fiscal Year Ended 2020

Directors who are also our employees, if any, are not compensated for serving on the Board.

On January 14, 2020, the Board’s Compensation Committee authorized non-employee directors to continue to receive cash compensation of $10,000 per year, with additional consideration for the lead independent director of $5,000 per year. The Committee also authorized special one-time restricted stock awards to the CEO and members of the Company’s Investment Committee as shown in the table below. The Board’s Compensation Committee reviewed and reaffirmed the Board’s prior approval of stock option compensation for Board members, our Chief Executive Officer and Chief Financial Officer, and select professional staff. Future director compensation will be determined by the Compensation Committee.

Name	Fees Earned or Paid in Cash	Total	Restricted Stock Award (shares)
Edward R. Hirshfield (1)	$10,000	$10,000	—
Matthew E. Lipman (2)	$10,000	$10,000	—
Thomas J. Marusak (3)	$10,000	$10,000	15,465
David C. Michaels (4)	$15,000	$15,000	15,465
William P. Phelan (5)	$10,000	$10,000	35,000

(1)	As of December 31, 2020, Mr. Hirshfield had 7,500 options outstanding, 3,750 of which were exercisable.

(2)	As of December 31, 2020, Mr. Lipman had 7,500 options outstanding, 3,750 of which were exercisable.

(3)	As of December 31, 2020, Mr. Marusak had 44,500 options outstanding, 38,250 of which were exercisable.

(4)	As of December 31, 2020, Mr. Michaels had 43,000 options outstanding, 35,500 of which were exercisable.

(5)	As of December 31, 2020, Mr. Phelan had 83,500 options outstanding, 77,250 of which were exercisable.

Summary of the Company’s Equity Incentive Plans

General Plan Information

As of December 31, 2020, the Company had three equity compensation plans: (i) the 2006 Plan, (ii) the 2012 Plan and (iii) the 2014 Plan.

Additionally, the Company’s shareholders approved the Company’s 2021 Stock Incentive Plan at a special meeting of shareholders on March 25, 2021 (the “2021 Plan” and, together with the 2006 Plan, 2012 Plan and 2014 Plan, the “Plans”).

2006 Plan

The 2006 Plan was adopted by the Board on March 16, 2006 and approved by our shareholders on May 18, 2006. The 2006 Plan was amended and restated by the Board in 2009 to increase the number of shares of common stock issuable to all employees of the Company and its eligible affiliates under the 2006 Plan from 250,000 shares to 600,000 shares, in 2011 to increase such number of shares issuable under thereunder to 1,200,000, and in 2016 to allow for the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2006 Plan. The number of shares that could be awarded under the 2006 Plan and any outstanding awards has been adjusted for stock splits and other similar events. In connection with seeking shareholder approval of the 2012 Plan, the Company agreed not to make further awards under the 2006 Plan. As of December 31, 2020, there were no options to purchase shares of common stock under the 2006 Plan, with no shares reserved for future grants under the 2006 Plan.

2012 Plan

The 2012 Plan was adopted by the Board on April 14, 2012 and approved by our shareholders on June 14, 2012. The 2012 Plan was amended and restated by the Board effective October 20, 2016 to (i) permit the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2012 Plan and (ii) permit another agreement entered into between the Company and the award grantee, in addition to the award agreement, to vary the provisions governing expiration of options or other awards under the 2012 Plan following termination of the award recipient’s service with the Company. The 2012 Plan provides that an aggregate of 600,000 shares of common stock may be awarded or issued to all employees of the Company and its eligible affiliates pursuant to the 2012 Plan. The number of shares of common stock that may be awarded under the 2012 Plan and awards outstanding may be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split and other dilutive changes in common stock. Under the 2012 Plan, the Board is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of December 31, 2020, options to purchase 240,680 shares of common stock were outstanding under the 2012 Plan, of which 118,500 were exercisable, with 1,750 shares reserved for future grants of equity awards under the 2012 Plan.

2014 Plan

The 2014 Plan was adopted by the Board on March 12, 2014 and approved by our shareholders on June 11, 2014. The 2014 Plan provides an aggregate number of 500,000 shares of common stock that may be awarded or issued to directors and selected employees of the Company and its affiliates under the 2014 Plan. The number of shares that may be awarded under the 2014 Plan and awards outstanding may be subject to adjustment on account of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares or the like. Under the 2014 Plan, the Board-appointed administrator of the 2014 Plan is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, phantom stock, performance awards and other stock-based awards to employees, officers and directors of, and other individuals providing bona fide services to or for, the Company or any affiliate of the Company. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of December 31, 2020, options to purchase 239,000 shares of common stock were outstanding under the 2014 Plan, of which 157,500 were exercisable, with 9,375 shares reserved for future grants of equity awards under the 2014 Plan.

2021 Plan

The 2021 Plan was adopted by the Board on February 12, 2021, and approved by the shareholders on March 25, 2021. The 2021 Plan authorizes the Company to issue such shares of common stock upon the exercise of stock options, the grant of restricted stock awards and the conversion of restricted stock units (collectively, the “Awards”). The 2021 Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee has full authority, subject to the terms of the 2021 Plan, to interpret the 2021 Plan and establish rules and regulations for the proper administration of the 2021 Plan. Subject to certain adjustments as provided in the 2021 Plan, the maximum aggregate number of shares of common stock that may be issued under the 2021 Plan (i) pursuant to the exercise of stock options, (ii) as restricted stock and (iii) as available pursuant to restricted stock units shall be limited to (A) during the Company’s fiscal year ending December 31, 2021 (the “2021 Fiscal Year”), 1,460,191 shares of common stock, and (B) beginning with the Company’s fiscal year ending December 31, 2022 (the “2022 Fiscal Year”), fifteen percent (15%) of the number of shares of common stock outstanding. Subject to certain adjustments as provided in the 2021 Plan, (i) shares of common stock subject to the 2021 Plan shall include shares of common stock forfeited in a prior year and (ii) the number of shares of common stock that may be issued under the 2021 Plan may never be less than the number of shares of common stock that are then outstanding under Award grants.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has four share-based equity compensation plans, the 2006 Plan, the 2012 Plan, the 2014 Plan and the 2021 Plan. Descriptions of these plans are presented above.

As of December 31, 2020, we had the following securities authorized for issuance under our equity compensation plans:

The following table presents information regarding these plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders	398,750	$0.87	11,125
Total	398,750		11,125

(1)

The securities available under the Plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.

(2)	No awards can currently be made out of the 2006 Plan.

Prerequisites and Other Benefits

Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits.

We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly held technology companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of July 16, 2021, for (i) each shareholder known to be the beneficial owner of more than 5% of our outstanding shares of common stock (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. The inclusion in this schedule of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. A person is considered to beneficially own any shares: (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options, warrants or convertible debt. Shares underlying such options, warrants, and convertible promissory notes, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. The table below does not include any options granted under the Plans, and does not assume the Board effecting a reverse stock split. Unless otherwise provided, the address for each person is 325 Washington Ave Ext, Albany, New York 12205.

	Number of Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Common Stock	Series A Preferred Stock	Percent of Common Stock
Executive Officers
Jessica L. Thomas (3)	13,750	—	*
Moshe Binyamin (4)	26,671	—	*
Michael Toporek (5)(11)	3,761,250	—	29.6%

Non-Employee Directors
Edward R. Hirshfield (6)	37,850	—	*
Matthew E. Lipman (7)(11)	3,787,950	—	29.8%
Thomas J. Marusak (8)	244,875	—	1.9%
David C. Michaels (9)	167,577	—	1.3%
William P. Phelan (10)	271,350	—	2.1%
William Hazelip (11)	26,600	—	—
Alykhan Madhavji (12)	26,600	—	—

All current directors and executive officers as a group (10 persons) (10)	4,614,473	—	35.5%

Persons or Groups Holding More than 5% of the Common Stock
Brookstone Partners Acquisition XXIV, LLC (13) 232 Madison Avenue, Suite 600 New York, NY 10016	3,750,000	—	29.5%
Waichun Logistics Technology Limited (14) RM 903-4 9/F Wing On Plaza No. 62 Mody Road, Tsim Sha Tsui Hong Kong, Hong Kong	1,088,625	—	8.6%

(1)	Based on 12,699,670 shares of our common stock outstanding on July 16, 2021 (including 47,500 shares of restricted common stock granted under the 2021 Stock Incentive Plan), and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of July 16, 2021. No shares of Series A Preferred Stock were outstanding on July 16, 2021. Percentages of common stock and Series A Preferred Stock owned after this Offering by the persons listed are not expected to change from their beneficial ownership prior to this Offering as a result of this Offering.

(2)	Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the shareholder.

(3)	Includes 7,500 shares of restricted common stock held by Ms. Thomas that are subject to forfeiture and 6,250 shares of common stock issuable to Ms. Thomas upon exercise of stock options exercisable within 60 days of July 16, 2021.

(4)	Includes 7,500 shares of restricted common stock held by Mr. Binyamin that are subject to forfeiture and 13,750 shares of common stock issuable to Mr. Binyamin upon exercise of stock options exercisable within 60 days of July 16, 2021.

(5)	Includes 7,500 shares of restricted common stock held by Mr. Toporek that are subject to forfeiture and 3,750 shares of common stock issuable to Mr. Toporek upon exercise of stock options exercisable within 60 days of July 16, 2021. Also includes 3,750,000 shares of common stock owned by Mr. Toporek indirectly pursuant to his position with Brookstone XXIV and/or its affiliates.

(6)	Includes 7,500 shares of restricted common stock held by Mr. Hirshfield that are subject to forfeiture and 30,350 shares of common stock issuable to Mr. Hirshfield upon exercise of stock options exercisable within 60 days of July 16, 2021.

(7)	Includes 7,500 shares of restricted common stock held by Mr. Lipman that are subject to forfeiture and 30,350 shares of common stock issuable to Mr. Lipman upon exercise of stock options exercisable within 60 days of July 16, 2021. Also includes 3,750,000 shares of common stock owned by Mr. Lipman indirectly pursuant to his position with Brookstone XXIV and/or its affiliates.

(8)	Includes 15,233 shares of restricted common stock held by Mr. Marusak that are subject to forfeiture and 64,850 shares of common stock issuable to Mr. Marusak upon exercise of stock options exercisable within 60 days of July 16, 2021.

(9)	Includes 17,733 shares of restricted common stock held by Mr. Michaels that are subject to forfeiture and 62,100 shares of common stock issuable to Mr. Michaels upon exercise of stock options exercisable within 60 days of July 16, 2021.

(10)	Includes 25,000 shares of restricted common stock held by Mr. Phelan that are subject to forfeiture and 26,600 shares of common stock issuable to Mr. Phelan upon exercise of stock options exercisable within 60 days of July 16, 2021.

(11)	Includes 26,600 shares of common stock issuable to Mr. Hazelip upon exercise of stock options exercisable within 60 days of July 16, 2021.

(12)	Includes 26,600 shares of common stock issuable to Mr. Madhavji upon exercise of stock options exercisable within 60 days of July 16, 2021.

(13)	Representatives of Brookstone XXIV have provided us the following information: As the Manager of Brookstone XXIV, Brookstone Partners I.A.C. may be deemed to beneficially own the shares of common stock owned directly by Brookstone XXIV. Michael Toporek is President of Brookstone Partners I.A.C. and Matthew Lipman is Secretary of Brookstone Partners I.A.C. and share voting and dispositive power over the shares of common stock owned by Brookstone XXIV. As a result of the foregoing, in computing the beneficial ownership of all executive officers and directors, as a group, the 3,750,000 shares of common stock owned indirectly by each of Mr. Toporek and Mr. Lipman, as a result of their interests in Brookstone XXIV and/or its affiliates, is only counted once. The address of each of Brookstone XXIV, Brookstone Partners I.A.C., Michael Toporek, and Matthew Lipman is 232 Madison Avenue, Suite 600, New York, New York 10016.

(14)	Includes 1,088,625 shares of common stock held by Waichun Logistics Technology Limited, a Hong Kong limited liability company (“Waichun Logistics”). Waichun Logistics has the power to dispose of and the power to vote the shares of common stock beneficially owned by it, which power may be exercised by its Chief Executive Officer, Mr. Hui Xian, a Chinese national. Mr. Xian, as Chief Executive Officer of Waichun Logistics, has the power to vote and/or dispose of the shares of common stock beneficially owned by Waichun Logistics. Mr. Xian does not directly own any shares of common stock or preferred stock of the Company. By reason of the provisions of Rule 13d-3 of the Act, Mr. Xian may be deemed to beneficially own the shares of common stock beneficially owned by Waichun Logistics. The principal business address of Waichun Logistics is RM 903-4 9/F Wing On Plaza No. 62 Mody Road, Tsim Sha Tsui, Hong Kong, Hong Kong. The address of Mr. Xian is 5A502 Zhenshan Dao, Lanjiangshandi Huayuan 2 qi, Futian District, Shenzhen, China.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions among related parties that occurred since January 1, 2020, and any ongoing related party relationships:

Legal Services

For the three months ended March 31, 2021, and the years ended December 31, 2020 and December 31, 2019, the Company incurred $8,000, $95,000 and $54,000, respectively, to Couch White, LLP for legal services associated with contract review. A partner at Couch White, LLP is an immediate family member of Thomas J. Marusak, one of our directors. We used Couch White, LLP for certain legal services during the aforementioned period and years, and anticipate using them for certain legal services in the future.

Soluna Transactions

We have entered into relationships with Soluna and a Soluna-affiliated entity, as discussed in the “Business” section of this registration statement. Three of our directors have an affiliation with Soluna, as described below.

Our Chief Executive Officer and Director Michael Toporek (i) owns 90% of the equity of Soluna Technologies Investment I, LLC, which owns 61.5% of Soluna and (ii) owns 100% of the equity of MJT Park Investors, Inc., which owns 3.2% of Soluna, in each case on a fully-diluted basis. Mr. Toporek does not own directly, or indirectly, equity interest in Tera Joule, LLC, which owns 8.5% of Soluna; however, as a result of his 100% ownership of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in Soluna.

One of our directors, Matthew E. Lipman, serves as a director and as acting Secretary and Treasurer of Soluna. Mr. Lipman does not directly own any equity interest in Tera Joule, LLC, which owns 8.5% of Soluna; however, as a result of his position as a director and officer of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in Soluna.

Our director William P. Phelan serves as a board observer of Soluna on behalf of the Company.

As a result, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in the Company’s transactions with Soluna during the year ended December 31, 2020 was $631,000 and $0, respectively. For the three months ended March 31, 2021, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in the Company’s transactions with Soluna was $56,000 and $0, respectively.

The Company’s investment in Soluna is carried at the cost of investment and was $750,000 as of March 31, 2021 and as of December 31, 2020. The Company owns approximately 1.81% of Soluna, calculated on a converted fully-diluted basis, as of March 31, 2021.

Indemnification Agreements

Our Articles of Incorporation and Bylaws provide indemnification to our officers and directors to the fullest extent permitted by the NRS, and further indemnify any person made, or threatened to be made, a party to an action or proceeding (but excluding an action by or in the right of the Company) by reason of the fact that such person was a director or officer of the Company against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees actually incurred, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation and Bylaws further indemnify any director or officer made, or threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, or was serving at the request of the Company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action provided such person was acting in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company. In addition, to the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any such claim, issue, or matter therein, the Articles of Incorporation and Bylaws provide for indemnification to him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Despite the foregoing, this specific indemnity from the Company is not available to such a director or officer if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law.

Furthermore, the NRS provide for broad indemnification by corporations of their officers and directors, and offers a presumption that such officer or director has acted in good faith, on an informed basis and with a view to the interests of the corporation, unless such presumption is successfully rebutted.

The NRS also provide that no director or officer is individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law. In addition, the NRS provide that any such indemnifiable person who has been successful on the merits or otherwise in the defense of an applicable action or proceeding shall be affirmatively entitled to the foregoing indemnity. The NRS additionally permit a corporation to advance expenses as they are incurred by a director or officer in defending an action or proceeding prior to final disposition upon receipt of an undertaking by the applicable person to repay such advanced amount if the advancement is ultimately found to not be permitted by law or otherwise.

In addition, we maintain directors’ and officers’ liability insurance which insures against liabilities that our directors and officers may incur in such capacities.

Information related to the independence of our directors is provided under the section titled “Directors, Executive Officers and Corporate Governance.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Series A Preferred Stock offered. This summary is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of the Series A Preferred Stock.

This discussion is limited to holders who hold the Series A Preferred Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Series A Preferred Stock for cash at original issue and at the initial offering price. This discussion does not address the Medicare tax imposed on certain net investment income; any alternative minimum tax considerations; or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold the Series A Preferred Stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of the Series A Preferred Stock. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of the Series A Preferred Stock, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

For purposes of this summary, a “non-U.S. holder” is any beneficial owner of the Series A Preferred Stock that is not a U.S. holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Distributions on Series A Preferred Stock

As described in the section titled “Description of the Series A Preferred Stock—Dividends,” holders of Series A Preferred Stock will be entitled to receive cash distributions, when, as and if declared by the Board (or a duly authorized committee of the Board). To the extent those distributions are paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, such amounts will constitute dividends for U.S. federal income tax purposes. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in the Series A Preferred Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Series A Preferred Stock Other Than By Redemption.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held Series A Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend such holder will generally be required to reduce its tax basis in the Series A Preferred Stock with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the U.S. holder’s tax basis in such Series A Preferred Stock, the excess is treated as capital gain from the sale or exchange of such Series A Preferred Stock.

Holder’s Conversion Option in Connection with a Change of Control or Delisting Event

In the event of a U.S. holder’s conversion of Series A Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A U.S. holder should consult its tax advisor regarding the tax consequences of the conversion of Series A Preferred Stock.

Constructive Distributions

The conversion price of the Series A Preferred Stock is subject to adjustment under certain circumstances. Additionally, because the Series A Preferred Stock may be redeemed at a premium under certain circumstances, the Series A Preferred Stock may be treated as issued with redemption premium. In either such circumstances, U.S. holders of the Series A Preferred Stock may be deemed to have received a distribution if the adjustment (or failure to make an adjustment), or if the redemption premium, has the effect of increasing the proportionate interest of the U.S. holder in our assets or earnings and profits. If such adjustments are made, U.S. holders will be deemed to have received constructive distributions from us even though they may not receive any cash or property. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “—Consequences to U.S. Holders—Distributions on Series A Preferred Stock” above. However, U.S. holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be withheld, in certain circumstances, from payments on the Series A Preferred Stock. Generally, a U.S. holder’s adjusted tax basis in the Series A Preferred Stock will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Series A Preferred Stock. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of shares of the Series A Preferred Stock generally will not be considered to result in a constructive dividend distribution.

The IRS proposed regulations addressing the amount and timing of deemed distributions. If adopted as proposed, the regulations would generally provide that: (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Series A Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.

Sale or Exchange or Other Taxable Disposition of Series A Preferred Stock Other Than By Redemption

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition (other than by redemption discussed below) of the Series A Preferred Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such Series A Preferred Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Series A Preferred Stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series A Preferred Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Redemption of the Series A Preferred Stock

Redemption of the Series A Preferred Stock generally will be a taxable event. U.S. holders would be treated as if they had sold their Series A Preferred Stock if the redemption:

●	results in a complete termination of the U.S. holder’s stock interest in the Company;

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code; or

●	is a redemption of stock held by a non-corporate stockholder, which results in a partial liquidation of the Company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, shares of the Series A Preferred Stock or other classes of our stock considered to be owned by a U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as any such shares actually owned, generally must be taken into account.

If a U.S. holder’s Series A Preferred Stock is redeemed in a redemption that meets one of the tests listed above, the U.S. holder generally will recognize capital gain or loss equal to the amount of cash received less the U.S. holder’s tax basis in the Series A Preferred Stock redeemed. This gain or loss will be long-term capital gain or capital loss if the U.S. holder has held the Series A Preferred Stock for more than one year. Because the determination as to whether any of the tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, U.S. holders should consult their own tax advisors regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, a U.S. holder generally will be taxed on the cash received as a dividend to the extent it is paid out of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles (and such dividend may be treated as an “extraordinary dividend,” as discussed above). Any amount in excess of our current and accumulated earnings and profits would first reduce the holder’s tax basis in the Series A Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of basis between the redeemed shares and any shares of the Series A Preferred Stock that the U.S. holder still holds (or is held by a person related to the U.S. holder).

Consequences to Non-U.S. Holders

Distributions on the Series A Preferred Stock

Except as described below and subject to the discussion below on backup withholding and FATCA, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes, as discussed above under “Tax Considerations Applicable to U.S. Holders—Redemption of the Series A Preferred Stock”) paid to a non-U.S. holder that are not effectively connected with the holder’s conduct of a United States trade or business generally will be subject to a 30% U.S. federal withholding tax. However, a non-U.S. holder may be entitled to a partial or complete exemption from such tax under an applicable tax treaty. To claim such an exemption, the non-U.S. holder must provide the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of tax residence. Non-U.S. holders that do not timely provide the applicable withholding agent the required certification, but that qualify for a reduced income treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable) and the non-U.S. holder provides the applicable withholding agent with a properly completed and duly executed IRS Form W-8ECI, such dividends will not be subject to U.S. federal withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on such dividends in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a corporation, the non-U.S. holder may be subject to a branch profits tax on its effectively connected earnings and profits, subject to adjustments, at a rate of 30% (or such lower rate specified by an applicable income tax treaty). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

As discussed above under “—Consequences to U.S. Holders—Redemption of the Series A Preferred Stock,” an amount paid to a Non-U.S. holder in connection with a redemption of the Series A Preferred Stock may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “Non-U.S. Holders—Distributions.”

Holder’s Conversion Option in Connection with a Change of Control or Delisting Event

In the event of a Non-U.S. holder’s conversion of Series A Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A Non-U.S. Holder should consult its tax advisor regarding the tax consequences of the conversion of Series A Preferred Stock.

Constructive Distributions

As described above under “—Consequences to U.S. Holders—Constructive Distributions,” adjustments in the conversion price (or failures to adjust the conversion price), or possible redemption premium, that result in an increase in the proportionate interest of a Non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above under “—Consequences to Non-U.S. Holders—Distributions on Series A Preferred Stock.”

Gain on Sale, Exchange, Redemption or Other Taxable Disposition of Series A Preferred Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of the Series A Preferred Stock unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●

shares of the Series A Preferred Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for the Series A Preferred Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. However, even if we are or become a USRPHC, the Series A Preferred Stock will be treated as a U.S. real property interest only if the non-U.S. holder actually or constructively holds more than 5% of the Series A Preferred Stock at any time during the holding period described above, or if the Series A Preferred Stock ceases to be regularly traded on an established securities market prior to the year in which the sale occurs. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.

If the non-U.S. holder is described in the first bullet point above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Series A Preferred Stock beneficially owned by individuals who are not citizens or residents of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedents’ gross estate for U.S. federal estate tax purposes. Such Series A Preferred Stock, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report information to the IRS with respect to any distributions we pay on the Series A Preferred Stock (even if the payments are exempt from withholding), including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Distributions paid by us (or our paying agents) to a Non-U.S. holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of the Series A Preferred Stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated like U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of the Series A Preferred Stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of the Series A Preferred Stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of the Series A Preferred Stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE SERIES A PREFERRED STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

UNDERWRITING

Univest Securities, LLC is acting as the representative of the underwriters of the Offering (the “Representative”). We plan to enter into an underwriting agreement with the Representative in connection with this Offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price, less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Series A Preferred Stock listed next to its name in the following table:

Underwriter	Number of Shares
Univest Securities, LLC
Total

Pricing of the Offering

Prior to this offering, there has been no public market for our shares of Series A Preferred Stock. We will negotiate the offering price per share of Series A Preferred Stock offered in this offering with the Representative. The factors to be considered in determining the offering price per share of Series A Preferred Stock offered in this offering will include the liquidation preference of the Series A Preferred Stock offered in this offering, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

A copy of the form of underwriting agreement is filed as an exhibit to the registration statement of which this prospectus is part.

Over-Allotment Option

We have granted an option to the Representative exercisable for forty-five (45) days after the date of the closing of this Offering, to purchase up to      additional shares of Series A Preferred Stock (representing 15% of the number of the shares of Series A Preferred Stock sold in this Offering), on the same terms and conditions as the shares of Series A Preferred Stock being offered in this Offering, solely to cover over-allotments, if any. The Representative is not required to take or pay for the shares of Series A Preferred Stock covered by the Representative’s option to purchase additional shares of Series A Preferred Stock.

Underwriting Discounts and Expenses

The following table provides information regarding the amount of discounts to be paid to the underwriters by us, before expenses:

	Per Share	Total without exercise of over- allotment option	Total with full exercise of over- allotment option
Public Offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)

We have agreed to sell the shares of Series A Preferred Stock to the underwriters at a public offering price of $      per share of Series A Preferred Stock, which represents the public offering price of such shares of Series A Preferred Stock set forth on the cover page of this prospectus, less the applicable 6% underwriting discount.

We estimate the total expenses payable by us for this Offering, excluding the underwriting discounts, to be approximately $236,451, whether or not the over-allotment is exercised, in full, by the underwriters, which amount includes (i) reimbursement of the accountable expenses of the representative equal to $75,000 being paid by us and (ii) other estimated Company expenses of approximately $161,451, which includes legal accounting printing costs and various fees associated with the registration of our securities.

We have agreed to reimburse the Representative up to a maximum of $75,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, accountable roadshow expenses, and background checks on our principal shareholders, directors and officers; provided that any expense over $5,000 shall require our prior written or email approval.

In addition, we have agreed to pay the underwriter a structuring fee of $150,000 upon closing, which is in addition to the expenses of approximately $236,451 provided above.

Right of First Refusal

We have agreed to grant the Representative, for the 12-month period following the closing of this Offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion. In accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(6)(A)(i), such Right of First Refusal does not have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the us and the underwriters.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing or maintaining the price of our common stock. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this Offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with SEC Regulation M. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Listing

We have applied to have the Series A Preferred Stock listed on Nasdaq under the symbol “MKTYP”.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the Offering. The underwriters may agree to allocate a number of shares of Series A Preferred Stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the Registration Statement of which this prospectus forms a part.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby, where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Canada. The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and the securities may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Indemnification

Pursuant to the underwriting agreement, we will agree to indemnify each underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that an underwriter may be required to make for these liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sullivan & Worcester LLP. Certain legal matters in connection with the Offering will be passed upon for the underwriters by Hunter Taubman Fischer & Li LLC.

EXPERTS

The consolidated financial statements of Mechanical Technology, Incorporated as of December 31, 2020 and 2019, and for each of the years then ended, have been included herein and in the registration statement of which this prospectus forms a part, in reliance upon the report of Wojeski & Company, CPAs, P.C., independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act relating to the securities offered by this prospectus. Such Registration Statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information respecting our company and the securities offered by this prospectus, you should refer to the Registration Statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the Registration Statement of which this prospectus is a part at the SEC’s Internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by our Form 10-K/A, filed with the SEC on April 29, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ending March 31, 2021, filed with the SEC on May 17, 2021;

●	our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on June 9, 2021, filed with the SEC on May 18, 2021;

●

our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 21, 2021, February 24, 2021, February 26, 2021 (2), March 8, 2021, March 22, 2021, April 12, 2021, April 29, 2021, April 30, 2021, May 4, 2021, May 19, 2021, May 27, 2021, June 10, 2021, June 15, 2021 and June 24, 2021; and

●	our registration statement on Form 8-A filed with the SEC on March 22, 2021.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this Offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, NY 12205
contact@mechtech.com

Copies of these filings are also available on our website at www.www.mechtech.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

MECHANICAL TECHNOLOGY, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Mechanical Technology, Incorporated and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mechanical Technology, Incorporated and Subsidiaries (the Company) as of December, 2020 and 2019, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Realizability of the deferred tax assets

As described in Note 6 to the financial statements, the Company’s deferred tax asset balance was $759 thousand net of valuation allowances as of December 31, 2020. The ultimate realization of deferred tax assets depends upon generating sufficient future taxable income during the periods in which the temporary differences become deductible or before net operating loss and tax credit carryforwards expire. The Company records a valuation allowance to reduce deferred tax assets to an amount that is “more likely than not” to be realized. Evaluating the need for and quantifying the valuation allowance often requires significant judgment and extensive analysis of all the weighted positive and negative evidence available to the Company in order to determine whether all or some portion of the deferred tax assets will not be realized. In performing this analysis, the Company’s forecasted income, and the existence of potential prudent and feasible tax planning strategies that would enable the Company to utilize some or all of its deferred tax assets, are taken into consideration.

The principal considerations for our determination that performing procedures relating to the realizability of the deferred tax assets is a critical audit matter is due to the significant judgment used by management when evaluating the estimates and assumptions used in the projection of future taxable income. This led to a high degree of auditor judgment and subjectivity in performing procedures on management’s assessment of the tax planning strategies to enable utilization of deferred tax assets. The evaluation of audit evidence available to support the realizability of tax loss and tax credit carryforwards was complex and subjective, and therefore required significant auditor judgment.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, (i) evaluating the reasonableness of management’s assessment of tax planning strategies and the amount that is “more likely than not” to be realized, (ii) testing the completeness and accuracy of tax loss and tax credit carryforwards, (iii) evaluating the appropriateness of the realizability of net operating loss and credit carryforwards relevant to the deferred tax assets recognized, and (iv) evaluating the completeness, accuracy and sufficiency of disclosures.

/s/ Wojeski & Company, CPAs, P.C.

We have served as the Company’s auditor since 2018.

Albany, New York

March 30, 2021

Mechanical Technology, Incorporated and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2020 and December 31, 2019

(Dollars in thousands, except per share)	December 31,	December 31,
	2020	2019
Assets
Current Assets:
Cash	$2,630	$2,510
Accounts receivable – less allowances of $0 in 2020 and 2019	975	745
Inventories	828	924
Prepaid expenses and other current assets	346	56
Total Current Assets	4,779	4,235
Other assets	309	—
Deferred income taxes, net	759	395
Equity investment	750	—
Property, plant and equipment, net	847	174
Operating lease right-of-use assets	1,203	947
Total Assets	$8,647	$5,751

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$300	$210
Accrued liabilities	1,019	761
Operating lease liability	316	171
Income taxes payable	2	—
Total Current Liabilities	1,637	1,142
Other liabilities	203	—
Operating lease liability	891	776
Total Liabilities	2,731	1,918
Commitments and Contingencies (Note 12)
Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 75,000,000; 10,750,100 issued in 2020 and 10,586,170 issued in 2019	108	106
Additional paid-in capital	137,365	137,230
Accumulated deficit	(117,793)	(119,739)
Common stock in treasury, at cost, 1,015,493 shares in both 2020 and 2019	(13,764)	(13,764)
Total Stockholders’ Equity	5,916	3,833
Total Liabilities and Stockholders’ Equity	$8,647	$5,751

The accompanying notes are an integral part of these consolidated financial statements.

Mechanical Technology, Incorporated and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2020 and 2019

(Dollars in thousands, except per share)	Years Ended
	December 31,
	2020	2019
Product revenue	$9,004	$6,571
Cryptocurrency revenue	595	—
Total revenue	9,599	6,571
Operating costs and expenses:
Cost of product revenue	2,669	2,205
Cost of cryptocurrency revenue	405	—
Research and product development expenses	1,491	1,381
Selling, general and administrative expenses	3,584	2,726
Operating income	1,450	259
Other income, net	104	36
Income before income taxes	1,554	295
Income tax benefit	392	28
Net income	$1,946	$323
Net income per share (Basic)	$.20	$.03
Net income per share (Diluted)	$.20	$.03
Weighted average shares outstanding (Basic)	9,581,886	9,548,460
Weighted average shares outstanding (Diluted)	9,634,503	9,602,548

The accompanying notes are an integral part of these consolidated financial statements.

Mechanical Technology, Incorporated and Subsidiaries
Consolidated Statements of Changes in Equity
For the Years Ended December 31, 2020 and 2019

(Dollars in thousands, except per share)	Common Stock				Treasury Stock
	Shares	Amount	Additional Paid- in Capital	Accumulated Deficit	Shares	Amount	Total Stockholders’ Equity
January 1, 2019	10,452,670	$105	$139,067	$(118,462)	1,015,493	$(13,764)	$6,946
Net income	—	—	—	323	–	—	323
Stock based compensation	—	—	31	—	–	—	31
Issuance of shares – option exercises	133,500	1	73	—	–	—	74
Cash dividends	—	—	(1,941)	(1,600)	–	—	(3,541)
December 31, 2019	10,586,170	$106	$137,230	$(119,739)	1,015,493	$(13,764)	$3,833
Net income	—	—	—	1,946	–	—	1,946
Stock based compensation	—	—	54	—	–	—	54
Issuance of shares – option exercises	83,000	1	82	—	–	—	83
Issuance of shares – restricted stock	80,930	1	(1)	—	–	—	—
December 31, 2020	10,750,100	$108	$137,365	(117,793)	1,015,493	$(13,764)	$5,916

The accompanying notes are an integral part of these consolidated financial statements.

Mechanical Technology, Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019

(Dollars in thousands)	Year Ended December 31,
	2020	2019
Operating Activities
Net income	$1,946	$323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	159	87
Provision for bad debts	—	1
Deferred income taxes	(364)	—
Stock based compensation	54	31
Provision (recovery) for excess and obsolete inventories	(3)	33
Loss on disposal of equipment	3	3
Changes in operating assets and liabilities:
Accounts receivable	(230)	125
Inventories	99	(94)
Prepaid expenses and other current assets	(290)	1
Other long-term assets	(309)	—
Accounts payable	90	9
Operating lease, net	4	—
Income taxes and uncertain tax positions	2	—
Other long-term liabilities	203	—
Accrued liabilities	258	(230)
Net cash provided by operating activities	1,622	289
Investing Activities
Purchases of equipment	(835)	(83)
Purchase of stock in equity investment	(750)	—
Net cash used in investing activities	(1,585)	(83)
Financing Activities
Cash dividends on common stock	—	(3,541)
Proceeds from stock option exercises	83	74
Net cash provided by (used in) financing activities	83	(3,467)
Increase (decrease) in cash	120	(3,261)
Cash – beginning of period	2,510	5,771
Cash – end of period	$2,630	$2,510

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

1.	Nature of Operations

Description of Business

Mechanical Technology, Incorporated (MTI or the Company), a New York corporation until redomestication in the State of Nevada on March 29, 2021, was incorporated in 1961 and is headquartered in Albany, New York. The Company’s core business is conducted through MTI Instruments, Inc. (MTI Instruments), a wholly-owned subsidiary, which designs, manufactures and markets its products also at the Albany, New York location. The Company has also recently formed EcoChain, Inc. (EcoChain), a wholly-owned subsidiary, to conduct a new line of business associated with cryptocurrency mining operations, and also purchased Class A Preferred Shares of Soluna Technologies, Ltd. (Soluna), a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications.

MTI Instruments was incorporated in New York on March 8, 2000 and is a supplier of vibration measurement and balancing systems, precision linear displacement solutions, and wafer inspection tools. Our products consist of engine vibration analysis systems for both military and commercial aircraft and electronic gauging instruments for position, displacement and vibration application within the industrial manufacturing markets, as well as in the research, design and process development markets. These systems, tools and solutions are developed for markets and applications that require consistent operation of complex machinery and the precise measurements and control of products, processes, the development and implementation of automated manufacturing and assembly.

EcoChain was incorporated in Delaware on January 8, 2020. EcoChain has established a new business line focused on cryptocurrency and the blockchain ecosystem. In connection with the creation of the new business line, EcoChain has established a cryptocurrency mining facility that integrates with the bitcoin blockchain network. On May 21, 2020, EcoChain closed its acquisition of the intellectual property of Giga Watt, Inc. (GigaWatt) and certain other property and rights of GigaWatt associated with GigaWatt’s operation of a crypto-mining operation located in Washington State. EcoChain purchased these assets from Giga Watt’s Chapter 11 Trustee in its bankruptcy case in the United States Bankruptcy Court Eastern District of Washington. Company management did not consider the assets EcoChain purchased from Giga Watt to constitute a “business” as substantially all the fair value of the gross assets acquired is concentrated in a group of similar identifiable assets. Therefore, management did not consider the acquisition of such assets to be a “business combination” as defined under ASC 805. The total purchase price of the assets acquired in the GigaWatt transaction was $200 thousand, of which $20 thousand was charged back as per the colocation agreement with Navier, Inc. and the remaining cost of $180 thousand was recorded as a leasehold improvement. The acquired assets formed the cornerstone of EcoChain’s cryptocurrency mining operation in Washington.

Liquidity

The Company has historically incurred significant losses primarily due to its past efforts to fund direct methanol fuel cell product development and commercialization programs and had a consolidated accumulated deficit of approximately $117.8 million as of December 31, 2020. As of December 31, 2020, the Company had working capital of approximately $3.1 million, no debt, no outstanding commitments for capital expenditures, and approximately $2.6 million of cash available to fund our operations.

Based on the Company’s projected cash requirements for operations and capital expenditures, its current available cash of approximately $2.6 million and its projected 2021 cash flow pursuant to management’s plans, management believes it will have adequate resources to fund operations and capital expenditures for the year ending December 31, 2021 and through the end of the first quarter of 2022. If cash generated from operations is insufficient to satisfy the Company’s operational working capital and capital expenditure requirements, the Company may utilize the $300 thousand line of credit at MTI Instruments to fund these initiatives. The Company is considering other funding sources, including debt and equity. However, the Company has no other formal commitments for funding its future needs at this time and any additional financing we may require during the year ending December 31, 2021, may not be available to us on acceptable terms or at all.

2.	Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, MTI Instruments and EcoChain. All intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or net realizable value. The Company periodically reviews inventory quantities on hand and records a provision for excess, slow moving and obsolete inventory based primarily on our estimated forecast of product demand, as well as based on historical usage. The Company also provides estimated inventory allowances for inventory whose carrying value is in excess of net realizable value. Demand and usage for products and materials can fluctuate significantly. A significant decrease in demand for our products could result in a short-term increase in the cost of inventory purchases and an increase of excess inventory quantities on hand. Although the Company makes every effort to assure the accuracy of our forecasts of future product demand, any significant unanticipated changes in demand could have a significant impact on the value of our inventory and our reported operating results. If changes in market conditions result in reductions in the estimated net realizable value of our inventory below our previous estimate, the Company would increase our reserve in the period in which we made such a determination and record a charge to cost of product revenue.

Property, Plant, and Equipment

Property, plant and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Leasehold improvements	Lesser of the life of the lease or the useful life of the improvement
Computers and related software	3 to 5 years
Machinery and equipment	3 to 10 years
Office furniture, equipment and fixtures	2 to 10 years

Significant additions or improvements extending assets’ useful lives are capitalized; normal maintenance and repair costs are expensed as incurred. The costs of fully depreciated assets remaining in use are included in the respective asset and accumulated depreciation accounts. When items are sold or retired, related gains or losses are included in net (loss) income.

Income Taxes

The Company is subject to income taxes in the U.S. (federal and state). As part of the process of preparing our consolidated financial statements, the Company calculates income taxes for each of the jurisdictions in which the Company operates. This involves estimating actual current taxes due together with assessing temporary differences resulting from differing treatment for tax and accounting purposes that are recorded as deferred tax assets and liabilities, loss carryforwards and tax credit carryforwards, for which income tax benefits are expected to be realized in future years. A valuation allowance has been established to reduce deferred tax assets, if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

Significant management judgment is required in determining the Company’s provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against the Company’s net deferred tax assets. The Company considers all available evidence, both positive and negative, such as historical levels of income and future forecasts of taxable income amongst other items in determining the Company’s valuation allowance. In addition, the Company’s assessment requires the Company to schedule future taxable income in accordance with accounting standards that address income taxes to assess the appropriateness of a valuation allowance, which further requires the exercise of significant management judgment.

The Company accounts for taxes in accordance with the asset and liability method of accounting for income taxes. Under this method, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The impact of the Company’s reassessment of its tax positions for these standards did not have a material impact on its results of operations, financial condition, or liquidity.

The Company is currently subject to audit in various jurisdictions, and these jurisdictions may assess additional income tax liabilities against us. Developments in an audit, litigation, or in applicable laws, regulations, administrative practices, principles, and interpretations could have a material effect on the Company’s operating results or cash flows in the period or periods in which such developments occur, as well as for prior and in subsequent periods.

Tax laws, regulations, and administrative practices in various jurisdictions may be subject to significant change, with or without notice, due to economic, political, and other conditions, and significant judgment is required in evaluating and estimating the Company’s provision and accruals for these taxes. There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. The Company’s effective tax rates could be affected by numerous factors, such as intercompany transactions, earnings being lower than anticipated in jurisdictions where the Company has lower statutory rates and higher than anticipated in jurisdictions where the Company has higher statutory rates, the applicability of special tax regimes, losses incurred in jurisdictions for which the Company is not able to realize the related tax benefit, changes in foreign currency exchange rates, entry into new businesses and geographies, changes to its existing businesses and operations, acquisitions and investments and how they are financed, changes in the Company’s stock price, changes in its deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles, and interpretations.

Equity Investment – Soluna

The equity investment in Soluna is carried at the cost of investment and is $750 thousand as of December 31, 2020. The Company owns approximately 1.86% of Soluna’s stock, calculated on a fully-diluted basis, as of December 31, 2020.

Equity Investments without Readily Determinable Fair Values

Our equity investment in Soluna is accounted for under the measurement alternative. Equity securities measured and recorded using the measurement alternative are recorded at cost minus impairment, if any, plus or minus changes resulting from qualifying observable price changes. Adjustments resulting from impairments and observable price changes are recorded in the income statement. There was no impairment of investment recognized in 2020.

Equity Method Investments

The Company’s consolidated net income will include our proportionate share, if any, of the net income or loss of our equity method investee. When the Company records its proportionate share of net income, it increases equity income (loss), net in our consolidated statements of operations and our carrying value in that investment. Conversely, when the Company records its proportionate share of a net loss, it decreases equity income (loss), net in our consolidated statements of operations and our carrying value in that investment. When the Company’s carrying value in an equity method investee company has been reduced to zero, no further losses are recorded in the Company’s financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

The Company records its investment in MeOH Power, Inc. using the equity method of accounting. The fair value of the Company’s interest in MeOH Power, Inc. has been determined to be $0 as of December 31, 2020 and December 31, 2019, based on MeOH Power, Inc.’s net position and expected cash flows. As of December 31, 2020, the Company retained its ownership of approximately 47.5% of MeOH Power, Inc.’s outstanding common stock, or 75,049,937 shares. The number of shares of MeOH Power, Inc.’s common stock authorized for issuance is 240,000,000 as of December 31, 2020.

Fair Value Measurement

The estimated fair value of certain financial instruments, including cash, accounts receivable and short-term debt approximates their carrying value due to their short maturities and varying interest rates. “Fair value” is the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation methods, the Company is required to provide the following information according to the fair value accounting standards. These standards established a fair value hierarchy as specified that ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities are classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities, which includes listed equities.

Level 2:

Observable market-based inputs or unobservable inputs that are corroborated by market data. These items are typically priced using models or other valuation techniques. These models are primarily financial industry-standard models that consider various assumptions, including the time value of money, yield curves, volatility factors, as well as other relevant economic measures.

Level 3:

These use unobservable inputs that are not corroborated by market data. These values are generally estimated based upon methodologies utilizing significant inputs that are generally less observable from objective sources.

Revenue Recognition

Product Revenue

Product revenue consists of revenue recognized from MTI Instruments’ product lines. In general, the Company determines revenue recognition by: (1) identifying the contract, or contracts, with the customer; (2) identifying the performance obligations in the contract; (3) determining the contract price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, the performance obligations are satisfied by transferring the promised goods or services. Based on past experience, the Company reasonably estimates its returns and warranty reserves. Revenue is presented net of discounts and allowances, which are determined when the sale is negotiated. The nature of the Company’s contracts do not give rise to variable consideration. The Company enters into contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations.

If the product requires that the Company provide installation, all revenue related to the product is deferred and recognized upon the completion of the installation. If the product requires specific customer acceptance criteria, such as on-site customer acceptance and/or acceptance after install, then revenue is deferred until customer acceptance occurs or the acceptance provisions lapse, unless the Company can objectively and reliably demonstrate that the criteria specified in the acceptance provisions is satisfied. The Company may also record unearned revenues, which include payments for other offerings for which we have been paid in advance. The resulting revenue would be earned when we transfer control of the product or service. As of December 31, 2020 and December 31, 2019, the Company had no deferred or unearned revenue.

MTI Instruments currently has distributor agreements in place for the international sale of general instrument and semiconductor products in certain global regions. Such agreements grant a distributor the right of first refusal to act as distributor for such products in the distributor’s territory. In return, the distributor agrees to not market other products which are considered by MTI Instruments to be in direct competition with MTI Instruments’ products. The distributor is allowed to purchase MTI Instruments’ equipment at a price which is discounted off the published domestic/international list prices. Such list prices can be adjusted by MTI Instruments during the term of the distributor agreement. Generally, payment terms with the distributor are standard net 30 days; however, on occasion, extended payment terms have been granted. Title and risk of loss of the product passes to the distributor upon delivery to the independent carrier (standard “free-on-board” factory), and the distributor is responsible for any required training and/or service with the end-user. The sale (and subsequent payment) between MTI Instruments and the distributor is not contingent upon the successful resale of the product by the distributor. Distributor sales are covered by MTI Instruments’ standard one-year warranty and there are no special return policies for distributors.

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct good or service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

Shipping and handling charges billed to customers is a pass-through from the freight forwarder and is included in product revenue.

Cost of Product Revenue

Cost of product revenue includes material, labor, overhead and shipping and handling costs.

Cryptocurrency Revenue

Cryptocurrency revenue consists of revenue recognized from EcoChain’s cryptocurrency mining facility. Revenue is recognized at the cryptocurrency’s realized cash value based upon the rates at cryptocurrency exchanges where we are registered. Cryptocurrencies are earned when the miners solve complex computations and cryptocurrency is issued as a result. The mined cryptocurrency is immediately paid to the Coinbase wallet. Cryptocurrency is converted to U.S. dollars daily, as EcoChain is not in the business of accumulating cryptocurrency on its balance sheet for speculative gains.

Cost of Cryptocurrency Revenue

Cost of cryptocurrency revenue includes direct utility costs as well as overhead costs that relate to the operations of EcoChain’s cryptocurrency mining facility.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the invoiced amount billed to customers and do not bear interest. An allowance for doubtful accounts, if necessary, represents the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on historical write-off experience and current exposures identified. The Company reviews its allowance for doubtful accounts monthly. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. The Company does not have any off-balance-sheet credit exposure related to its customers. The Company’s allowance for doubtful accounts was $0 at both December 31, 2020 and December 31, 2019.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 days. In instances where the timing of revenue recognition differs from the timing of invoicing, we have determined our contracts generally do not include a significant financing component. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing our products and services, not to receive financing from its customers.

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer, if the Company expects the benefit of those costs to be longer than one year. As of December 31, 2020 and December 31, 2019, the Company has recorded no capitalized costs to obtain a contract.

The Company applies the practical expedient to expense costs as incurred for costs to obtain a contract when the amortization period would have been one year or less. These costs include our internal sales force compensation programs as we have determined annual compensation is commensurate with annual sales activities.

Warranty

The Company accrues a warranty liability at the time product revenue is recorded based on historical experience. The liability is reviewed during the year and is adjusted, if appropriate, to reflect new product offerings or changes in experience. Actual warranty claims are tracked by product line. Warranty liability was $22 thousand and $16 thousand as of December 31, 2020 and 2019, respectively. Warranty expense was $11 thousand and $1 thousand for 2020 and 2019, respectively.

Long-Lived Assets

The Company accounts for impairment or disposal of long-lived assets in accordance with accounting standards that address the financial accounting and reporting for the impairment or disposal of long-lived assets, specify how impairment will be measured, and how impaired assets will be classified in the consolidated financial statements. On a quarterly basis, the Company analyzes the status of its long-lived assets at each subsidiary for potential impairment. As of December 31, 2020, the Company does not believe that any of its long-lived assets have suffered any type of impairment that would require an adjustment to that asset’s recorded value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of less than three months.

Net Income per Share

The Company computes basic income per common share by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted income per share reflects the potential dilution, if any, computed by dividing income by the combination of dilutive common share equivalents, comprised of shares issuable under outstanding investment rights, warrants and the Company’s share-based compensation plans, and the weighted average number of common shares outstanding during the reporting period. Dilutive common share equivalents include the dilutive effect of in-the-money stock options, which are calculated based on the average share price for each period using the treasury stock method. Under the treasury stock method, the exercise price of a stock option and the amount of compensation cost, if any, for future service that the Company has not yet recognized are assumed to be used to repurchase shares in the current period.

Share-Based Payments

The Company grants options to purchase our common stock and award restricted stock to our employees and directors under our equity incentive plans. The benefits provided under these plans are share-based payments and the Company accounts for stock-based awards exchanged for employee service in accordance with the appropriate share-based payment accounting guidance. Stock-based compensation represents the cost related to stock-based awards granted to employees and directors. The Company measures stock-based compensation cost at grant date based on the estimated fair value of the award and recognizes the cost as expense on a straight-line basis in accordance with the vesting of the options (net of estimated forfeitures) over the option’s requisite service period. The Company estimates the fair value of stock-based awards on the grant date using a Black- Scholes valuation model. The Company uses the fair value method of accounting with the modified prospective application, which provides for certain changes to the method for valuing share-based compensation. The valuation provisions apply to new awards and to awards that are outstanding on the effective date and subsequently modified. Under the modified prospective application, prior periods are not revised for comparative purposes. Stock-based compensation expense is recorded in the lines titled “Cost of product revenue,” “Selling, general and administrative expenses” and “Research and product development expenses” in the Consolidated Statements of Operations based on the employees’ respective functions.

The Company records deferred tax assets for awards that potentially can result in deductions on the Company’s income tax returns based on the amount of compensation cost that would be recognized upon issuance of the award and the Company’s statutory tax rate. All income tax effects of awards, including excess tax benefits, recognized on stock-based compensation expense are reflected in the Consolidated Statements of Operations as a component of the provision for income taxes on a prospective basis.

The determination of the fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the Company’s expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate, and expected dividends.

Theoretical valuation models and market-based methods are evolving and may result in lower or higher fair value estimates for share-based compensation. The timing, readiness, adoption, general acceptance, reliability, and testing of these methods is uncertain. Sophisticated mathematical models may require voluminous historical information, modeling expertise, financial analyses, correlation analyses, integrated software and databases, consulting fees, customization, and testing for adequacy of internal controls.

For purposes of estimating the fair value of stock options granted using the Black-Scholes model, the Company uses the historical volatility of its stock for the expected volatility assumption input to the Black-Scholes model, consistent with the accounting guidance. The risk-free interest rate is based on the risk-free zero-coupon rate for a period consistent with the expected option term at the time of grant. The Company paid a special dividend during the year ended December 31, 2019 and did not pay any dividends during the year ended December 31, 2020. The Company is required to assume a dividend yield as an input to the Black-Scholes model. Since the 2019 dividend was a special dividend and the Company does not anticipate paying any cash dividends in the foreseeable future, the Company therefore used an expected dividend yield of zero in the option valuation model. The expected option term is calculated based on our historical forfeitures and cancellation rates.

The fair value of restricted stock awards is based on the market close price per share on the grant date. The Company expenses the compensation cost of these awards as the restriction period lapses, which is typically a one-to three-year service period to the Company. The shares represented by restricted stock awards are outstanding at the grant date, and the recipients are entitled to voting rights with respect to such shares upon issuance.

Concentration of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk principally consist of cash equivalents and trade accounts receivable. The Company’s trade accounts receivable are primarily from sales to commercial customers, the U.S. government and state agencies. The Company does not require collateral and has not historically experienced significant credit losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

The Company has cash deposits in excess of federally insured limits but does not believe them to be at risk.

Research and Development Costs

The Company expenses research and development costs as incurred. The Company incurred research and development costs of approximately $1.5 million and $1.4 million, which was entirely related to MTI Instruments, for the years ended December 31, 2020 and 2019, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. The Company incurred advertising costs of approximately $39 thousand and $45 thousand, which was entirely related to MTI Instruments, for the years ended December 31, 2020 and 2019, respectively.

Other Comprehensive Income

The Company had no other comprehensive income items for the years ended December 31, 2020 and 2019.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liability on our consolidated balance sheets. The Company did not have any finance leases as of December 31, 2020 or December 31, 2019.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU assets also include any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s lease terms may include options to extend or terminate its leases when it is reasonably certain that the Company will exercise those options. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company has lease agreements with lease and non-lease components, which are generally accounted for separately. For real estate leases, the Company accounts for lease components together with non-lease components (e.g. common-area maintenance).

Accounting Updates Not Yet Effective

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (the FASB) in the form of accounting standard updates (ASUs) to the FASB’s Accounting Standards Codification (ASC). The Company considered the applicability and impact of all ASUs. ASUs not mentioned below were assessed and determined to be either not applicable or are expected to have minimal impact on our consolidated financial position or results of operations.

In June 2016, the FASB issued ASU 2016-13 (Financial Instruments - Credit Losses (Topic 326)) and its subsequent amendments to the initial guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02, respectively (collectively, Topic 326). Topic 326 changes how entities will measure credit losses for most financial assets and certain other instruments that are not accounted for at fair value through net income. This standard replaces the existing incurred credit loss model and establishes a single credit loss framework based on a current expected credit loss model for financial assets carried at amortized cost, including loans and held-to- maturity debt securities. The current expected loss model requires an entity to estimate credit losses expected over the life of the credit exposure upon initial recognition of that exposure when the financial asset is originated or acquired, which will generally result in earlier recognition of credit losses. This standard also requires expanded credit quality disclosures. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. This standard also simplifies the accounting model for purchased credit-impaired debt securities and loans. This standard will affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. ASU 2018-19 clarifies that receivables arising from operating leases are accounted for using lease guidance and not as financial instruments. ASU 2019-04 clarifies that equity instruments without readily determinable fair values for which an entity has elected the measurement alternative should be remeasured to fair value as of the date that an observable transaction occurred. ASU 2019-05 provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. This standard should be applied on either a prospective transition or modified-retrospective approach depending on the subtopic. This standard will be effective for the Company for annual and interim reporting periods beginning on or after December 15, 2022, and while early adoption is permitted, the Company does not expect to elect that option. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements, including assessing and evaluating assumptions and models to estimate losses. Upon adoption of this standard on January 1, 2023, the Company will be required to record a cumulative effect adjustment to retained earnings for the impact as of the date of adoption. The impact will depend on the Company’s portfolio composition and credit quality at the date of adoption, as well as forecasts at that time.

In December 2019, the FASB issued ASU 2019-12 (Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes). This standard removes exceptions to the general principles in Topic 740 for allocating tax expense between financial statement components, accounting basis differences stemming from an ownership change in foreign investments and interim period income tax accounting for year-to-date losses that exceed projected losses. The standard will be effective for the Company for annual reporting periods beginning after December 15, 2020 and interim periods within those fiscal years, and while early adoption is permitted, the Company does not expect to elect that option. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements. At this time, the Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 (Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)). This standard clarifies certain interactions between the guidance to account for certain equity securities under Topic 321, the guidance to account for investments under the equity method of accounting in Topic 323, and the guidance in Topic 815, which could change how an entity accounts for an equity security under the measurement alternative or a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with Topic 825, Financial Instruments. This standard will reduce diversity in practice and increasing comparability of the accounting for these interactions. The standard will be effective for the Company for annual reporting periods beginning after December 15, 2020 and interim periods within those fiscal years, and while early adoption is permitted, the Company does not expect to elect that option. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements. At this time, the Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Accounting Updates Recently Adopted by the Company

On January 1, 2020, the Company adopted ASU No. 2018-18 (Collaborative Arrangements (Topic 808): Clarifying the Interaction Between Topic 808 and Topic 606). A collaborative arrangement is a contractual arrangement under which two or more parties actively participate in a joint operating activity and are exposed to significant risk and rewards that depend on the activity’s commercial success. This standard clarifies when certain transactions between collaborative arrangement participants should be accounted for under ASC 606 and incorporates unit-of-account guidance consistent with ASC 606 to aid in this determination. The adoption of this standard did not have a material impact on its consolidated financial statements.

There have been no other significant changes in the Company’s reported financial position or results of operations and cash flows as a result of its adoption of new accounting pronouncements or changes to its significant accounting policies that were disclosed in its consolidated financial statements for the fiscal year ended December 31, 2020.

3.	Accounts Receivable

Accounts receivables consist of the following at:

(Dollars in thousands)	December 31, 2020	December 31, 2019
U.S. and State Government	$2	$57
Commercial	909	653
Allowance for doubtful accounts	—	—
Other	64	35
Total	$975	$745

4.	Inventories

Inventories consist of the following at:

(Dollars in thousands)	December 31, 2020	December 31, 2019
Finished goods	$371	$302
Work in process	139	279
Raw materials	318	343
Total	$828	$924

5.	Property, Plant and Equipment

Property, plant and equipment consist of the following at:

(Dollars in thousands)	December 31, 2020	December 31, 2019
Leasehold improvements	$262	$39
Computers and related software	1,603	1,026
Machinery and equipment	885	915
Office furniture and fixtures	38	40
	2,788	2,020
Less: Accumulated depreciation	1,941	1,846
	$847	$174

Depreciation expense was $159 thousand and $87 thousand for the years ended December 31, 2020 and 2019, respectively. Repairs and maintenance expense was $32 thousand and $18 thousand for the years ended December 31, 2020 and 2019, respectively.

6.	Income Taxes

Income tax benefit for each of the years ended December 31 consists of the following:

(Dollars in thousands)	2020	2019
Federal	$—	$33
State	(4)	(5)
Deferred	396	—
Total	$392	$28

The significant components of deferred income tax benefit from operations for each of the years ended December 31 consists of the following:

(Dollars in thousands)	2020	2019
Deferred tax (expense) benefit	$83	$(101)
Net operating loss carry forward	(330)	(74)
Valuation allowance	643	175
	$396	$—

The Company’s effective income tax rate from operations differed from the Federal statutory rate for each of the years ended December 31 as follows:

	2020	2019
Federal statutory tax rate	21%	21%
Change in valuation allowance	(43)	(54)
State taxes, net of federal benefit	0	1
Expiration of stock option	1	14
Federal tax benefits, R&D	(3)	9
Other Deferred Adjustments	(1)	—
Tax rate	(25)%	(9)%

Deferred Tax Assets:

Deferred tax assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates. Temporary differences, net operating loss carryforwards and tax credit carryforwards that give rise to deferred tax assets and liabilities are summarized as follows as of December 31:

(Dollars in thousands)	2020	2019
Deferred tax assets:
Inventory valuation	$49	$43
Vacation pay	20	22
Bonus Accrual	—	—
Warranty and other sale obligations	5	3
Deferred revenue	10	10
Allowance for related party note receivable	69	65
Net operating loss	10,187	10,518
Property, plant and equipment	(20)	(10)
Stock options	36	72
Research and development tax credit	120	32
	10,476	10,755
Valuation allowance	(9,717)	(10,360)
Net deferred tax assets	$759	$395

Valuation Allowance:

The Company believes that the accounting estimate for the valuation of deferred tax assets is a critical accounting estimate because judgment is required in assessing the likely future tax consequences of events that have been recognized in our financial statements or tax returns. The Company based the estimate of deferred tax assets and liabilities on current tax laws and rates and, in certain cases, business plans and other expectations about future outcomes.

As a result of its assessment in 2020, the Company released a portion of its valuation allowance against its deferred tax assets. The partial release of the valuation allowance caused an incremental tax benefit of $643 thousand to be recognized in 2020. The release of a portion of the valuation allowance was based upon the Company’s recent cumulative income history and projected future taxable income causing the Company to evaluate what portion of the Company’s deferred tax assets it believes are more likely than not to be realized. The Company has determined that it will generate sufficient levels of pre-tax earnings in the future to realize the net deferred tax assets recorded on the balance sheet as of December 31, 2020. The Company has projected such pre-tax earnings utilizing a combination of historical and projected results, taking into consideration existing levels of permanent differences, non-deductible expense and the reversal of significant temporary differences.

The valuation allowance at December 31, 2020 and 2019 was $9.9 million and $10.4 million, respectively. Activity in the valuation allowance for deferred tax assets is as follows as of December 31:

(Dollars in thousands)	2020	2019
Valuation allowance, beginning of year	$10,360	$10,535
Allowance for related party note receivable	(65)	3
Inventory	(43)	(7)
Net operating (loss) income	(406)	(74)
Property, plant and equipment	10	7
Stock options	(72)	(35)
Research and development credit	(32)	(82)
Warranty and other sales obligations	(3)	(2)
Deferred revenue	(10)	10
Accrued compensation	(22)	5
Valuation allowance, end of year	$9,717	$10,360

Net operating losses:

At December 31, 2020, the Company has unused Federal net operating loss carryforwards of approximately $49 million. Of these, none will expire in 2021, with the remainder expiring through 2035.

The Company’s and/or its subsidiaries’ ability to utilize their net operating loss carryforwards may be significantly limited by Section 382 of the IRC of 1986, as amended, if the Company or any of its subsidiaries undergoes an “ownership change” as a result of changes in the ownership of the Company’s or its subsidiaries’ outstanding stock pursuant to the exercise of the warrants or otherwise.

Unrecognized tax benefits:

The Company has $710 thousand unrecognized tax benefits at December 31, 2020 and 2019. These unrecognized tax benefits relate to former subsidiaries of the Company and a prior investment in a partnership.

In future periods, if these unrecognized benefits become supportable, the Company may not recognize a change in its effective tax rate as long as it remains in a partial valuation allowance position. Additionally, the Company does not have uncertain tax positions that it expects will increase or decrease within twelve months of this reporting date. The Company recognizes interest and penalties related to uncertain tax positions as a component of tax expense. The Company did not recognize any interest or penalties in 2020 and 2019.

The Company files income tax returns, including returns for its subsidiaries, with federal and state jurisdictions. The Company is no longer subject to IRS or state examinations for any periods prior to 2017, although carryforward attributes that were generated prior to 2017 may still be adjusted upon examination by the IRS if they either have been or will be used in a future period.

7.	Accrued Liabilities

Accrued liabilities consist of the following at:

(Dollars in thousands)	December 31, 2020	December 31, 2019
Salaries, wages and related expenses	$344	$238
Liability to shareholders for previous acquisition	363	363
Legal and professional fees	146	65
Warranty and other sale obligations	22	16
Commissions	4	3
Other	140	76
Total	$1,019	$761

8.	Stockholders Equity

Common Stock

The Company has one class of common stock, par value $.01. Each share of the Company’s common stock is entitled to one vote on all matters submitted to stockholders. As of December 31, 2020 and 2019, there were 9,734,507 and 9,570,677 shares of common stock issued and outstanding, respectively.

Dividends

Dividends are recorded when declared by the Company’s Board of Directors. During 2019, the Company declared and paid a special dividend of $3.5 million or $0.37 per common share. A portion of dividends are charged against paid in capital because the Company does not have sufficient retained earnings. There were no dividends declared or paid during 2020.

Reservation of Shares

The Company had reserved common shares for future issuance as follows as of December 31, 2020:

Stock options outstanding	398,750
Common stock available for future equity awards or issuance of options	11,125
Number of common shares reserved	409,875

9.	Retirement Plan

The Company maintains a voluntary savings and retirement plan under IRC Section 401(k) covering substantially all employees. Employees must complete six months of service and have attained the age of twenty-one prior to becoming eligible for participation in the plan. The Company plan allows eligible employees to contribute a percentage of their compensation on a pre-tax basis and the Company matches employee contributions, on a discretionary basis, currently in an amount equal to 100% of the first 3% and 50% of the next 2% of the employee’s salary, subject to annual tax deduction limitations. Effective January 1, 2017, Company matching contributions are vested immediately. Company matching contributions were $77 thousand and $81 thousand for 2020 and 2019, respectively. The Company may also make additional discretionary contributions in amounts as determined by management and the Board of Directors. There were no additional discretionary contributions by the Company for the years 2020 or 2019.

10.	Net income per Share

The following table sets forth the reconciliation of the numerators and denominators of the basic and diluted per share computations for continuing operations for the years ended December 31:

(Dollars in thousands, except shares)	2020	2019
Numerator:
Net income	$1,946	$323
Denominator:
Basic EPS:
Common shares outstanding, beginning of period	9,570,677	9,437,177
Weighted average common shares issued during the period	11,209	111,283
Denominator for basic earnings per common shares —
Weighted average common shares	9,581,886	9,548,460
Diluted EPS:
Common shares outstanding, beginning of period	9,570,677	9,437,177
Common stock equivalents – options	52,617	54,088
Weighted average common shares issued during the period	11,209	111,283
Denominator for diluted earnings per common shares -
Weighted average common shares	9,634,503	9,602,548

Not included in the computation of earnings per share, assuming dilution, for the year ended December 31, 2020, were options to purchase 237,000 shares of the Company’s common stock. These potentially dilutive items were excluded even though the average market price of the common stock exceeded the exercise prices for a portion of the options because the calculation of incremental shares resulted in an anti-dilutive effect.

Not included in the computation of earnings per share, assuming dilution, for the year ended December 31, 2019, were options to purchase 313,000 shares of the Company’s common stock. These potentially dilutive items were excluded even though the average market price of the common stock exceeded the exercise prices for a portion of the options because the calculation of incremental shares resulted in an anti-dilutive effect.

11.	Stock Based Compensation

Stock-based incentive awards are provided to employees and directors under the terms of the Company’s 2006 Equity Incentive Plan (2006 Plan), which was amended and restated effective June 30, 2011, September 16, 2009 and October 20, 2016, 2012 Equity Incentive Plan (the 2012 Plan), which was amended and restated as of October 20, 2016, and 2014 Equity Incentive Plan (the 2014 Plan) (collectively, the Plans). Awards under the Plans have generally included at-the-money options and restricted stock grants.

The 2006 Plan was adopted by the Company’s Board of Directors on March 16, 2006 and approved by stockholders on May 18, 2006. The 2006 Plan was amended and restated by the Board of Directors effective September 16, 2009, June 30, 2011 and October 20, 2016. The September 16, 2009 amendment increased the initial aggregate number of 250,000 shares of common stock that may be awarded or issued to 600,000, the June 30, 2011 amendment increased the aggregate number of shares of common stock that may be awarded or issued under the 2006 Plan to 1,200,000, and the October 2016 amendment allowed for the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2006 Plan and the provisions governing expiration of options or other awards under the 2006 Plan following termination of the award recipient. The number of shares that may be awarded under the 2006 Plan and awards outstanding has been adjusted for stock splits and other similar events. Under the 2006 Plan, the Board of Directors is authorized to issue stock options, stock appreciation rights, restricted stock, and other stock-based incentives to officers, employees and others. In connection with seeking stockholder approval of the 2012 Plan, the Company agreed not to make further awards under the 2006 Plan.

The 2012 Plan was adopted by the Company’s Board of Directors on April 14, 2012 and approved by its stockholders on June 14, 2012. The 2012 Plan was amended and restated by the Board of Directors effective October 20, 2016. The October 2016 amendment allowed for the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2012 Plan and an agreement entered into between the Company and the award grantee to vary the provisions governing expiration of options or other awards under the 2012 Plan following termination of the award recipient. The 2012 Plan provides an initial aggregate number of 600,000 shares of common stock that may be awarded or issued. The number of shares that may be awarded under the 2012 Plan and awards outstanding may be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split and other dilutive changes in our common stock. Under the 2012 Plan, the Board of Directors is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries.

The 2014 Plan was adopted by the Company’s Board of Directors on March 12, 2014 and approved by its stockholders on June 11, 2014. The 2014 Plan provides an initial aggregate number of 500,000 shares of common stock that may be awarded or issued. The number of shares that may be awarded under the 2014 Plan and awards outstanding may be subject to adjustment on account of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares or the like. Under the 2014 Plan, the Board-appointed administrator of the 2014 Plan is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, phantom stock, performance awards and other stock-based awards to employees, officers and directors of, and other individuals providing bona fide services to or for, the Company or any affiliate of the Company. Incentive stock options may only be granted to employees of the Company and its subsidiaries.

In connection with the sale of shares of common stock to Brookstone, the Company entered into an Option Exercise and Stock Transfer Restriction Agreement (collectively, the Option and Transfer Agreements) with its Chief Executive Officer, its Chief Financial Officer and each of its non-employee directors (collectively, the Insiders). The Option and Transfer Agreements amend the stock option grant agreements between the Company and each Insider with respect to an option granted under and modify the terms of any option to purchase common stock held by each such Insider (collectively, Options) granted under, the Plans. The Option and Transfer Agreements restrict the aggregate amount of shares of common stock for which the Insiders may exercise Options during calendar years 2016, 2017, 2018 and 2019, and provide for a modified procedure for exercising Options in order to ensure the limit on the aggregate amount of Options that may be exercised in any such year is not exceeded. Such amendments and modifications also operate to, except with respect to the termination of Options in connection with an Insider’s termination of employment or service in connection with misconduct as described in the Option and Transfer Agreements, (i) remove all references to an expiration of the exercisability of such Options within a special, delineated time period following the termination of service to or employment by the Company, and (ii) provide that all vested Options are exercisable by the Insider until default expiration under the applicable Plan (i.e., ten years from the date of grant). If an Option and Transfer Agreement is terminated, the limitations on Option exercises described above will terminate, but the exercisability of the Insider’s vested Options until default expiration under the applicable Plan and stock option agreement (i.e., ten years from the date of grant) will survive indefinitely.

On January 14, 2020, the Company awarded to members of the Company’s Investment Committee and to the Company’s CEO special one-time restricted stock awards totaling 68,930 shares of common stock (67,930 from the 2012 Plan and 1,000 from the 2014 Plan) valued at $0.99 per share based on the closing market price of the Company’s common stock on the date of grant. The shares will be restricted until vested and vest in two annual installments, with half vesting on the first anniversary of the award date and the remainder vesting on the second anniversary of the award date.

During 2020, the Company granted options to purchase 25,000 shares of the Company’s common stock from the 2014 Plan, which generally vest 25% on each of the first four anniversaries of the date of the award. The exercise price of these options is $0.70 per share and was based on the closing market price of the Company’s common stock on the day prior to the date of grant. Using a Black-Scholes Option Pricing Model, the weighted average fair value of these options is $0.57 per share and was estimated at the date of grant.

During 2020, the Company granted options to purchase 25,000 shares of the Company’s common stock from the 2012 Plan, which generally vest 25% on each of the first four anniversaries of the date of the award. The exercise price of these options is $0.75 per share and was based on the closing market price of the Company’s common stock on the date of grant. Using a Black-Scholes Option Pricing Model, the weighted average fair value of these options is $0.61 per share and was estimated at the date of grant.

On December 21, 2020, the Company awarded to its CFO and the President of MTI Instruments restricted stock awards totaling 15,000 shares of common stock from the 2014 Plan valued at $3.63 per share based on the closing market price of the Company’s common stock on the date of grant. The shares will be restricted until vested and vest in three annual installments beginning on the first anniversary of the award date.

During 2019, the Company granted options to purchase 15,000 shares of the Company’s common stock from the 2014 Plan, which generally vest 25% on each of the first four anniversaries of the date of the award. The exercise price of these options is $0.83 per share and was based on the closing market price of the Company’s common stock on the day prior to the date of grant. Using a Black-Scholes Option Pricing Model, the weighted average fair value of these options is $0.66 per share and was estimated at the date of grant.

Stock-based compensation expense for the years ended December 31, 2020 and 2019 was generated from stock option and restricted stock awards. Stock options are awards that allow holders to purchase shares of the Company’s common stock at a fixed price. Under the 2014 and 2012 Plans, stock options issued to employees generally vest 25% over four years. Options issued to non-employee members of the MTI Board of Directors generally vest 25% over four years. Certain options granted may be fully or partially exercisable immediately, may vest on other than a four-year schedule or vest upon attainment of specific performance criteria. Restricted stock awards generally vest one to three years after the date of grant, although certain awards may vest immediately or vest upon attainment of specific performance criteria. Option exercise prices are generally equivalent to the closing market value price of the Company’s common stock on the date of grant. Unexercised options generally terminate ten years after date of grant.

The following table presents the weighted-average assumptions used for options granted under the 2014 Plan:

	2020	2019
Option term (years)	6.25	6.26
Volatility	106.22%	99.99%
Risk-free interest rate	0.31%	1.37%
Dividend yield	0%	0%
Weighted-average fair value per option granted	$0.57	$0.66

The following table presents the weighted-average assumptions used for options granted under the 2012 Plan:

2020
Option term (years)	6.25
Volatility	106.46%
Risk-free interest rate	0.28%
Dividend yield	0%
Weighted-average fair value per option granted	$0.61

Share-based compensation expense recognized in the Consolidated Statements of Operations is based on awards ultimately expected to vest, therefore, awards are reduced for estimated forfeitures. The revised accounting standard requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Total share-based compensation expense, related to the Company’s share-based awards, recognized for the years ended December 31, was comprised as follows:

	2020	2019
(Dollars in thousands)
Cost of product revenue	$1	$1
Research and product development	7	4
Selling, general and administrative	46	26
Share-based compensation expense	$54	$31

Total unrecognized compensation costs related to non-vested stock options as of December 31, 2020 and December 31, 2019 is $78 thousand and $96 thousand, respectively, and is expected to be recognized over a weighted-average remaining vesting period of approximately 2.55 years and 3.02 years, respectively.

Presented below is a summary of the Company’s stock option activity for the Plans for the years ended December 31:

	2020	2019
Shares under option, beginning	527,875	720,624
Granted	50,000	15,000
Exercised	(83,000)	(133,500)
Forfeited	(27,750)	—
Expired/canceled	(68,375)	(74,249)
Shares under option, ending	398,750	527,875
Options exercisable	276,000	392,375
Remaining shares available for granting of options	11,125	68,930

The weighted average exercise price for the Company’s stock option activity for the Plans is as follows for each of the years ended December 31:

	2020	2019
Shares under option, beginning	$0.89	$0.86
Granted	$0.73	$0.83
Exercised	$1.00	$0.56
Forfeited	$0.90	—
Expired/canceled	$0.73	$1.15
Shares under option, ending	$0.87	$0.89
Options exercisable, ending	$0.89	$0.89

The following table summarizes information for options outstanding and exercisable for the Plans as of December 31, 2020:

Outstanding				Exercisable
		Weighted Average	Weighted		Weighted Average	Weighted
Exercise		Remaining	Average		Remaining	Average
Price Range	Number	Contractual Life	Exercise Price	Number	Contractual Life	Exercise Price
$0.29 - $1.08	349,750	6.18	$0.82	227,000	4.84	$0.82
$1.09 - $1.20	49,000	4.17	$1.20	49,000	4.17	$1.20
	398,750	5.93	$0.87	276,000	4.72	$0.89

The aggregate intrinsic value (i.e. the difference between the closing stock price and the price to be paid by the option holder to exercise the option) is $1.5 million for the Company’s outstanding options and $1.1 million for the exercisable options as of December 31, 2020. The amounts are based on the Company’s closing stock price of $4.71 as of December 31, 2020.

Non-vested restricted stock activity is as follows for the year ended December 31:

	2020 Restricted Stock	2020 Weighted Average Grant Date Fair Value
Non-vested restricted stock balance, beginning January 1	—	$0.00
Non-vested restricted stock granted	83,930	$1.46
Vested restricted stock	—	$0.00
Non-vested restricted stock forfeited/expired	(3,000)	$0.99
Non-vested restricted stock balance, ending December 31	80,930	$1.48

At December 31, 2020, there was $94 thousand of unrecognized compensation cost related to restricted stock awards. This cost is expected to be recognized over a remaining period of 2.15 years.

12.	Commitments and Contingencies

Commitments:

Leases

The Company determines whether an arrangement is a lease at inception. The Company and its subsidiary have operating leases for certain manufacturing, laboratory, office facilities and certain equipment. The leases have remaining lease terms of less than one year to less than five years. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants. As of December 31, 2020 and December 31, 2019, the Company has no assets recorded under finance leases.

Lease expense for these leases is recognized on a straight-line basis over the lease term. For the twelve months ended December 31, total lease costs are comprised of the following:

(Dollars in thousands)	2020	2019
Operating lease cost	$308	$222
Short-term lease cost	2	—
Total net lease cost	$310	$222

Short-term leases are leases having a term of twelve months or less. The Company recognizes short-term leases on a straight-line basis and does not record a related lease asset or liability for such leases.

Supplemental cash flows information related to leases for the twelve months ended December 31 was as follows:

(Dollars in thousands)	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$304	$222
Non-Cash Activity Right-of-use assets obtained in exchange for lease obligations:
Operating leases	504	966

Supplemental balance sheet information for the twelve months ended December 31 was as follows:

(Dollars in thousands, except lease term and discount rate)

	2020	2019
Operating leases:
Operating lease ROU asset	$1,203	$947
Current operating lease liabilities	$316	$171
Non-current operating lease liabilities	891	776
Total operating lease liabilities	$1,207	$947
Operating leases:
ROU assets	$1,452	$1,164
Asset lease expense	(249)	(217)
ROU assets, net	$1,203	$947
Weighted Average Remaining Lease Term (in years):
Operating leases	3.62	4.92
Weighted Average Discount Rate:
Operating leases	5.12%	5.85%

Maturities of operating lease liabilities are as follows for the year ending December 31:

(Dollars in thousands)

2020
2021	$371
2022	375
2023	337
2024	245
2025	—
Total lease payments	1,328
Less: imputed interest	121
Total lease obligations	1,207
Less: current obligations	316
Long-term lease obligations	$891

As of December 31, 2020, there were no additional operating lease commitments that had not yet commenced.

Warranties

Product warranty liabilities are included in “Accrued liabilities” in the Consolidated Balance Sheets. Below is a reconciliation of changes in product warranty liabilities:

(Dollars in thousands)	Twelve Months Ended December 31,
	2020	2019
Balance, January 1	$16	$24
Accruals for warranties issued	22	16
Accruals for pre-existing warranties	(12)	(15)
Settlements made (in cash or in kind)	(4)	(9)
Balance, end of period	$22	$16

Contingencies:

Legal

We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. When applicable, we accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

The Company has been named as a party in the December 19, 2019 United States Environmental Protection Agency (EPA) Demand Letter regarding the Malta Rocket Fuel Area Superfund Site (Site) located in Malta and Stillwater, New York in connection with an alleged release of hazardous materials into the environment. The EPA is seeking reimbursement of response costs from all named parties in the amount of approximately $358,000 plus interest in connection with the investigation and disposal activities associated with the various drum caches discovered at the Site, issuance of the Explanation of Significant Differences (“ESD”) of the Site, and implementation of the work contemplated by the ESD. The Company considers the likelihood of a material adverse outcome to be remote and does not currently anticipate that any expense or liability it may incur as a result of these matters in the future will be material to the Company’s financial condition.

13.	Related Party Transactions

MeOH Power, Inc.

On December 18, 2013, MeOH Power, Inc. and the Company executed a Senior Demand Promissory Note (the Note) in the amount of $380 thousand to secure the intercompany amounts due to the Company from MeOH Power, Inc. upon the deconsolidation of MeOH Power, Inc. Interest accrues on the Note at the Prime Rate in effect on the first business day of the month, as published in the Wall Street Journal. At the Company’s option, all or part of the principal and interest due on this Note may be converted to shares of common stock of MeOH Power, Inc. at a rate of $0.07 per share. Interest began accruing on January 1, 2014. The Company recorded a full allowance against the Note. As of December 31, 2020 and December 31, 2019, $321 thousand and $312 thousand, respectively, of principal and interest are available to convert into shares of common stock of MeOH Power, Inc. Any adjustments to the allowance are recorded as miscellaneous expense during the period incurred.

Legal Services

During the years ended December 31, 2020 and December 31, 2019, the Company incurred $95 thousand and $54 thousand, respectively, to Couch White, LLP for legal services associated with contract review. A partner at Couch White, LLP is an immediate family member of one of our Directors.

Soluna Transactions

On January 8, 2020, the Company formed EcoChain as a wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In connection with this new business line, EcoChain established a facility to mine cryptocurrencies and integrate with the blockchain network. Pursuant to an Operating and Management Agreement dated January 13, 2020, by and between EcoChain and Soluna, a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications, Soluna assisted the Company in developing, and is now operating, the cryptocurrency mining facility. The Operating and Management Agreement requires, among other things, that Soluna provide developmental and operational services, as directed by EcoChain, with respect to the cryptocurrency mining facility in exchange for EcoChain’s payment to Soluna of a one-time management fee of $65 thousand and profit-based success payments in the event EcoChain achieves explicit profitability thresholds. Once aggregate earnings before interest, taxes, depreciation and amortization of the mine exceeds the total amount of funding provided by the Company to Soluna (whether pursuant to this agreement or otherwise) for the purposes of creating, developing, assembling and constructing the mine (the Threshold), Soluna is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. As of December 31, 2020, no additional payments have been made or due, as the Threshold has not been achieved. Pursuant to the Operating and Management Agreement, during the developmental phase of the cryptocurrency mining facility, which ended on March 14, 2020, Soluna gathered and analyzed information with respect to EcoChain’s cryptocurrency mining efforts and produced budgets, financial models, and technical and operational plans, including a detailed business plan, that it delivered to EcoChain in March 2020 (the “Deliverables”), all of which was designed to assist with the efficient implementation of a cryptocurrency mine. The agreement provided that, following EcoChain’s acceptance of the Deliverables, which occurred on March 23, 2020, Soluna, on behalf of EcoChain, would commence operations of the cryptocurrency mine in a manner that will allow EcoChain to mine and sell cryptocurrency. In that regard, on May 21, 2020, EcoChain acquired the intellectual property of GigaWatt and certain other property and rights of GigaWatt associated with GigaWatt’s operation of a crypto-mining operation located in Washington State. The acquired assets formed the cornerstone of EcoChain’s cryptocurrency mining operation. EcoChain sells for U.S. dollars all cryptocurrency it mines and is not in the business of accumulating cryptocurrency on its balance sheet for speculative gains. On October 22, 2020, the Company loaned Soluna $112 thousand to acquire additional assets from the bankruptcy trustee for Giga Watt assets and Soluna further transferred title of the assets to EcoChain, which satisfied the note. On November 19, 2020 EcoChain and Soluna entered into an additional Operating and Management agreement related to a target located in the Southeast United States. In accordance with the terms of the agreement EcoChain paid to Soluna $150 thousand. On December 1, 2020, EcoChain and Soluna entered into an additional Operating and Management agreement for a target located in the West Region, $38 thousand was paid to Soluna in accordance with this agreement, this target subsequently did not meet the business requirements to continue pursuing the investment. Each Operating and Management agreement requires that Soluna shall provide project sourcing services including acquisition negotiations, establishing an operating model, investments/financing timeline and project development path.

Simultaneously with entering into the Operating and Management Agreement with Soluna, the Company, pursuant to a purchase agreement it entered into with Soluna, made a strategic investment in Soluna by purchasing 158,730 Class A Preferred Shares of Soluna for an aggregate purchase price of $500 thousand on January 13, 2020. After acceptance of the Deliverables, as required by the terms of the purchase agreement, on March 23, 2020, the Company purchased an additional 79,365 Class A Preferred Shares of Soluna for an aggregate purchase price of $250 thousand. The Company also has the right, but not the obligation, to purchase additional equity securities of Soluna and its subsidiaries (including additional Class A Preferred Shares of Soluna) if Soluna secures certain levels or types of project financing with respect to its own wind power generation facilities. The Company has additionally entered into a Side Letter Agreement, dated January 13, 2020, with Soluna Technologies Investment I, LLC, a Delaware limited liability company that owns, on a fully diluted basis, 61.5% of Soluna and is controlled by a Brookstone Partners-affiliated director of the Company. The Side Letter Agreement provides for the transfer to the Company of additional Class A Preferred Shares of Soluna in the event Soluna issues additional equity below agreed-upon valuation thresholds.

Several of Soluna’s equityholders are affiliated with Brookstone Partners, the investment firm that holds an equity interest in the Company through Brookstone Partners Acquisition XXIV, LLC. The Company’s two Brookstone-affiliated directors also serve as directors and, in one case, as an officer, of Soluna and also have ownership interest in Soluna. In light of these relationships, the various transactions by and between the Company and EcoChain, on the one hand, and Soluna, on the other hand, were negotiated on behalf of the Company and EcoChain via an independent investment committee of the Company’s Board of Directors and separate legal representation. The transactions were subsequently unanimously approved by both the independent investment committee and the full Board of Directors of the Company.

Three of our directors have various affiliations with Soluna.

Chief Executive Officer and Director Michael Toporek (i) owns 90% of the equity of Soluna Technologies Investment I, LLC, which owns 61.5% of Soluna and (ii) owns 100% of the equity of MJT Park Investors, Inc., which owns 3.2% of Soluna, in each case on a fully-diluted basis. Mr. Toporek does not own directly, or indirectly, equity interest in Tera Joule, LLC, which owns 8.5% of Soluna; however, as a result of his 100% ownership of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in Soluna.

Director Matthew E. Lipman serves as a director and as acting Secretary and Treasurer of Soluna. Mr. Lipman does not own directly, or indirectly, equity interest in Tera Joule, LLC, which owns 8.5% of Soluna; however, as a result of his position as a director and officer of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in Soluna.

As a result, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in the Company’s transactions with Soluna through December 31, 2020, are $631 thousand and $0, respectively.

The Company’s investment in Soluna is carried at the cost of investment and is $750 thousand as of December 31, 2020. The Company owns approximately 1.86% of Soluna’s stock, calculated on a fully-diluted basis, as of December 31, 2020.

William P. Phelan, a director of the Company, serves as a director of Soluna.

14.	Geographic and Segment Information

The Company sells its products on a worldwide basis with its principal markets listed in the table below where information on product revenue is summarized by geographic area for the Company as a whole for each of the years ended December 31:

(Dollars in thousands)	2020	2019
Product revenue:
United States	$6,670	$4,248
Association of South East Asian Nations (ASEAN)	1,510	1,714
Europe, the Middle East and Africa (EMEA)	713	463
North America	111	129
South America	—	17
Total product revenue	$9,004	$6,571

Revenues are attributed to regions based on the location of customers. In 2020 and 2019, approximately 25.9% and 35.3%, respectively, of our product revenues was from customers outside of the United States.

Long-lived assets of $847 thousand and $174 thousand at December 31, 2020 and 2019, respectively, consist of property, plant and equipment all located within the United States.

At MTI Instruments, the largest commercial customer in 2020 was a U.S. supplier that builds and executes custom solutions for industry and government markets, which accounted for 9.1% of total product revenue. At MTI Instruments, the largest commercial customer in 2019 was a U.S. manufacturer of support solutions to the aerospace and energy markets, which accounted for 11.0% of total product revenue. The U.S. Air Force continues to be the largest government customer, accounting for 42.9% and 20.8% of total product revenue in 2020 and 2019, respectively.

The Company operates in two business segments, Test and Measurement Instrumentation and Cryptocurrency. The Test and Measurement Instrumentation segment designs, manufactures, markets and services computer-based balancing systems for aircraft engines, high performance test and measurement instruments and systems, and wafer characterization tools for the semiconductor and solar industries. The Cryptocurrency segment is focused on cryptocurrency and the blockchain ecosystem. The Company’s principal operations in both segments are located in North America.

The accounting policies of the Test and Measurement Instrumentation and Cryptocurrency segments are similar to those described in the summary of significant accounting policies herein and in the Company’s Annual Report. The Company evaluates performance based on profit or loss from operations before income taxes, accounting changes, items management does not deem relevant to segment performance, and interest income and expense. Inter-segment sales and expenses are not significant.

Summarized financial information concerning the Company’s reportable segments is shown in the following table. The “Other” column includes corporate related items and items such as income taxes or unusual items, which are not allocated to reportable segments. In addition, segments’ non-cash items include any depreciation and amortization in reported profit or loss.

(Dollars in thousands)	Test and Measurement Instrumentation	Cryptocurrency	Other	Condensed Consolidated Totals
Year ended December 31, 2020
Product revenue	$9,004	$—	$—	$9,004
Cryptocurrency revenue	—	595	—	595
Research and product development expenses	1,491	—	—	1,491
Selling, general and administrative expenses	1,752	445	1,387	3,584
Segment profit / (loss) from operations before income taxes	2,498	(209)	(735)	1,554
Segment profit / (loss)	2,498	(209)	(343)	1,946
Total assets	2,676	1,373	4,598	8,647
Capital expenditures	30	805	—	835
Depreciation and amortization	79	80	—	159

The following table presents the details of “Other” segment loss:

Year Ended December 31,
(Dollars in thousands)	2020
Corporate and other (expenses) income:
Salaries and benefits	(608)
Income tax (expense) benefit	392
Other income (expense), net	(127)
Total expense	$(343)

15.	Line of Credit

On May 7, 2020, in connection with receipt of the $3.3 million United States Air Force delivery order, MTI Instruments obtained a $300 thousand secured line of credit from Pioneer Bank that will, among other things, assist with MTI Instruments’ timely fulfillment of the delivery order. The line of credit may be drawn in the discretion of MTI Instruments and bears interest at a rate of Prime +1% per annum. Accrued interest is due monthly, and principal is payable over a period of 30 days following lender’s demand. The line of credit is secured by the assets of MTI Instruments and is guaranteed by the Company. As of December 31, 2020, there were no amounts outstanding under the line of credit.

16.	Subsequent Events

In accordance with U.S. GAAP, the Company has evaluated subsequent events for disclosure between the consolidated balance sheet date of December 31, 2020 and March 30, 2021, the date the financial statements were available to be issued.

On January 14, 2021, EcoChain established a subsidiary, EcoChain Wind, LLC, a Nevada limited liability company, for the purpose of acquiring real property in the Southeastern United States for purposes of building cryptocurrency mining operations at a green data center (the “Facility”). EcoChain signed an agreement, dated January 21, 2021, relating to the acquisition of this property, and closed the acquisition on March 4, 2021.

On February 22, 2021, EcoChain executed and entered into an Industrial Power Contract with a power providing cooperative pursuant to which EcoChain will be provided with electric power and energy for use in the Facility. This agreement, and the electric power and energy to be provided to EcoChain, pursuant thereto, will commence upon the completion of the Facility, which is expected to occur on or around the third or fourth quarter of 2021, and will continue for an initial term of five (5) years, with automatic renewals unless EcoChain elects to sooner terminate. EcoChain has agreed to pay the provider for the electric power and energy provided in accordance with the applicable monthly rates, charges and provisions agreed to from time to time between the power provider and the Tennessee Valley Authority (“TVA”), which is subject to modification or adjustment, from time to time, as agreed to between the power provider and the TVA.

On February 22, 2021, we filed a definitive proxy statement on Schedule 14A providing notice of a Special Meeting of Shareholders of the Company that was held on March 25, 2021 (the “Special Meeting”). The Special Meeting was held: (i) to approve the Redomestication; (ii) to approve an amendment (the “Amendment”) to the Company’s restated certificate of incorporation, as amended (“Certificate of Incorporation”) to effect, in the discretion of the Board, a reverse stock split of the Company’s common stock at any time prior to the 2022 annual meeting of shareholders at a reverse split ratio in the range of between 1-for-2 and 1-for-10, which specific ratio will be determined by our Board (the “Reverse Stock Split”). The Amendment will not be implemented and the Reverse Stock Split will not occur unless the Board determines that the Reverse Stock Split is necessary to satisfy the initial or continued listing standards or requirements of Nasdaq or another national securities exchange and it is in the best interests of the Company and its shareholders to implement the Reverse Stock Split; and to approve the adoption of the Company’s 2021 Plan. At the Special Meeting on March 25, 2021, the Company’s shareholders approved each of these matters.

On February 23, 2021, the Board, pursuant to its powers under the Company’s Certificate of Incorporation and amended and restated by-laws (“Bylaws”), appointed William Hazelip as a member of the Board to fill an existing vacancy in the Board, effective February 23, 2021. Mr. Hazelip will serve with directors serving on the class of directors whose terms expire in 2023, and until the 2023 annual meeting of the Company’s shareholders, at which time, if nominated, he will stand for election for a three-year term until the third annual meeting of the Company’s shareholders following his election, or his earlier resignation, retirement, or other termination of service.

On February 24, 2021, the Board, pursuant to its powers under the Company’s Certificate of Incorporation and Bylaws, appointed Alykhan Madhavji as a member of the Board to fill an existing vacancy in the Board, effective February 24, 2021. Mr. Madhavji will serve with directors serving on the class of directors whose terms expire in 2022, and until the 2022 annual meeting of the Company’s shareholders, at which time, if nominated, he will stand for election for a three-year term until the third annual meeting of the Company’s shareholders following his election, or his earlier resignation, retirement, or other termination of service.

Mechanical Technology, Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets

As of March 31, 2021 (Unaudited) and December 31, 2020

(Dollars in thousands, except per share)

	March 31,	December 31,
	2021	2020
Assets
Current Assets:
Cash	$2,722	$2,630
Accounts receivable	780	975
Inventories	923	828
Prepaid expenses and other current assets	955	346
Total Current Assets	5,380	4,779
Other assets	311	309
Deferred income taxes, net	759	759
Equity investment	750	750
Property, plant and equipment, net	1,056	847
Operating lease right-of-use assets	1,125	1,203
Total Assets	$9,381	$8,647

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,514	$300
Accrued liabilities	1,137	1,019
Operating lease liability	322	316
Income taxes payable	2	2
Total Current Liabilities	2,975	1,637
Other liabilities	203	203
Operating lease liability	808	891
Total Liabilities	3,986	2,731

Commitments and Contingencies (Note 8)

Stockholders’ Equity:
Common stock, par value $0.001 per share, authorized 75,000,000; 10,884,850 issued in 2021 and 10,750,100 issued in 2020	11	11
Additional paid-in capital	137,607	137,462
Accumulated deficit	(118,459)	(117,793)
Common stock in treasury, at cost, 1,015,493 shares in both 2021 and 2020	(13,764)	(13,764)
Total Stockholders’ Equity	5,395	5,916
Total Liabilities and Stockholders’ Equity	$9,381	$8,647

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Mechanical Technology, Incorporated and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

(Dollars in thousands, except per share)

	Three Months Ended
	March 31,
	2021	2020

Product revenue	$1,337	$1,583
Cryptocurrency revenue	995	-
Total revenue	2,332	1,583
Operating costs and expenses:
Cost of product revenue	452	527
Cost of cryptocurrency revenue	328	-
Research and product development expenses	386	403
Selling, general and administrative expenses	1,837	795
Operating (loss)	(671)	(142)
Other income, net	5	2
(Loss) before income taxes	(666)	(140)
Income tax benefit	-	3
Net (loss)	$(666)	$(137)
Net loss per share (Basic and Diluted)	$(.07)	$(.01)
Weighted average shares outstanding (Basic and Diluted)	9,796,863	9,570,677

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Mechanical Technology, Incorporated and Subsidiaries
Condensed Consolidated Statements of Changes in Equity
For the Year Ended December 31, 2020

And the Three Months Ended March 31, 2021 (Unaudited)

(Dollars in thousands, except per share)	Common Stock				Treasury Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Shares	Amount	Total Stockholders’ Equity
January 1, 2020	10,586,170	$10	$137,326	$(119,739)	1,015,493	$(13,764)	$3,833
Net loss	—	—	—	(137)	—	—	(137)
Stock based compensation	—	—	12	—	—	—	12
March 31, 2020	10,586,170	10	137,338	(119,876)	1,015,493	(13,764)	3,708
Net income	—	—	—	602	—	—	602
Stock based compensation	—	—	12	—	—	—	12
June 30, 2020	10,586,170	10	137,350	(119,274)	1,015,493	(13,764)	4,322
Net income	—	—	—	1,507	—	—	1,507
Stock based compensation	—	—	11	—	—	—	11
September 30, 2020	10,586,170	10	137,361	(117,767)	1,015,493	(13,764)	5,840
Net loss	—	—	—	(26)	—	—	(26)
Stock based compensation	—	—	19	—	—	—	19
Issuance of shares - option exercises	83,000	—	83	—	—	—	83
Issuance of shares - restricted stock	80,930	1	(1)	—	—	—	—
December 31, 2020	10,750,100	$11	$137,462	$(117,793)	1,015,493	$(13,764)	$5,916
Net loss	—	—	—	(666)	—	—	(666)
Stock based compensation	—	—	34	—	—	—	34
Issuance of shares - option exercises	77,250	—	62	—	—	—	62
Issuance of shares - restricted stock	57,500	—	49	—	—	—	49
March 31, 2021	10,884,850	$11	$137,607	$(118,459)	1,015,493	$(13,764)	$5,395

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Mechanical Technology, Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

(Dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(666)	$(137)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	93	22
Stock based compensation	34	12
Consultant stock compensation	25	—
Provision (recovery) for excess and obsolete inventories	(1)	(4)

Changes in operating assets and liabilities:
Accounts receivable	195	(228)
Inventories	(95)	(17)
Prepaid expenses and other current assets	(585)	(1)
Other long-term assets	(2)	—
Accounts payable	1,214	56
Operating lease, net	1	—
Accrued liabilities	118	(36)
Net cash provided by (used in) operating activities	331	(333)

Investing Activities
Purchases of equipment	(301)	(9)
Purchase of stock in equity investment	—	(750)
Net cash used in investing activities	(301)	(759)

Financing Activities
Proceeds from stock option exercises	62	—
Net cash provided by financing activities	62	—
Increase (decrease) in cash	92	(1,092)
Cash - beginning of period	2,630	2,510
Cash - end of period	$2,722	$1,418

Supplemental Disclosure of Cash Flow Information
Non-cash transactions:
Consultant stock compensation in prepaids and other assets	24	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Nature of Operations

Description of Business

Mechanical Technology, Incorporated (“MTI” or “the Company”), a New York corporation until redomestication in the State of Nevada on March 29, 2021, was incorporated in 1961 and is headquartered in Albany, New York. The Company conducts two core businesses through its wholly-owned subsidiaries MTI Instruments, Inc. (“MTI Instruments”), which designs, manufactures and markets its products also at the Albany, New York location, and EcoChain, Inc. (“EcoChain”), which is engaged in cryptocurrency mining powered by renewable energy.

MTI Instruments was incorporated in New York on March 8, 2000 and is a supplier of vibration measurement and balancing systems, precision linear displacement solutions, and wafer inspection tools. Our products consist of engine vibration analysis systems for both military and commercial aircraft and electronic gauging instruments for position, displacement and vibration application within the industrial manufacturing markets, as well as in the research, design and process development markets. These systems, tools and solutions are developed for markets and applications that require consistent operation of complex machinery and the precise measurements and control of products, processes, the development and implementation of automated manufacturing and assembly.

EcoChain was incorporated in Delaware on January 8, 2020. EcoChain has established a new business line focused on cryptocurrency mining and the blockchain ecosystem. In connection with the creation of the new business line, EcoChain has established a cryptocurrency mining facility that integrates with the cryptocurrency blockchain network in Washington State.  EcoChain focuses on sites that can be powered by renewable energy sources. In connection with the establishment of the EcoChain business, MTI purchased Class A Preferred Shares of Soluna Technologies, Ltd. (“Soluna”), a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications.

Liquidity

The Company has historically incurred significant losses primarily due to its past efforts to fund direct methanol fuel cell product development and commercialization programs and had a consolidated accumulated deficit of approximately $118.5 million as of March 31, 2021. As of March 31, 2021, the Company had working capital of approximately $2.4 million, no debt, outstanding commitments related to EcoChain for $1 million for capital expenditures, and approximately $2.7 million of cash available to fund our operations.

Based on the Company’s projected cash requirements for operations and capital expenditures, its current available cash of approximately $2.7 million and its projected 2021 cash flow pursuant to management’s plans, management believes based on business developments, including changes in production levels, staffing requirements, and network infrastructure improvements, we will require additional capital equipment in the foreseeable future. With respect to MTI and MTI Instruments, we expect to spend a total of approximately $300 thousand on computer equipment and software and $1.6 million on research and development during 2021. As we have done historically, we expect to finance these expenditures and continue funding of MTI’s and MTI Instruments’ operations from our current cash position and our projected 2021 cash flows. If necessary, we may also seek to supplement our resources by increasing credit facilities to fund operational working capital and capital expenditure requirements. With respect to EcoChain we expect to fund growth (additional cryptocurrency mining facilities and miners) through capital raise activities, including the approximately $13.7 million in net proceeds from our sale of shares of the Company’s common stock completed in May of 2021, as discussed in the subsequent event footnote, as well as, once such proceeds have been expended, future capital raises to the extent that we can successfully raise capital through additional securities sales.  Any additional financing, if required, may not be available to us on acceptable terms or at all.

2.	Basis of Presentation

In the opinion of management, the Company’s condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the periods presented in accordance with United States of America’s Generally Accepted Accounting Principles (“U.S. GAAP”). The results of operations for the interim periods presented are not necessarily indicative of results for the full year.

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (“the Annual Report”).

The information presented in the accompanying condensed consolidated balance sheet as of December 31, 2020 has been derived from the Company’s audited consolidated financial statements. All other information has been derived from the Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2021 and March 31, 2020.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, MTI Instruments and EcoChain. All intercompany balances and transactions are eliminated in consolidation.

Change in Par Value

Unless otherwise noted, all capital values, share and per share amounts in the condensed consolidated financial statements have been retroactively restated for the effects of the Company’s change in par value from $0.01 to $0.001, which became effective after the redomestication to the State of Nevada on March 29, 2021.

3.	Accounts Receivable

Accounts receivables consist of the following at:

(Dollars in thousands)	March 31, 2021	December 31, 2020
U.S. and State Government	$1	$2
Commercial	722	909
Other	57	64
Total	$780	$975

For the three months ended March 31, 2021 and 2020, the largest commercial customer represented 14.7% and 13.5%, respectively, and the largest governmental agency represented 17.2% and 11.6%, respectively, of the Company’s product revenue. As of March 31, 2021 and December 31, 2020, the largest commercial receivable represented 38.8% and 15.9%, respectively, and the largest governmental receivable represented 0.1% and 0.3%, respectively, of the Company’s accounts receivable.

The Company’s allowance for doubtful accounts was $0 at both March 31, 2021 and December 31, 2020.

4.	Inventories

Inventories consist of the following at:

(Dollars in thousands)	March 31, 2021	December 31, 2020

Finished goods	$334	$371
Work in process	249	139
Raw materials	340	318
Total	$923	$828

5.	Property, Plant and Equipment

Property, plant and equipment consist of the following at:

(Dollars in thousands)	March 31, 2021	December 31, 2020

Land	$52	$—
Leasehold improvements	262	262
Computers and related software	1,847	1,603
Machinery and equipment	890	885
Office furniture and fixtures	39	38
	3,090	2,788
Less: Accumulated depreciation	2,034	1,941
	$1,056	$847

Depreciation expense was $93 thousand and $22 thousand for the three months ended March 31, 2021 and the three months ended March 31, 2020, respectively.

6.	Income Taxes

During the three months ended March 31, 2021, the Company’s effective income tax rate was 0%. The projected annual effective tax rate is less than the Federal statutory rate of 21%, primarily due to the change in the valuation allowance, as well as changes to estimated taxable income for 2021 and permanent differences. There was no income tax benefit for the three months ended March 31, 2021 and for the three months ended March 31, 2020, income tax benefit was $3 thousand.

The Company provides for recognition of deferred tax assets if the realization of such assets is more likely than not to occur in accordance with accounting standards that address income taxes. Significant management judgment is required in determining the period in which the reversal of a valuation allowance should occur. The Company has considered all available evidence, both positive and negative, such as historical levels of income and future forecasts of taxable income amongst other items, in determining its valuation allowance. In addition, the Company’s assessment requires us to schedule future taxable income in accordance with accounting standards that address income taxes to assess the appropriateness of a valuation allowance which further requires the exercise of significant management judgment.

The Company believes that the accounting estimate for the valuation of deferred tax assets is a critical accounting estimate because judgment is required in assessing the likely future tax consequences of events that have been recognized in our financial statements or tax returns. The Company based the estimate of deferred tax assets and liabilities on current tax laws and rates and, in certain cases, business plans and other expectations about future outcomes. In the event that actual results differ from these estimates or the Company adjusts these estimates in future periods, the Company may need to adjust the recorded valuation allowance, which could materially impact our financial position and results of operations. The valuation allowance was $9.8 million and $9.7 million at March 31, 2021 and December 31, 2020, respectively. We will continue to evaluate the ability to realize our deferred tax assets and related valuation allowance on a quarterly basis.

7.	Stockholders’ Equity

Common Stock

The Company has one class of common stock, par value $0.001. Each share of the Company’s common stock is entitled to one vote on all matters submitted to stockholders. As of March 31, 2021 and December 31, 2020, there were 9,869,357 and 9,734,607 shares of common stock issued and outstanding, respectively.

Dividends

Dividends are recorded when declared by the Company’s Board of Directors. There were no dividends declared or paid during 2020 or 2021.

Reservation of Shares

The Company had reserved common shares for future issuance as follows as of March 31, 2021:

Stock options outstanding	351,500
Restricted stock units outstanding	15,000
Common stock available for future equity awards or issuance of options	1,378,816
Number of common shares reserved	1,745,316

Income (Loss) per Share

The Company computes basic income (loss) per common share by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted income (loss) per share reflects the potential dilution, if any, computed by dividing income (loss) by the combination of dilutive common share equivalents, comprised of shares issuable under outstanding investment rights, warrants and the Company’s share-based compensation plans, and the weighted average number of common shares outstanding during the reporting period. Dilutive common share equivalents include the dilutive effect of in-the-money stock options, which are calculated based on the average share price for each period using the treasury stock method. Under the treasury stock method, the exercise price of a stock option and the amount of compensation cost, if any, for future service that the Company has not yet recognized are assumed to be used to repurchase shares in the current period.

Not included in the computation of earnings per share, assuming dilution, for the three months ended March 31, 2021, were options to purchase 351,500 shares and 15,000 restricted stock units of the Company’s common stock. These potentially dilutive items were excluded because the Company incurred a loss during the period and their inclusion would be anti-dilutive.

Not included in the computation of earnings per share, assuming dilution, for the three months ended March 31, 2020, were options to purchase 577,430 shares of the Company’s common stock. These potentially dilutive items were excluded because the Company incurred a loss during the period and their inclusion would be anti-dilutive.

8.	Commitments and Contingencies

Commitments:

Leases

The Company determines whether an arrangement is a lease at inception. The Company and its subsidiaries have operating leases for certain manufacturing, laboratory, office facilities and certain equipment. The leases have remaining lease terms of less than one year to less than five years. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants. As of March 31, 2021 and December 31, 2020, the Company has no assets recorded under finance leases.

Lease expense for these leases is recognized on a straight-line basis over the lease term. For the three months ended March 31, total lease costs are comprised of the following:

(Dollars in thousands)	Three Months Ended March 31,
	2021	2020
Operating lease cost	$93	$56
Short-term lease cost	—	—
Total net lease cost	$93	$56

Short-term leases are leases having a term of twelve months or less. The Company recognizes short-term leases on a straight-line basis and does not record a related lease asset or liability for such leases.

Other information related to leases was as follows:

(Dollars in thousands, except lease term and discount rate)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

Weighted Average Remaining Lease Term (in years):
Operating leases	3.38	4.67

Weighted Average Discount Rate:
Operating leases	5.13%	5.85%

Supplemental Cash Flows Information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$93	$56

Non-Cash Activity Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$—	$—

Maturities of noncancellable operating lease liabilities are as follows for the quarter ending March 31:

(Dollars in thousands)
2021
2021	$373
2022	376
2023	314
2024	173
2025	—
Total lease payments	1,236
Less: imputed interest	106
Total lease obligations	1,130
Less: current obligations	322
Long-term lease obligations	$808

As of March 31, 2021, there were no additional operating lease commitments that had not yet commenced.

Warranties

Product warranty liabilities are included in “Accrued liabilities” in the Condensed Consolidated Balance Sheets. Below is a reconciliation of changes in product warranty liabilities:

(Dollars in thousands)	Three Months Ended March 31,
	2021	2020
Balance, January 1	$22	$16
Accruals for warranties issued	4	4
Accruals for pre-existing warranties	—	—
Settlements made (in cash or in kind)	(1)	(1)
Balance, end of period	$25	$19

Contingencies:

Legal

We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. When applicable, we accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

The Company has been named as a party in the December 19, 2019 United States Environmental Protection Agency (“EPA”) Demand Letter regarding the Malta Rocket Fuel Area Superfund Site (“Site”) located in Malta and Stillwater, New York in connection with an alleged release of hazardous materials into the environment. The EPA is seeking reimbursement of response costs from all named parties in the amount of approximately $358 thousand plus interest in connection with the investigation and disposal activities associated with the various drum caches discovered at the Site, issuance of the Explanation of Significant Differences (“ESD”) of the Site, and implementation of the work contemplated by the ESD. The Company considers the likelihood of a material adverse outcome to be remote and does not currently anticipate that any expense or liability it may incur as a result of these matters in the future will be material to the Company’s financial condition.

9.	Related Party Transactions

MeOH Power, Inc.

On December 18, 2013, MeOH Power, Inc. and the Company executed a Senior Demand Promissory Note (the Note) in the amount of $380 thousand to secure the intercompany amounts due to the Company from MeOH Power, Inc. upon the deconsolidation of MeOH Power, Inc. Interest accrues on the Note at the Prime Rate in effect on the first business day of the month, as published in the Wall Street Journal. At the Company’s option, all or part of the principal and interest due on this Note may be converted to shares of common stock of MeOH Power, Inc. at a rate of $0.07 per share. Interest began accruing on January 1, 2014. The Company recorded a full allowance against the Note. As of March 31, 2021 and December 31, 2020, $323 thousand and $321 thousand, respectively, of principal and interest are available to convert into shares of common stock of MeOH Power, Inc. Any adjustments to the allowance are recorded as miscellaneous expense during the period incurred.

Legal Services

During the three months ended March 31, 2021 and 2020, the Company incurred $8 thousand and $58 thousand, respectively, to Couch White, LLP for legal services associated with contract review. A partner at Couch White, LLP is an immediate family member of one of our Directors.

Soluna Transactions

On January 8, 2020, the Company formed EcoChain as a wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In connection with this new business line, EcoChain established a facility to mine cryptocurrencies and integrate with the blockchain network. Pursuant to an Operating and Management Agreement dated January 13, 2020, by and between EcoChain and Soluna Technologies, Ltd. (“Soluna”), a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications, Soluna assisted the Company, and later EcoChain, in developing, and is now operating, the cryptocurrency mining facility. The Operating and Management Agreement requires, among other things, that Soluna provide developmental and operational services, as directed by EcoChain, with respect to the cryptocurrency mining facility in exchange for EcoChain’s payment to Soluna of a one-time management fee of $65 thousand and profit-based success payments in the event EcoChain achieves explicit profitability thresholds. Once aggregate earnings before interest, taxes, depreciation and amortization of the mine exceeds the total amount of funding provided by EcoChain to Soluna (whether pursuant to this agreement or otherwise) for the purposes of creating, developing, assembling, and constructing the mine (the “Threshold”), Soluna is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. As of March 31, 2021, no additional payments have been made or are due, as the Threshold has not been achieved. Pursuant to the Operating and Management Agreement, during the developmental phase of the cryptocurrency mining facility, which ended on March 14, 2020, Soluna gathered and analyzed information with respect to EcoChain’s cryptocurrency mining efforts and produced budgets, financial models, and technical and operational plans, including a detailed business plan, that it delivered to EcoChain in March 2020 (the “Deliverables”), all of which was designed to assist with the efficient implementation of a cryptocurrency mine. The agreement provided that, following EcoChain’s acceptance of the Deliverables, which occurred on March 23, 2020, Soluna, on behalf of EcoChain, would commence operations of the cryptocurrency mine in a manner that would allow EcoChain to mine and sell cryptocurrency. In that regard, on May 21, 2020, EcoChain acquired the intellectual property of GigaWatt, Inc. (“GigaWatt”) and certain other property and rights of GigaWatt associated with GigaWatt’s operation of a crypto-mining operation located in Washington State. The acquired assets formed the cornerstone of EcoChain’s current cryptocurrency mining operation. EcoChain sells for U.S. dollars all cryptocurrency it mines and is not in the business of accumulating cryptocurrency on its balance sheet for speculative gains. On October 22, 2020, EcoChain loaned Soluna $112 thousand to acquire additional assets from the bankruptcy trustee for GigaWatt’s assets.  On the same day, Soluna transferred title of the assets to EcoChain, which under the terms thereof paid off the note.

On November 19, 2020, EcoChain and Soluna entered into a second Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of the agreement, EcoChain paid Soluna $150 thousand in 2020 and $100 thousand in the first quarter of 2021.

On December 1, 2020, EcoChain and Soluna entered into a third Operating and Management Agreement with respect to a potential location for a cryptocurrency mine in the Southwestern United States, pursuant to which EcoChain paid Soluna $38,000 during 2020; this target location did not meet the business requirements to continue pursuing the potential acquisition, and as a result EcoChain will not make any further payments to Soluna under this agreement.

Each Operating and Management Agreement requires that Soluna provide project sourcing services to EcoChain, including acquisition negotiations and establishing an operating model, investments/financing timeline, and project development path.

Simultaneously with entering into the initial Operating and Management Agreement with Soluna, the Company, pursuant to a purchase agreement it entered into with Soluna, made a strategic investment in Soluna by purchasing 158,730 Class A Preferred Shares of Soluna for an aggregate purchase price of $500 thousand on January 13, 2020. After acceptance of the Deliverables, as required by the terms of the purchase agreement, on March 23, 2020, the Company purchased an additional 79,365 Class A Preferred Shares of Soluna for an aggregate purchase price of $250 thousand. The Company also has the right, but not the obligation, to purchase additional equity securities of Soluna and its subsidiaries (including additional Class A Preferred Shares of Soluna) if Soluna secures certain levels or types of project financing with respect to its own wind power generation facilities. Each preferred share may be converted at any time and without payment of additional consideration, into Common shares. The Company has additionally entered into a Side Letter Agreement, dated January 13, 2020, with Soluna Technologies Investment I, LLC, a Delaware limited liability company that owns, on a fully diluted basis, 58.8% of Soluna and is controlled by a Brookstone Partners-affiliated director of the Company. The Side Letter Agreement provides for the transfer to the Company, without the payment of any consideration by the Company, of additional Class A Preferred Shares of Soluna in the event Soluna issues additional equity below agreed-upon valuation thresholds.

Several of Soluna’s equityholders are affiliated with Brookstone Partners, the investment firm that holds an equity interest in the Company through Brookstone Partners Acquisition XXIV, LLC. The Company’s two Brookstone-affiliated directors also serve as directors and, in one case, as an officer, of Soluna and also have ownership interest in Soluna. In light of these relationships, the various transactions by and between the Company and EcoChain, on the one hand, and Soluna, on the other hand, were negotiated on behalf of the Company and EcoChain via an independent investment committee of Board and separate legal representation. The transactions were subsequently unanimously approved by both the independent investment committee and the full Board.

Three of our directors have various affiliations with Soluna.

Michael Toporek, our Chief Executive Officer and a director, owns (i) 90% of the equity of Soluna Technologies Investment I, LLC, which owns 58.8% of Soluna and (ii) 100% of the equity of MJT Park Investors, Inc., which owns 3.1% of Soluna, in each case on a fully-diluted basis. Mr. Toporek does not own directly, or indirectly, any equity interest in Tera Joule, LLC, which owns 8.4% of Soluna; however, as a result of his 100% ownership of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in Soluna.

In addition, one of our directors, Matthew E. Lipman, serves as a director and as acting Secretary and Treasurer of Soluna. Mr. Lipman does not directly own any equity interest in Tera Joule, LLC, which owns 8.4% of Soluna; however, as a result of his position as a director and officer of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in Soluna.

Finally, our director William P. Phelan serves as an observer on Soluna’s board of directors on behalf of the Company.

As a result, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in the Company’s transactions with Soluna through March 31, 2021, are $56 thousand and $0, respectively.

The Company’s investment in Soluna is carried at the cost of investment and is $750 thousand as of March 31, 2021.  The Company owns approximately 1.81% of Soluna, calculated on a converted fully-diluted basis, as of March 31, 2021.

10.	Stock Based Compensation

2021 Plan

The Company’s 2021 Stock Incentive Plan (the “2021 Plan”) was adopted by the Board on February 12, 2021 and approved by the stockholders on March 25, 2021. The 2021 Plan authorizes the Company to issue shares of common stock upon the exercise of stock options, the grant of restricted stock awards, and the conversion of restricted stock units (collectively, the “Awards”). The Compensation Committee has full authority, subject to the terms of the 2021 Plan, to interpret the 2021 Plan and establish rules and regulations for the proper administration of the 2021 Plan. Subject to certain adjustments as provided in the 2021 Plan, the maximum aggregate number of shares of the Company’s common stock that may be issued under the 2021 Plan (i) pursuant to the exercise of stock options, (ii) as restricted stock, and (iii) as available pursuant to restricted stock units shall be limited to (A) during the Company’s fiscal year ending December 31, 2021, 1,460,191 shares of common stock, and (B) beginning with the Company’s fiscal year ending December 31, 2022, 15% of the number of shares of common stock outstanding. Subject to certain adjustments as provided in the 2021 Plan, (i) shares of the Company’s common stock subject to the 2021 Plan shall include shares of common stock forfeited in a prior year and (ii) the number of shares of common stock that may be issued under the 2021 Plan may never be less than the number of shares of the Company’s common stock that are then outstanding under Award grants.

During the three months ended March 31, 2021, the Company granted options to purchase 30,000 shares of the Company’s common stock under the 2021 Plan, 33 1/3% of which will vest on each of the three anniversaries of the date of the award. The exercise price of these options is $11.10 per share and was based on the closing market price of the Company’s common stock on the dates of grant. Using a Black-Scholes Option Pricing Model, the weighted average fair value of these options was $9.15 per share and was estimated at the date of grant.

During the three months ended March 31, 2021, the Company awarded 47,500 shares of restricted common stock under the 2021 Plan, valued at $11.10 per share based on the closing market price of the Company’s common stock on the date of the grant. The shares will be restricted for one year, with the entire award vesting on the first anniversary of the award date.

During the three months ended March 31, 2021, the Company awarded 15,000 restricted stock units under the 2021 Plan, valued at $11.10 per share based on the closing market price of the Company’s common stock on the date of the grant. 33 1/3% of such restricted stock units will vest on each of the first three anniversaries of the date of the grant.

11.	Effect of Recent Accounting Updates

Accounting Updates Not Yet Effective

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (the “FASB”) in the form of accounting standard updates (“ASUs”) to the FASB’s Accounting Standards Codification (“ASC”). The Company considered the applicability and impact of all ASUs. ASUs not mentioned below were assessed and determined to be either not applicable or are expected to have minimal impact on our consolidated financial position or results of operations.

In June 2016, the FASB issued ASU 2016-13 (Financial Instruments - Credit Losses (Topic 326)) and its subsequent amendments to the initial guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02, respectively (collectively, Topic 326). Topic 326 changes how entities will measure credit losses for most financial assets and certain other instruments that are not accounted for at fair value through net income. This standard replaces the existing incurred credit loss model and establishes a single credit loss framework based on a current expected credit loss model for financial assets carried at amortized cost, including loans and held-to- maturity debt securities. The current expected loss model requires an entity to estimate credit losses expected over the life of the credit exposure upon initial recognition of that exposure when the financial asset is originated or acquired, which will generally result in earlier recognition of credit losses. This standard also requires expanded credit quality disclosures. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. This standard also simplifies the accounting model for purchased credit-impaired debt securities and loans. This standard will affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. ASU 2018-19 clarifies that receivables arising from operating leases are accounted for using lease guidance and not as financial instruments. ASU 2019-04 clarifies that equity instruments without readily determinable fair values for which an entity has elected the measurement alternative should be remeasured to fair value as of the date that an observable transaction occurred. ASU 2019-05 provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. This standard should be applied on either a prospective transition or modified-retrospective approach depending on the subtopic. This standard will be effective for the Company for annual and interim reporting periods beginning on or after December 15, 2022, and while early adoption is permitted, the Company does not expect to elect that option. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements, including assessing and evaluating assumptions and models to estimate losses. Upon adoption of this standard on January 1, 2023, the Company will be required to record a cumulative effect adjustment to retained earnings for the impact as of the date of adoption. The impact will depend on the Company’s portfolio composition and credit quality at the date of adoption, as well as forecasts at that time.

Accounting Updates Recently Adopted by the Company

On January 1, 2021, the Company adopted ASU 2019-12 (Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes). This standard removes exceptions to the general principles in Topic 740 for allocating tax expense between financial statement components, accounting basis differences stemming from an ownership change in foreign investments and interim period income tax accounting for year-to-date losses that exceed projected losses. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

On January 1, 2021, the Company adopted ASU 2020-01 (Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)). This standard clarifies certain interactions between the guidance to account for certain equity securities under Topic 321, the guidance to account for investments under the equity method of accounting in Topic 323, and the guidance in Topic 815, which could change how an entity accounts for an equity security under the measurement alternative or a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with Topic 825, Financial Instruments. This standard improves current GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

There have been no other significant changes in the Company’s reported financial position or results of operations and cash flows as a result of its adoption of new accounting pronouncements or changes to its significant accounting policies that were disclosed in its consolidated financial statements for the fiscal year ended December 31, 2020.

12.	Segment Information

The Company operates in two business segments, Test and Measurement Instrumentation and Cryptocurrency. The Test and Measurement Instrumentation segment designs, manufactures, markets and services computer-based balancing systems for aircraft engines, high performance test and measurement instruments and systems, and wafer characterization tools for the semiconductor and solar industries. The Cryptocurrency segment is focused on cryptocurrency and the blockchain ecosystem. The Company’s principal operations in both segments are located in North America.

The accounting policies of the Test and Measurement Instrumentation and Cryptocurrency segments are similar to those described in the summary of significant accounting policies herein and in the Annual Report. The Company evaluates performance based on profit or loss from operations before income taxes, accounting changes, items management does not deem relevant to segment performance, and interest income and expense. Inter-segment sales and expenses are not significant.

Summarized financial information concerning the Company’s reportable segments is shown in the following table. The “Other” column includes corporate related items and items such as income taxes or unusual items, which are not allocated to reportable segments. In addition, segments’ non-cash items include any depreciation and amortization in reported profit or loss.

(Dollars in thousands)	Test and Measurement Instrumentation	Cryptocurrency	Other	Condensed Consolidated Totals
Three months ended March 31, 2021
Product revenue	$1,337	$—	$—	$1,337
Cryptocurrency revenue	—	995	—	995
Research and product development expenses	386	—	—	386
Selling, general and administrative expenses	540	563	734	1,837
Segment profit / (loss) from operations before income taxes	(402)	61	(325)	(666)
Segment profit / (loss)	(402)	61	(325)	(666)
Total assets	2,504	3,091	3,786	9,381
Capital expenditures	5	296	—	301
Depreciation and amortization	17	76	—	93

The following table presents the details of “Other” segment loss:

(Dollars in thousands)	Three Months Ended March 31,
2021
Corporate and other (expenses) income:
Salaries and benefits	(201)
Income tax (expense) benefit	—
Other income (expense), net	(124)
Total expense	$(325)

As of March 31, 2020, the only segment the Company was operating in was the Test and Measurement Instrumentation segment.  EcoChain did not commence its cryptocurrency mining operations until the second quarter of 2020, therefore the only period presented above is March 31, 2021.

13.	Line of Credit

On May 7, 2020, in connection with receipt of the $3.3 million United States Air Force delivery order, MTI Instruments obtained a $300 thousand secured line of credit from Pioneer Bank that will, among other things, assist with MTI Instruments’ timely fulfillment of the delivery order. The line of credit may be drawn in the discretion of MTI Instruments and bears interest at a rate of Prime +1% per annum. Accrued interest is due monthly, and principal is payable over a period of 30 days following lender’s demand. The line of credit is secured by the assets of MTI Instruments and is guaranteed by the Company. As of March 31, 2021 and December 31, 2020, there were no amounts outstanding under the line of credit.

14.	Subsequent Events

EcoChain’s wholly-owned subsidiary, EcoChain Block, LLC (“ECB”) executed and entered into a purchase agreement, dated April 11, 2021, providing for the purchase of equipment that is expected to deliver throughput of 11.2 Pethash in SHA-256 Bitcoin miners and 235 Gigahash in Scrypt Litecoin miners. The total purchase price payable for these miners was $792 thousand, $585 thousand which was paid, in cash, and the remaining portion which was paid by the issuance of restricted shares of the Company’s common stock having an aggregate value of $207 thousand.

On April 29, 2021, the Company closed its firm commitment underwritten public offering of 2,419,355 shares of its common stock, together with accompanying warrants to purchase up to 604,839 shares of common stock at a combined public offering price of $6.20 per unit of common stock and warrant to purchase .25 of one share of common stock. The gross proceeds to the Company from this offering were $15 million, resulting in aggregate net proceeds, after deducting underwriting discounts and other offering expenses, of approximately $13.7 million.

On May 4, 2021, the Company by and through ECB, executed a 25-year ground lease with a power-providing cooperative (“Landlord”) with respect to an existing building and certain surrounding land (the “Building Lease”), and a 25-year ground lease with Landlord with respect to certain vacant land adjacent thereto, both located in the Southeastern United States (the “Vacant Land Lease”). In addition, ECB and Landlord have entered into a Power Supply Agreement whereby Landlord has agreed to supply power to the building leased under the Building Lease and to the premises leased under the Vacant Land Lease (the “Vacant Land Premises”), some of which power, under certain circumstances, may be terminated by Landlord, on at least 6 months prior notice, any time after 12 months after the Building Commencement Date (as hereafter defined), in which case Landlord is required to reimburse ECB for all of its construction costs, subject to certain exceptions, relating to buildings and other improvements developed by ECB on the Vacant Land Premises. ECB has agreed to pay rent to Landlord of $500 thousand on the effective date of the Building Lease (such date, the “Building Commencement Date”) and the sum of $4 million in periodic payments. ECB has agreed to cause MTI to issue to Landlord 100,000 shares of its common stock, in connection with the Vacant Land Lease, upon the effective date of the Vacant Land Lease, which may not occur prior the Building Commencement Date.

MECHANICAL TECHNOLOGY, INCORPORATED

600,000 Shares of 9.0% Series A Cumulative Perpetual Preferred Stock

Book-Running Manager

, 2021

Through and including               , 2021 (the 25th day after the date of this Offering), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Mechanical Technology, Incorporated (the “Company”), other than underwriting discounts, upon the completion of this Offering. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulation Authority (“FINRA”) filing fee and the Nasdaq Capital Market initial listing application fee.

Amount
SEC registration fee	$1,957
FINRA filing fee	3,088
Nasdaq Capital Market listing fee	5,000
Legal fees and expenses	125,196
Accounting fees and expenses	60,000
Transfer agent and registrar fees	35,000
Miscellaneous	6,210
Total	$236,451

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, and Bylaws provide indemnification to our officers and directors to the fullest extent permitted by the Nevada Revised Statutes (“NRS”), and further indemnify any person made, or threatened to be made, a party to an action or proceeding (but excluding an action by or in the right of the Company) by reason of the fact that such person was a director or officer of the Company against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees actually incurred, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation, as amended, and Bylaws further indemnify any director or officer made, or threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, or was serving at the request of the Company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action provided such person was acting in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company. In addition, to the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any such claim, issue, or matter therein, the Articles of Incorporation, as amended, and Bylaws provide for indemnification to him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Despite the foregoing, this specific indemnity from the Company is not available to such a director or officer if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law.

Furthermore, the NRS provide for broad indemnification by corporations of their officers and directors, and offers a presumption that such officer or director has acted in good faith, on an informed basis and with a view to the interests of the corporation, unless such presumption is successfully rebutted.

The NRS also provide that no director or officer is individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law. In addition, the NRS provide that any such indemnifiable person who has been successful on the merits or otherwise in the defense of an applicable action or proceeding shall be affirmatively entitled to the foregoing indemnity. The NRS additionally permit a corporation to advance expenses as they are incurred by a director or officer in defending an action or proceeding prior to final disposition upon receipt of an undertaking by the applicable person to repay such advanced amount if the advancement is ultimately found to not be permitted by law or otherwise.

In addition, we maintain directors’ and officers’ liability insurance which insures against liabilities that our directors and officers may incur in such capacities.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

On January 12, 2021, the Company issued 10,000 shares of common stock, valued at $49,900, to PCG Advisory, Inc. in consideration for its public relations-related consulting services. Such shares were issued to PCG Advisory, Inc. pursuant to an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act because the Company believes: (i) the securities were offered and sold only to an accredited investor; and (ii) PCG Advisory, Inc. had knowledge and experience in financial and business matters which allowed it to evaluate the merits and risk of the receipt of these securities, and that it was knowledgeable about our operations and financial condition. Further, there was no general solicitation or general advertising related to this issuance of shares.

On March 25, 2021, the Company granted to its directors under the Company’s 2021 Stock Incentive Plan (i) options to purchase 30,000 shares of common stock, at an exercise price of $11.10 per share; (ii) 47,500 shares of restricted stock; and (iii) 15,000 restricted stock units. These grants were all made pursuant to an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this Registration Statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the “Act”) each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)       For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 23, 2021.

MECHANICAL TECHNOLOGY, INCORPORATED

By:	/s/ Michael Toporek
Michael Toporek
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Dated: July 23, 2021	/s/ Michael Toporek
Michael Toporek
Chief Executive Officer (principal executive officer) and Director
Dated: July 23, 2021	*
Jessica L. Thomas
Chief Financial Officer (principal financial and accounting officer)
Dated: July 23, 2021	*
David C. Michaels
Chairman of the Board of Directors
Dated: July 23, 2021	*
Thomas J. Marusak
Director
Dated: July 23, 2021	*
Matthew E. Lipman
Director
Dated: July 23, 2021	*
Edward R. Hirshfield
Dated: July 23, 2021	*
William Phelan
Director
Dated: July 23, 2021	*
William Hazelip
Director
Dated: July 23, 2021	*
Alykhan Madhavji
Director

*By:	/s/ Michael Toporek
Michael Toporek
Attorney-In-Fact

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of March 29, 2021, by and between Mechanical Technology, Incorporated, a New York corporation and Mechanical Technology, Incorporated, a Nevada corporation (1).
3.1	Articles of Incorporation (1).
3.2	Articles of Merger filed with the Secretary of State of Nevada on March 29, 2021 (1).
3.3	Certificate of Merger filed with the Department of State of New York on March 29, 2021 (1).
3.4	Certificate of Amendment filed with the Secretary of State of the State of Nevada (22).
3.5	Bylaws (1).
4.1	Rights Agreement, dated as of October 6, 2016, between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC, as Rights Agent (3).
4.2	Amendment No. 1 dated as of October 20, 2016, to the Rights Agreement, dated as of October 6, 2016, between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC, as Rights Agent (2).
4.3	Amendment No. 2 dated as of June 24, 2021, to the Rights Agreement, dated as of October 6, 2016, between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC, as Rights Agent, as amended by Amendment No. 1 dated as of October 20, 2016, to the Rights Agreement, dated as of October 6, 2016 (23).
4.4	Form of Common Purchase Warrant (21).
4.5	Form of Underwriters’ Warrant (21).
4.6	Form of Pre-Funded Warrant (21).
4.7	Form of Warrant Agent Agreement between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC (18).
4.8**	Form of Certificate of Designation for Series A Preferred Stock.
5.1**	Opinion of Sullivan & Worcester LLP.
10.1	Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan (4).+
10.2	Form of Restricted Stock Agreement for Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan (5).+
10.3	Mechanical Technology, Incorporated Amended and Restated 2012 Equity Incentive Plan (6).+
10.4	Form of Restricted Stock Agreement Notice for Board of Directors and Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (6).+
10.5	Form of Incentive Stock Option Notice for Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (6).+
10.6	Form of Non-Qualified Stock Option Notice for Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (6).+
10.7	Form of Non-Qualified Stock Option Notice for Board of Directors for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (6).+
10.8	Form of Restricted Stock Award Agreement under the Mechanical Technology, Incorporated Amended and Restated 2012 Equity Incentive Plan (7).+
10.9	Mechanical Technology, Incorporated 2014 Equity Incentive Plan (8). +
10.10	Mechanical Technology, Incorporated 2021 Stock Incentive Plan (9). +
10.11	Form of Restricted Stock Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (7).+
10.12	Form of Nonstatutory Stock Option Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (10). +
10.13	Form of Incentive Stock Option Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (10). +
10.14	Lease dated August 10, 1999 between Carl E. Touhey and Mechanical Technology, Inc. (11).

10.15	Amendment No. 1 to Lease Agreement Between Mechanical Technology Inc. and Carl E. Touhey dated September 29, 2009 (12).
10.16	Amendment No. 2 to Lease Agreement Between MTI Instruments Inc. and Carl E. Touhey dated May 2, 2014 (13).
10.17	Amendment No. 3 to Lease Agreement Between MTI Instruments Inc. and CETF Properties, LLC dated January 1, 2018 (14).
10.18	Amendment No. 4 to Lease Agreement Between MTI Instruments Inc. and CETF Properties, LLC dated December 4, 2019 (14).
10.19#	Contract dated July 1, 2016 between Mechanical Technology, Incorporated and the U.S. Air Force (15).
10.20	Securities Purchase Agreement dated as of October 21, 2016, by and between Mechanical Technology, Incorporated and Brookstone Partners Acquisition XXIV, LLC (2).
10.21	Registration Rights Agreement dated as of October 21, 2016, by and between Mechanical Technology, Incorporated and Brookstone Partners Acquisition XXIV, LLC (2).
10.22	Form of Option Exercise and Stock Transfer Restriction Agreement between the Company and its Chief Executive Officer, Chief Financial Officer and Non-Employee Directors (2).
10.23	Operating and Management Agreement between Soluna Technologies, Ltd. and EcoChain, Inc. dated January 13, 2020 (7).
10.24	Class A Preferred Share Purchase Agreement dated January 13, 2020, among Soluna Technologies, Ltd., Mechanical Technology, Incorporated, and the other investors set forth on Exhibit A thereto (7).
10.25	Contingent Rights Agreement dated January 13, 2020, by and between Soluna Technologies, Ltd. and Mechanical Technology, Incorporated (7).
10.26	Side Letter Agreement dated January 13, 2020, by and between Soluna Technologies, Ltd. and Mechanical Technology, Incorporated (7).
10.27	Executive Employment Agreement, dated May 5, 2017, by and between Mechanical Technology, Incorporated and Frederick Jones (16). +
10.28	Commercial Line of Credit Agreement and Note dated May 7, 2020, by and between MTI Instruments Inc. and Pioneer Bank (14).
10.29	Business Loan Agreement dated May 7, 2020, by and between MTI Instruments Inc. and Pioneer Bank (14).
10.30	Commercial Loan Settlement Statement dated May 7, 2020, by and between MTI Instruments Inc. and Pioneer Bank (14).
10.31	Commercial Security Agreement dated May 7, 2020, by and between MTI Instruments Inc. and Pioneer Bank (14).
10.32	Unlimited Continuing Guaranty dated May 7, 2020, by and between MTI Instruments Inc. and Pioneer Bank (14).
10.33	Sale Order dated May 18, 2020, by and between GigaWatt, Inc. and the United States Bankruptcy Court Eastern District of Washington (14).
10.34	Bill of Sale dated May 20, 2020, by and between Mark D. Waldron, as Chapter 11 Trustee and EcoChain, Inc. (14).
10.35	Assignment and Assumption Agreement (Tangible Property) dated May 20, 2020, by and between Mark D. Waldron, as Chapter 11 Trustee and EcoChain, Inc. (14).
10.36	Intellectual Property Assignment Agreement dated May 20, 2020, by and between Mark D. Waldron, as Chapter 11 Trustee and EcoChain, Inc.(14).
10.37	Agreement for Transfer of Responsibility for Telecommunication Services dated May 19, 2020, by and between Mark D. Waldron, as Chapter 11 Trustee and EcoChain, Inc. (14).
10.38	Assignment of Lease Agreements dated February 4, 2020, by and between, on the one hand, David M. Carlson, Dorrinda M. Carlson, Enterprise Focus, Inc. and, on the other hand, Mark D. Waldron, in his capacity as the Chapter 11 Trustee. (14).
10.39	Commercial Lease dated August 1, 2018, by and between TNT Business Complexes, LLC and Enterprise Focus, Inc. and Dave Carlson. (14).
10.40	Commercial Lease dated November 14, 2014, by and between TNT Business Complexes, LLC and Dave Carlson /Enterprise Focus, Inc. (14).
10.41	October 21, 2019 Certified Letter Regarding Option to Extend Commercial Lease dated November 14, 2014, by and between TNT Business Complexes, LLC and Dave Carlson /Enterprise Focus, Inc. (14).

10.42	Amendment of Commercial Lease Agreement dated January 28, 2020, by and between Mark Waldron, as Chapter 11 Trustee and TNT Business Complexes, LLC. (14).
10.43	Form of Purchase Agreement dated April 11, 2021 (17).
10.44	Industrial Power Contract by and between EcoChain, Inc. and West Kentucky Rural Electric Cooperative Corporation, dated as of February 22, 2021 (19).
10.45	Form of Ground Lease Agreement, dated as of May 3, 2021 (20).
10.46	Form of Land Lease Agreement (Vacant Land), dated as of May 3, 2021 (20).
10.47	Form of Power Supply Agreement, dated as of May 3, 2021 (20).
10.48	Form of Guaranty of Rent, dated as of May 3, 2021 (20).
21.1	Subsidiaries of the Registrant (19).
23.1*	Consent of Wojeski & Company CPAs, PC.
23.2**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to Registration Statement).

* Filed herewith.

** Previously filed.

# Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed with the Securities and Exchange Commission pursuant to our application for confidential treatment. The items are identified in the exhibit with “**”.

+ Represents management contract or compensation plan or arrangement.

(1)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021.

(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2016.

(3)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2016.

(4)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2017.

(5)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2011.

(6)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012.

(7)	Filed as an Exhibit to the Company’s Registration Statement on Form 10 filed with the SEC on March 4, 2020.

(8)	Filed as an Exhibit to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 25, 2014.

(9)	Filed as an Exhibit to the Company’s Proxy Statement on Schedule 14A filed with the SEC on February 22, 2021.

(10)	Filed as an Exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on June 24, 2014.

(11)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on December 28, 1999.

(12)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2010.

(13)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2014.

(14)	Filed as an Exhibit to the Company’s Registration Statement on Form 10 filed with the SEC on September 30, 2020.

(15)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2016.

(16)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2017.

(17)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2021.

(18)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021.

(19)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021.

(20)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2021.

(21)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A filed with the SEC on April 12, 2021.

(22)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021.

(23)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2021.